Exhibit 1.1

These materials are important and require your immediate attention. They require holders of common shares of Carcetti Capital Corp. to make important decisions. If you are in doubt as to how to make such decisions, please contact your financial, legal, tax or other professional advisors. Neither the TSX Venture Exchange nor any securities regulatory authority has in any way passed upon the fairness or merits of the proposed transactions described in this Circular or the adequacy of the information contained in this Circular and it is an offense to claim otherwise.

The solicitation of proxies and the transactions described in this Circular involve securities of a Canadian foreign private issuer, and this Circular has been prepared in accordance with the disclosure requirements of Canadian Securities Laws, which differ from those of the United States. The ability of holders to enforce civil liabilities under U.S. securities laws may be limited. See “Information for Shareholders in the United States” for additional information.

CARCETTI CAPITAL CORP.

(to be renamed “Hemlo Mining Corp.”)

NOTICE OF ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS

to be held on October 30, 2025

and

INFORMATION CIRCULAR

with respect to a proposed amalgamation of CARCETTI CAPITAL CORP.

and

17276583 CANADA LTD. a wholly-owned subsidiary of Carcetti Capital Corp.

September 30, 2025

 THE BOARD OF DIRECTORS OF CARCETTI CAPITAL CORP. UNANIMOUSLY
RECOMMENDS THAT SHAREHOLDERS VOTE FOR ALL
RESOLUTIONS.

CARCETTI CAPITAL CORP.
NOTICE OF ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that an annual general and special meeting (the “Meeting”) of holders (“Shareholders”) of Class B common shares (“Carcetti Shares”) of Carcetti Capital Corp. (“Carcetti” or the “Corporation”) will be held on October 30, 2025 at 10:00 a.m. (Vancouver time) at the offices of Borden Ladner Gervais LLP located at 1200 Waterfront Centre, 200 Burrard St., Vancouver, BC, Canada V7X 1T2, subject to any postponement(s) or adjournment(s) thereof, for the following purposes:

(a)	to receive and consider the audited consolidated financial statements of the Corporation for the fiscal year ended December 31, 2024, together with the auditor’s report thereon;

(b)	to reappoint Davidson & Company LLP, as the Corporation’s auditor for the ensuing year and to authorize the board of directors of the Corporation (the “Carcetti Board”) to fix the auditor’s remuneration;

(c)	to consider and, if deemed appropriate, to approve an ordinary resolution to fix the number of directors of the Corporation at six (6) directors;

(d)	to consider and, if deemed appropriate, to elect Jonathan Awde, Jason Kosec, Richard Silas, Audra Walsh, Robert Quartermain, and Glenn Kumoi (the “Management Nominees”), as the directors of the Corporation for the ensuing year;

(e)	to consider and, if deemed appropriate, to pass, with or without variation, a special resolution (the “Amalgamation Resolution”), the full text of which is set forth in Appendix A to the accompanying information circular of Carcetti dated September 30, 2025 (the “Circular”), to approve the amalgamation (the “Amalgamation”) of the Corporation and 17276583 Canada Ltd., a wholly-owned subsidiary of the Corporation (“Subco”), upon the terms and conditions set forth in the amalgamation agreement to be entered into between the Corporation and Subco (the “Amalgamation Agreement”), substantially in the form attached as Appendix B to the Circular, as the Amalgamation may be modified or amended in accordance with the terms of the Amalgamation Agreement upon execution;

(f)	to consider and, if deemed appropriate, to pass, with or without variation, an ordinary resolution to approve the Corporation’s 10% rolling omnibus equity incentive plan (the “Omnibus Plan”), as more particularly described in the Circular; and

(g)	to transact such further and other business as may properly be brought before the Meeting or any postponement(s) or adjournment(s) thereof.

The accompanying Circular contains important information regarding the business to be conducted at the Meeting, including a copy of the Amalgamation Agreement and a summary of its terms. Shareholders are strongly encouraged to review this information carefully. The Carcetti Board unanimously recommends that Shareholders vote FOR the Amalgamation Resolution.

In order for the Amalgamation to be approved, the Amalgamation Resolution must be passed by at least two-thirds of the votes cast by Shareholders present in person or represented by proxy at the Meeting. As of the close of business on the Record Date (as defined below), certain key shareholders and proposed directors and officers of Carcetti (the “Supporting Shareholders”), holding in aggregate 17,703,000 Carcetti Shares, representing approximately 69% of the issued and outstanding Carcetti Shares have entered into voting support agreements with the Corporation whereby they agreed to vote their Carcetti Shares in favour of the Amalgamation Resolution. All of such Carcetti Shares are eligible to be voted on the Amalgamation Resolution. As a result, the Supporting Shareholders are able to cause the Amalgamation Resolution to be approved.

The record date for determining the Shareholders entitled to receive notice of and to vote at the Meeting has been fixed as the close of business on September 25, 2025 (the “Record Date”). Only Shareholders of record as of the close of business on the Record Date are entitled to receive notice of and to vote at the Meeting or any postponement(s) or adjournment(s) thereof, and each Carcetti Share outstanding as of the close of business on the Record Date is entitled to two votes at the Meeting or any postponement(s) or adjournment(s) thereof.

A Shareholder may attend the Meeting in person or may be represented by proxy. Shareholders are encouraged to date, sign and return the accompanying form of proxy for use at the Meeting or any postponement(s) or adjournment(s) thereof. Detailed instructions on how to complete and return forms of proxy and voting instruction forms are set forth in the Circular. Forms of proxy must be received by Carcetti’s transfer agent, Odyssey Trust Company (“Odyssey”), not later than 48 hours (excluding Saturdays, Sundays or a statutory or civic holiday) preceding the time fixed for the Meeting or any postponement(s) or adjournment(s) thereof. The current proxy voting cut-off time for the Meeting is 10:00 a.m. (Vancouver time) on October 28, 2025.

The proxyholder has discretion under the accompanying form of proxy to consider such further and other business as may properly be brought before the Meeting or any postponement(s) or adjournment(s) thereof. Shareholders who are planning on returning the accompanying form of proxy are encouraged to review the Circular carefully before submitting the form of proxy.

If you are not a registered holder of Carcetti Shares and receive these materials through your Intermediary (as defined below), please complete the form of proxy or voting instruction form provided to you by your Intermediary in accordance with the instructions provided therein. Intermediaries may have an earlier deadline by which they must receive voting instructions, and Shareholders who beneficially own their Carcetti Shares through an Intermediary should vote, or provide voting instructions, sufficiently ahead of time to ensure that their votes are counted at the Meeting.

Registered holders of Carcetti Shares have the right to dissent with respect to the Amalgamation Resolution and, if the Amalgamation becomes effective, to be paid the fair value of their Carcetti Shares in accordance with the provisions of Section 190 of the CBCA (as defined below). The right of a registered holder of Carcetti Shares to dissent is more particularly described in the Circular and the text of Section 190 of the CBCA, which is set forth in Appendix C to the Circular. THE STATUTORY PROVISIONS DEALING WITH THE RIGHT OF DISSENT ARE TECHNICAL AND COMPLEX, AND A FAILURE TO STRICTLY COMPLY WITH THE REQUIREMENTS SET FORTH IN SECTION 190 OF THE CBCA MAY RESULT IN THE LOSS OF ANY RIGHT OF DISSENT. A registered holder of Carcetti Shares who wishes to exercise its right of dissent must send a written notice of dissent with respect to the Amalgamation Resolution in accordance with the CBCA at or before the time fixed for the Meeting or any postponement(s) or adjournment(s) thereof to Carcetti at its registered office at c/o Borden Ladner Gervais LLP, 1200 Waterfront Centre, 200 Burrard St., Vancouver, BC, Canada V7X 1T2, Attention: Graeme Martindale.

Persons who are beneficial owners of Carcetti Shares registered in the name of an Intermediary who wish to exercise the right of dissent should be aware that only registered holders of Carcetti Shares are entitled to dissent. Accordingly, a beneficial owner of Carcetti Shares who wishes to exercise the right of dissent must make arrangements for the Carcetti Shares beneficially owned by such beneficial owner to be registered in the beneficial owner’s name prior to the time the written notice of dissent with respect to the Amalgamation Resolution is required to be received by Carcetti or, alternatively, make arrangements for the registered holder of such Carcetti Shares to dissent on the beneficial owner’s behalf. It is strongly recommended that any Shareholder wishing to exercise the right of dissent seek independent legal advice, as the failure to strictly comply with the provisions of the CBCA may prejudice such Shareholder’s right to dissent.

The accompanying Circular contains important information regarding the business to be conducted at the Meeting. Shareholders are strongly encouraged to review this information carefully. The Carcetti Board unanimously recommends that Shareholders vote FOR each of the matters to be voted on at the Meeting.

Dated at the City of Vancouver, in the Province of British Columbia, this 30th day of September, 2025.

Yours very truly,

(signed) “Jonathan Awde”

Jonathan Awde

Chair of the Board of Directors

Carcetti Capital Corp.

Information Circular	1

Introduction	1
Information Contained in this Circular	2
Availability of Disclosure Documents	2
Information for Shareholders in the United States	3
Cautionary Statement Regarding Forward-Looking Statements	5
Currency	6

Glossary of Terms	7

Summary	13

The Meeting	13
Background to the Amalgamation	13
General Details of the Amalgamation	14
Board Recommendation and Shareholder Approval	14
Timing	14
Dissent Rights	14
Canadian Federal Income Tax Considerations	15
Other Tax Considerations	15

The Amalgamation	16

Background to the Amalgamation	16
General Details of the Amalgamation	17
Recommendation of the Carcetti Board	17
Shareholder Approvals	17
Regulatory Approvals	18
Timing	18
Procedure for Exchange of Carcetti Shares	18

The Amalgamation Agreement	18

By-Laws	20

Dissent Rights	20

Information Concerning Carcetti	23

Information Concerning Subco	23

Information Concerning HMC	23

Certain Canadian Federal Income Tax Considerations	24

Currency Conversion	25
Holders Resident in Canada	25
Holders Not Resident in Canada	27

Other Tax Considerations	29

OMNIBUS EQUITY INCENTIVE PLAN	29

Approval of Plan	29
Summary of Plan	30
Approval of the Omnibus Plan	34

i

Annual General Meeting Matters	35

Votes Necessary to Pass Resolutions	35

Particulars of Matters to be Acted Upon	35

Presentation of Financial Statements	35
Appointment of Auditors	35
Board Size Resolution	36
Election of Directors	36
Amalgamation Resolution	41
Plan Resolution	41

Executive Compensation	41

Director and Named Executive Officer Compensation	42
Stock Options and Other Compensation Securities	43
Stock Option Plans and Other Incentive Plans	44
Employment, Consulting and Management Agreements	45
Oversight and Description of Director and Named Executive Officer Compensation	45
Pension Plan Benefits	47

Statement of Corporate Governance Practices	48

Corporate Governance	48
Board of Directors	48
Other Directorships	48
Orientation and Continuing Education	48
Ethical Business Conduct	49
Nomination of Directors	49
Compensation	49
Board Committees	49
Assessments	49

AUDIT COMMITTEE	49

Audit Committee Disclosure	50
The Audit Committee’s Charter	50
Composition of the Audit Committee	50
Relevant Education and Experience	50
Audit Committee Oversight	51
Reliance on Certain Exemptions	51
Pre-Approval Policies and Procedures	51
External Auditor Service Fees	51
Exemption	52

DISCLOSURE RELATING TO DIVERSITY	52

Registrar and Transfer Agent	52

Shareholder Proposals for Next Meeting	52

Information Concerning the Meeting	53

Meeting Details	53
Availability of Meeting Materials	53
Voting Securities and Principal Holders Thereof	53
Solicitation of Proxies	54

ii

How to Vote	54
Appointment of Proxies	56
Revocation of Proxies	56
Exercise of Discretion by Proxies	57
Signing of Proxy	57
Other Business	57

Interests of Informed Persons in Material Transactions	58

Interests of Certain Persons in Matters to be Acted Upon	58

Legal Matters	58

Questions and Assistance	58

Directors’ Approval	59

APPENDICES

iii

Information Circular

Introduction

This Circular is furnished in connection with the solicitation of proxies by and on behalf of the management and the directors of Carcetti for use at the Meeting to be held on October 30, 2025 at 10:00 a.m. (Vancouver time) at the offices of Borden Ladner Gervais LLP located at 1200 Waterfront Centre, 200 Burrard St., Vancouver, BC, Canada V7X 1T2, and any postponement(s) or adjournment(s) thereof. The solicitation of proxies is intended to be primarily by mail but may also be made by telephone, email, internet, fax transmission or other electronic means of communication or in person by the directors, officers, employees and representatives of Carcetti and/or their respective representatives. The total cost of soliciting proxies and mailing the materials in connection with the Meeting will be borne by Carcetti.

All capitalized terms used in this Circular but not otherwise defined herein have the meanings set forth under “Glossary of Terms.”

The Meeting has been called by the Corporation for the following purposes:

(a)	to receive and consider the audited consolidated financial statements of the Corporation for the fiscal year ended December 31, 2024, together with the auditor’s report thereon;

(b)	to reappoint Davidson & Company LLP, as the Corporation’s auditor for the ensuing year and to authorize the Carcetti Board to fix the auditor’s remuneration;

(c)	to consider and, if deemed appropriate, to approve an ordinary resolution to fix the number of directors of the Corporation at six (6) directors;

(d)	to consider and, if deemed appropriate, to elect the Management Nominees, Jonathan Awde, Jason Kosec, Richard Silas, Audra Walsh, Robert Quartermain, and Glenn Kumoi, as the directors of the Corporation for the ensuing year;

(e)	to consider and, if deemed appropriate, to pass, with or without variation, the Amalgamation Resolution, the full text of which is set forth in Appendix A to this Circular, to approve the Amalgamation of the Corporation and Subco, upon the terms and conditions set forth in the Amalgamation Agreement, substantially in the form attached as Appendix B to this Circular, as the Amalgamation may be modified or amended in accordance with the terms of the Amalgamation Agreement upon execution;

(f)	to consider and, if deemed appropriate, to pass, with or without variation, an ordinary resolution to approve the Corporation’s 10% rolling Omnibus Plan, as more particularly described in the Circular; and

(g)	to transact such further and other business as may properly be brought before the Meeting or any postponement(s) or adjournment(s) thereof.

No Person has been authorized to give any information or make any representation in connection with any of the matters to be considered at the Meeting, or discussed in, or incorporated by reference in, this Circular, other than those contained in this Circular. If given or made, any such information or representation must not be relied upon as having been authorized by Carcetti and should not be relied upon in making a decision as to how to vote on the matters to be considered at the Meeting.

Information contained on Carcetti’s website is not and is not deemed to be a part of this Circular or incorporated by reference herein and should not be relied upon in making a decision as to how to vote on the matters to be considered at the Meeting.

This document is important and requires your immediate attention. If you have any questions or require assistance, you should consult your financial, legal, tax or other professional advisors.

Information Contained in this Circular

Information contained in this Circular is given as of the close of business on September 29, 2025, unless otherwise specifically stated.

All summaries of, and references to, the Amalgamation Agreement in this Circular are qualified in their entirety by reference to the complete text of the Amalgamation Agreement, substantially in the form attached as Appendix B to this Circular. You are urged to carefully read the full text of the Amalgamation Agreement (including the schedules attached thereto). In the event of any inconsistency between the summary of any provision of the Amalgamation Agreement contained in this Circular and the actual text of the Amalgamation Agreement, the text of the Amalgamation Agreement will govern.

This Circular does not constitute an offer to sell or a solicitation of an offer to purchase any securities or the solicitation of a proxy by any person in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation of an offer or a proxy solicitation. Neither the delivery of this Circular nor any distribution of the securities referred to in this Circular will, under any circumstances, create an implication that there has been no change in the information set forth herein since the date as of which such information is given in this Circular.

Information contained in this Circular should not be construed as financial, legal, tax or other advice and Shareholders are urged to consult with their own financial, legal, tax or other professional advisors in considering the matters contained in this Circular.

THIS CIRCULAR AND THE TRANSACTIONS CONTEMPLATED BY THE AMALGAMATION AGREEMENT HAVE NOT BEEN APPROVED OR DISAPPROVED BY ANY SECURITIES REGULATORY AUTHORITY NOR HAS ANY SECURITIES REGULATORY AUTHORITY PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTIONS OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS AN OFFENCE.

Availability of Disclosure Documents

Carcetti is a reporting issuer in the provinces of British Columbia, Alberta and Ontario and files its continuous disclosure documents with the applicable securities regulatory authorities. Financial information is provided in Carcetti’s Annual Financial Statements and related Management’s Discussion and Analysis for the most recently completed financial year. Such documents are available under Carcetti’s issuer profile on SEDAR+ at www.sedarplus.ca. Shareholders may also request copies of Carcetti’s Annual Financial Statements and related Management’s Discussion and Analysis from Carcetti Capital Corp. at 67 East 5th Avenue, Vancouver, BC, V5T 1G7, Canada, by phone at 778-892-2502, or by email at gkumoi@gkumoi.com. Such documents do not form part of, and are not incorporated by reference in, this Circular.

Information for Shareholders in the United States

The solicitation of proxies and the transactions described in this Circular involve securities of a Canadian foreign private issuer that does not have securities registered under Section 12 of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such solicitation and transactions are being effected in accordance with applicable Canadian corporate and securities laws. The proxy solicitation rules under the Exchange Act are not applicable to Carcetti or the solicitation of proxies described in this Circular, and this Circular has been prepared in accordance with the disclosure requirements of Canadian Securities Laws. Shareholders should be aware that such requirements are different from those of the United States. Carcetti’s financial statements of have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, and therefore may not be comparable to financial statements of U.S. companies reporting in accordance with U.S. generally accepted accounting principles.

Shareholders who are resident in, or citizens of, the United States, should be aware that the transactions contemplated by the Amalgamation may have tax consequences both in the United States and in Canada. The U.S. tax consequences for investors who are resident in, or citizens of, the United States are not described herein. Accordingly, such Shareholders should consult their own tax advisors with respect to their particular circumstances, including the application and effect of the income and other tax laws of any country, province, territory, state or local tax authority.

The enforcement by Shareholders of civil liabilities under U.S. securities laws may be affected adversely by the fact that Carcetti and Subco are incorporated under the federal laws of Canada, that, following the completion of the Amalgamation, Hemlo Mining Corp. (“HMC”) (the continuing corporation resulting from the Amalgamation) will be governed by the federal laws of Canada, that some or all of their respective officers and directors may be residents of a foreign country and that all or a substantial portion of their respective assets and such persons may be located outside the United States. It may be difficult for holders of securities who reside in the United States to effect service within the Unites States upon those officers and directors who are not residents of the United States. It may also be difficult for holders of securities who reside in the United States to realize in the United States upon judgments of U.S. courts predicated upon the civil liability of Carcetti, HMC or their respective officers and directors under U.S. securities laws, and holders of securities may not be able to bring an action against Carcetti, HMC or their respective officers and directors in a Canadian court for violations of U.S. securities laws.

The offering of HMC Shares (as defined below) to holders of Carcetti Shares in the United States pursuant to the Amalgamation is being made pursuant to Rule 802 under the Securities Act of 1933, as amended (the “U.S. Securities Act”). Accordingly, any holder of Carcetti Shares that are “restricted securities” within the meaning of Rule 144 under the U.S. Securities Act will, upon exchange of such holder’s Carcetti Shares pursuant to the Amalgamation, receive HMC Shares that are also restricted securities within the meaning of Rule 144 under the U.S. Securities Act, and all DRS positions representing such HMC Shares shall bear or be subject to a U.S. restrictive legend in substantially the following form, setting forth the U.S. resale restrictions that apply to such HMC Shares:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT (A) TO THE ISSUER THEREOF OR A SUBSIDIARY OF THE ISSUER; (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT; (C) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT (IF AVAILABLE) OR PURSUANT TO AND IN COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE); (D) OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT; OR (E) UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; PROVIDED THAT, IF APPLICABLE, THE HOLDER OF SUCH SECURITY SHALL BE REQUIRED TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY OTHER APPLICABLE SECURITIES LAWS AND TO PROVIDE CUSTOMARY DOCUMENTATION TO CONFIRM SUCH COMPLIANCE.”

provided, that if such HMC Shares are being sold outside the United States in accordance with Rule 904 of Regulation S under the U.S. Securities Act, such legend may be removed by providing a customary declaration to the applicable registrar and transfer agent, to the effect that the legend is no longer required under applicable requirements of the U.S. Securities Act; provided further, that if any HMC Shares are being sold pursuant to Rule 144 of the U.S. Securities Act, if available, the legend may be removed by delivering to the transfer agent an opinion of counsel of recognized standing or other documentation, in form and substance satisfactory to the transfer agent, to the effect that the legend is no longer required under applicable requirements of the U.S. Securities Act.

THIS CIRCULAR, THE HMC SHARES TO BE ISSUED IN THE AMALGAMATION AND THE TRANSACTIONS CONTEMPLATED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY ANY SECURITIES REGULATORY AUTHORITY, INCLUDING THE SEC, NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this Circular contain “forward-looking information” and are prospective in nature. Forward-looking information is not based on historical facts, but rather on current expectations and projections about future events, and is therefore subject to risks and uncertainties that could cause actual results to differ materially from the future results expressed or implied by the forward-looking information. Often, but not always, forward-looking information can be identified by the use of forward-looking words such as “plans”, “expects”, “intends”, “seeks”, “anticipates”, “believes”, “assumes”, “attempts”, “risks” or variations of such words, and phrases or statements that certain actions, events or results “may”, “could”, “should”, “would”, “might” or “will” be taken, occur or be achieved. Forward-looking information contained in this Circular includes, but is not limited to, statements relating to the following matters: expectations relating to the Amalgamation and the other transactions described herein; the results, effects, mechanics, procedure, timing and completion of the Amalgamation, including the issuance of the HMC Shares contemplated by the terms of the HMC Shares and the Amalgamation Agreement; the timing of the Meeting and the shareholder and other approvals required in connection with the Amalgamation and Supporting Shareholder’s intention to vote in favour of the Amalgamation Resolution; the satisfaction or waiver of the conditions necessary to complete the Amalgamation; the anticipated treatment of the Amalgamation under applicable Canadian Securities Laws; the Reactivation of Carcetti Shares and graduation to the TSX Venture Exchange (“TSXV”) main board and timing thereof; completion of the Private Placement; the satisfaction of the Release Conditions; completion of the Transaction and acquisition of Hemlo; Carcetti’s ability to make the Contingent Payments; the completion of the Gold Stream; the completion of the Credit Facilities; the anticipated tax consequences of the Amalgamation and other transactions described herein; the anticipated completion of the Amalgamation and the anticipated Effective Date.

Although Carcetti believes that the expectations reflected in such forward-looking information are reasonable, such statements involve risks and uncertainties and have been based on information and assumptions that may prove to be inaccurate, and undue reliance should not be placed on such statements. Certain material factors or assumptions are applied in making forward-looking information and such factors and assumptions are based on information currently available to Carcetti, and actual results may differ materially from those expressed or implied in such statements. In addition, information used in developing forward-looking information has been obtained from various sources, including third parties and regulatory or governmental authorities. Important factors that could cause actual results, performance or achievements of Carcetti or the completion of the Amalgamation in accordance with its terms to differ materially from any future results, performance or achievements expressed or implied by such forward-looking information include, without limitation: the failure of all of the conditions necessary to complete the Amalgamation to be satisfied or waived; the failure of the Amalgamation Resolution to be approved at the Meeting; legislative or regulatory changes or government opposition; potential adverse reactions or changes to business relationships resulting from the announcement, pendency or completion of the Amalgamation; litigation relating to the Amalgamation; unexpected costs, liabilities, expenses or charges relating to the Amalgamation; any changes in general economic, market and/or industry-specific conditions, including in interest rates, currency exchange rates or commodity prices; industry risk; risks inherent in the running of the business of Carcetti or its subsidiaries, including those described in Carcetti’s Management’s Discussion and Analysis; and Carcetti’s structure and its tax characteristics. These are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any forward-looking information. Other unknown and unpredictable factors could also impact its results. Many of these risks and uncertainties relate to factors beyond the ability of Carcetti to control or estimate precisely. Consequently, there can be no assurance that the actual events, results or developments anticipated by Carcetti will be realized or, even if substantially realized, that they will have the expected consequences.

Forward-looking information in the Circular is based on Carcetti’s beliefs and opinions at the time the information is given, and there should be no expectation that this forward-looking information will be updated or supplemented as a result of new information, estimates or opinions, future events or results or otherwise, and Carcetti expressly disclaims any obligation to do so except as required by applicable Law. Nothing contained herein will be deemed to be a forecast, projection or estimate of the future financial performance of Carcetti or any of its affiliates.

Readers should also carefully consider the matters discussed under the heading “Certain Canadian Federal Income Tax Considerations”. Additional information on factors that could affect the Amalgamation or the operations or financial results of Carcetti are included in documents on file with applicable Canadian Securities Authorities and are available under Carcetti’s issuer profile on SEDAR+ at www.sedarplus.ca.

Currency

All references to “C$” in this Circular, including the Appendices hereto, mean Canadian dollars. All references to “$”, “US$” or “United States dollars” in this Circular, including the Appendices hereto, mean United States dollars.

Glossary of Terms

In this Circular, the following terms have the following meanings:

“affiliate” includes, in the context of the statutory procedures under the CBCA described in this Circular, any Person or entity that constitutes an affiliate under the CBCA, and otherwise includes any Person or entity that constitutes an affiliate within the meaning of NI 62-104.

“allowable capital loss” has the meaning ascribed thereto under the heading “Certain Canadian Federal Income Tax Considerations – Holders Resident in Canada – Taxation of Capital Gains and Losses”.

“Amalgamating Corporations” means Carcetti and Subco.

“Amalgamation” means the amalgamation of the Amalgamating Corporations under Section 181 of the CBCA, on the terms set out in the Amalgamation Agreement.

“Amalgamation Agreement” means the amalgamation agreement (including the schedules attached thereto) to be entered into between the Amalgamating Corporations, substantially in the form attached hereto as Appendix B, as may be supplemented, modified or amended in accordance with its terms upon execution thereof.

“Amalgamation Resolution” means the special resolution to approve the Amalgamation to be presented to Shareholders for approval at the Meeting, substantially in the form attached hereto as Appendix A.

“Articles of Amalgamation” means the articles of amalgamation in respect of the Amalgamation, substantially in the form set out in Schedule 1 of the Amalgamation Agreement, required under Subsection 185(1) of the CBCA to be sent to the Director to give effect to the Amalgamation.

“Audit Committee” has the meaning ascribed thereto under the heading “Audit Committee Disclosure”.

“Awards” has the meaning ascribed thereto under the heading “Summary of Plan”.

“associate” has the meaning ascribed thereto in NI 62-104.

“Barksdale” has the meaning ascribed thereto under the heading “Proposed Nominees to the Carcetti Board”.

“Barrick” has the meaning ascribed thereto under the heading “Background to the Amalgamation”.

“Barrick Share Consideration” has the meaning ascribed thereto under the heading “Background to the Amalgamation”.

“Board Size Resolution” has the meaning given to that term under “Particulars of Matters to be Acted Upon – Board Size Resolution”.

“Business Day” means any day of the year, other than a Saturday, Sunday or any day on which major banks are closed for business in Vancouver, British Columbia.

“Canadian Securities Authorities” means the British Columbia Securities Commission and other applicable securities commissions and securities regulatory authorities of the provinces and territories of Canada.

“Canadian Securities Laws” means the Securities Act (British Columbia) and any other applicable Canadian provincial and territorial securities laws, rules and regulations and published policies thereunder.

“Carcetti” or the “Corporation” means Carcetti Capital Corp., a corporation existing under the CBCA.

“Carcetti Board” means the board of directors of Carcetti as constituted from time to time.

“Carcetti Shareholders” means the registered holders of Carcetti Shares.

“Carcetti Shares” means the Class B common shares in the authorized capital of Carcetti.

“Carcetti Share Instrument” means a certificate evidencing Carcetti Shares and/or a direct registration system statement evidencing Carcetti Shares held by a Registered Shareholder and registered electronically in Carcetti’s records.

“CBCA” means the Canada Business Corporations Act.

“CCAA” has the meaning ascribed thereto under the heading “Proposed Nominees to the Carcetti Board”.

“Certificate of Amalgamation” means the certificate of amalgamation in respect of the Amalgamation to be issued by the Director in respect of the Amalgamation.

“Circular” means this information circular, including all appendices hereto.

“Compensation, Nominating and Governance Committee” has the meaning ascribed thereto under the heading “Executive Compensation”.

“Consolidation” has the meaning ascribed thereto under the heading “Background to the Amalgamation”.

“Consultants” has the meaning ascribed thereto under the heading “Stock Option Plans and Other Incentive Plans”.

“Contingent Payments” has the meaning ascribed thereto under the heading “Background to the Amalgamation”.

“CRA” has the meaning ascribed thereto under the heading “Certain Canadian Federal Income Tax Considerations”.

“CSA” has the meaning ascribed thereto under the heading “Corporate Governance”.

“Credit Facilities” has the meaning ascribed thereto under the heading “Background to the Amalgamation”.

“Davidson & Company LLP” has the meaning ascribed thereto under the heading “Appointment of Auditors”.

“Demand for Payment” has the meaning ascribed thereto under the heading “Dissent Rights”.

“Director” means the Director appointed pursuant to Section 260 of the CBCA.

“Dissent Rights” means the rights of dissent that will apply in relation to the Amalgamation as provided for in Section 190 of the CBCA.

“Dissenting Non-Resident Holder” has the meaning ascribed thereto under the heading “Certain Canadian Federal Income Tax Considerations – Holders Not Resident in Canada”.

“Dissenting Resident Holder” has the meaning ascribed thereto under the heading “Certain Canadian Federal Income Tax Considerations – Holders Resident in Canada – Dissenting Resident Holders”.

“Dissenting Shareholder” means a registered Shareholder who, in connection with the Amalgamation Resolution, has validly exercised Dissent Rights pursuant to Section 190 of the CBCA in strict compliance with the provisions thereof and who has not withdrawn the notice of the exercise of such rights as provided in Section 190 of the CBCA, forfeited their right to make a claim under Section 190 of the CBCA nor otherwise had their rights as a Shareholder reinstated.

“Dissenting Shares” has the meaning given to that term under “Dissent Rights”.

“Effective Date” means the date shown on the Certificate of Amalgamation.

“Employees” has the meaning ascribed thereto under the heading “Stock Option Plans and Other Incentive Plans”.

“Exchange Act” has the meaning ascribed thereto under the heading “Information for Shareholders in the United States”.

“fair value” where used in relation to a Carcetti Share held by a Dissenting Shareholder, means fair value as determined by the court under Section 190 of the CBCA or as agreed between HMC (or its successor) and the Dissenting Shareholder.

“FHSA” has the meaning ascribed thereto under the heading “Certain Canadian Federal Income Tax Considerations – Holders Resident in Canada – Eligibility for Investment”.

“Gold Standard” has the meaning ascribed thereto under the heading “Proposed Nominees to the Carcetti Board”.

“Gold Stream” has the meaning ascribed thereto under the heading “Background to the Amalgamation”.

“Governmental Entity” means (a) any international, multinational, national, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau, commissioner, minister, cabinet, governor in council, ministry, agency or instrumentality, domestic or foreign, (b) any subdivision, agent or authority of any of the foregoing, (c) any quasi-governmental or private body, including any tribunal, commission, regulatory agency or self-regulatory organization, exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing, or (d) any Canadian Securities Authority or stock exchange, including the TSXV.

“Hemlo” has the meaning ascribed thereto under the heading “Background to the Amalgamation”.

“HMC” means Hemlo Mining Corp., the continuing corporation resulting from the Amalgamation.

“HMC Shares” means the common shares in the capital of HMC, having the rights, privileges, restrictions and conditions set out in the Articles of Amalgamation.

“Holder” has the meaning ascribed thereto under the heading “Certain Canadian Federal Income Tax Considerations”.

“Intermediary” has the meaning ascribed thereto under the heading “Information Concerning the Meeting – How to Vote – Non-Registered Shareholders”.

“Issue Price” has the meaning ascribed thereto under the heading “Background to the Amalgamation”.

“ITA” means the Income Tax Act (Canada), and the regulations promulgated thereunder.

“Law” means, with respect to any Person, any applicable international, national, federal, state, local, provincial or municipal statute, law (statutory, civil, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, directive, order or other similar requirement, whether domestic or foreign, enacted, adopted, promulgated or applied by a Governmental Entity that is binding upon or applicable to such Person or its business, undertaking, property, assets or securities, and to the extent that they have the force of law, policies, guidelines, notices and protocols of any Governmental Entity, as amended unless expressly specified otherwise.

“Management Nominees” means each of Jonathan Awde, Jason Kosec, Richard Silas, Audra Walsh, Robert Quartermain, and Glenn Kumoi.

“Meeting” means the special meeting of Shareholders to be held on October 30, 2025 at 10:00 a.m. (Vancouver time), including any postponement(s) or adjournment(s) thereof, that is to be convened to consider and, if thought advisable, to approve the Amalgamation Resolution.

“NI 52-110” has the meaning ascribed thereto under the heading “Audit Committee”.

“NI 62-104” means National Instrument 62-104 – Take-Over Bids and Issuer Bids.

“Non-Registered Shareholder” has the meaning ascribed thereto under the heading “Information Concerning the Meeting – Availability of Meeting Materials”.

“Non-Resident Holder” has the meaning ascribed thereto under the heading “Certain Canadian Federal Income Tax Considerations – Holders Not Resident in Canada”.

“Notice of Annual General and Special Meeting” means the notice of annual general and special meeting of shareholders accompanying this Circular.

“Omnibus Plan” means the omnibus equity compensation plan of Carcetti.

“Order” has the meaning ascribed thereto under the “Particulars of Matters to be Acted Upon – Election of Directors”.

“Parties” means, collectively, the parties to the Amalgamation Agreement.

“Person” includes any individual, partnership, corporation, limited liability company, joint stock company, organization, unincorporated organization or association, trust, joint venture, estate, trustee, executor, administrator, legal representative, government (including Governmental Entity), syndicate, association or other entity, whether or not having legal status.

“Plan Resolution” means the ordinary resolution to approve the Omnibus Plan to be presented to Shareholders for approval at the Meeting, substantially in the form set forth under the heading “Approval of the Omnibus Plan”.

“Policy 4.4” has the meaning ascribed thereto under the heading “Approval of Plan”.

“Private Placement” has the meaning ascribed thereto under the heading “Background to the Amalgamation”.

“Proposed Amendments” has the meaning ascribed thereto under the heading “Certain Canadian Federal Income Tax Considerations”.

“RDSP” has the meaning ascribed thereto under the heading “Certain Canadian Federal Income Tax Considerations – Holders Resident in Canada – Eligibility for Investment”.

“Reactivation” has the meaning ascribed thereto under the heading “Information Concerning Carcetti”.

“Record Date” has the meaning ascribed thereto under the heading “Information Concerning the Meeting – Meeting Details”.

“Registered Plans” has the meaning ascribed thereto under the heading “Certain Canadian Federal Income Tax Considerations – Holders Resident in Canada – Eligibility for Investment”.

“Resident Holder” has the meaning ascribed thereto under the heading “Certain Canadian Federal Income Tax Considerations – Holders Resident in Canada”.

“Release Conditions” has the meaning ascribed thereto under the heading “Background to the Amalgamation”.

“RESP” has the meaning ascribed thereto under the heading “Certain Canadian Federal Income Tax Considerations – Holders Resident in Canada – Eligibility for Investment”.

“RRIF” has the meaning ascribed thereto under the heading “Certain Canadian Federal Income Tax Considerations – Holders Resident in Canada – Eligibility for Investment”.

“RRSP” has the meaning ascribed thereto under the heading “Certain Canadian Federal Income Tax Considerations – Holders Resident in Canada – Eligibility for Investment”.

“Rubicon” has the meaning ascribed thereto under the heading “Proposed Nominees to the Carcetti Board”.

“SEC” means the United States Securities and Exchange Commission.

“SEDAR+” means the System for Electronic Data Analysis and Retrieval+ maintained on behalf of the Canadian Securities Authorities.

“Shareholders” means Registered Shareholders and/or Non-Registered Shareholders, as the context requires.

“SPA” has the meaning ascribed thereto under the heading “Background to the Amalgamation”.

“Stock Option Plan” has the meaning ascribed thereto under the heading “Stock Option Plans and Other Incentive Plans”.

“Subco” means 17276583 Canada Ltd., a wholly-owned subsidiary of Carcetti incorporated under the CBCA.

“Subco Board” means the board of directors of Subco.

“Subco Shares” means the issued and outstanding common shares in the capital of Subco.

“Subscription Receipts” has the meaning ascribed thereto under the heading “Background to the Amalgamation”.

“Subscription Receipt Share” has the meaning ascribed thereto under the heading “Background to the Amalgamation”.

“taxable capital gain” has the meaning ascribed thereto under the heading “Certain Canadian Federal Income Tax Considerations – Holders Resident in Canada – Taxation of Capital Gains and Losses”.

“TFSA” has the meaning ascribed thereto under the heading “Certain Canadian Federal Income Tax Considerations – Holders Resident in Canada – Eligibility for Investment”.

“Transaction” has the meaning ascribed thereto under the heading “Background to the Amalgamation”.

“TSXV” means the TSX Venture Exchange.

“U.S. Securities Act” has the meaning ascribed thereto under the heading “Information for Shareholders in the United States”.

Summary

The following is a summary of certain information contained elsewhere in this Circular, including the Appendices, and is qualified in its entirety by reference to the more detailed information contained or referred to elsewhere in this Circular or in the Appendices. Capitalized terms used but not defined herein have the meanings given to them in the “Glossary of Terms”.

The Meeting

The Meeting is scheduled to be held on October 30, 2025 at 10:00 a.m. (Vancouver time) at the offices of Borden Ladner Gervais LLP located at 1200 Waterfront Centre, 200 Burrard St., Vancouver, BC, Canada V7X 1T2. The Carcetti Board has fixed the close of business on September 25, 2025 as the record date for the determination of Shareholders entitled to receive notice of and to vote at the Meeting. Only Shareholders of record as of the close of business on the Record Date are entitled to receive notice of and to vote at the Meeting. The quorum for the Meeting will be two (2) persons present and holding or representing by proxy at least 25% of the shares entitled to vote at the Meeting.

At the Meeting, Shareholders will be asked to consider and, if thought advisable, to reappoint Davidson & Company LLP, as the Corporation’s auditor for the ensuing year and to authorize the Carcetti Board to fix the auditor’s remuneration; to pass with or without variation the Board Size Resolution, to elect the Management Nominees for the ensuing year, to pass with or without variation the Amalgamation Resolution, to pass with or without variation the Plan Resolution and to transact such further and other business as may properly be brought before the Meeting or any postponement(s) or adjournment(s) thereof.

Background to the Amalgamation

On September 10, 2025, Carcetti announced that it had entered into a share purchase agreement (the “SPA”) to acquire a 100% interest in the Hemlo Gold Mine (“Hemlo”) in Ontario, Canada from wholly-owned subsidiaries of Barrick Mining Corporation (“Barrick”) for $875 million in cash and 34.6 million Carcetti Shares (“Barrick Share Consideration”) payable at closing plus up to $165 million in additional contingent cash payments (the “Contingent Payment”) tied to certain gold price thresholds (the “Transaction”). For more information regarding the Transaction see “The Amalgamation – Background to the Amalgamation”.

The Transaction has been unanimously approved by the Carcetti Board. The Transaction has been approved by a written consent resolution of the Supporting Shareholders holding in aggregate 17,703,000 Carcetti Shares, representing approximately 69% of the issued and outstanding Carcetti Shares.

In connection with the Transaction, Carcetti will enter into the Amalgamation Agreement with Subco to cause the Amalgamation under Section 181 of the CBCA. Pursuant to the Amalgamation, Carcetti will consolidate the Carcetti Shares including the Barrick Share Consideration on the basis of one (1) new HMC Share for every one and one-half (1.5) pre-consolidation Carcetti Shares (the “Consolidation”), will change its name to Hemlo Mining Corp. and will adopt the Articles of Amalgamation which will, among other things, have the effect of reducing the number of votes from two votes per Carcetti Share to one vote per HMC Share.

See “The Amalgamation – Background to the Amalgamation”.

General Details of the Amalgamation

On the Effective Date, Carcetti and Subco will amalgamate and continue as one corporation, HMC, whereby (i) each one and one-half (1.5) issued and outstanding Carcetti Share (other than those held by any Dissenting Shareholders) will be exchanged for one (1) HMC Share in accordance with the Consolidation, and (ii) each issued and outstanding Subco Share will be cancelled without repayment of capital and will not be exchanged for HMC Shares in accordance with Subsection 182(2) of the CBCA. See “The Amalgamation Agreement”. Upon completion of the Amalgamation, it is anticipated that the Barrick Share Consideration will represent approximately 9.9% of the total issued and outstanding HMC Shares.

The initial directors of HMC will include Jonathan Awde, Jason Kosec, Richard Silas, Audra Walsh, Robert Quartermain, and Glenn Kumoi. While the initial officers of HMC will include Jonathan Awde (Executive Chair), Jason Kosec (Chief Executive Officer and President), Jon Case (Chief Financial Officer), Eric Tremblay (Chief Operating Officer) and Glenn Kumoi (Corporate Secretary).

See “The Amalgamation –General Details of the Amalgamation”.

Board Recommendation and Shareholder Approval

The Carcetti Board unanimously recommends that Shareholders vote FOR the Amalgamation Resolution, the Board Size Resolution, the Plan Resolution, the election of the Management Nominees and the reappointment of Davidson & Company LLP.

In order for the Amalgamation to be approved, the Amalgamation Resolution must be passed by at least two-thirds of the votes cast by Shareholders present in person or represented by proxy at the Meeting. As of the close of business on the Record Date, the Supporting Shareholders, holding in aggregate 17,703,000 Carcetti Shares, representing approximately 69% of the issued and outstanding Carcetti Shares have entered into voting support agreements with the Corporation whereby they agreed to vote their Carcetti Shares in favour of the Amalgamation Resolution. All of such Carcetti Shares are eligible to be voted on the Amalgamation Resolution. As a result, the Supporting Shareholders are able to cause the Amalgamation Resolution to be approved.

See “The Amalgamation – Recommendation of the Carcetti Board”, “The Amalgamation – Shareholder Approvals”, and “Information Concerning the Meeting”.

Timing

If the Meeting is held as scheduled, and is not adjourned or postponed, and all conditions set forth in the Amalgamation Agreement are satisfied or waived, Carcetti expects the Effective Date will occur in the fourth quarter of 2025. It is not possible, however, to state with certainty when the Effective Date will occur.

See “The Amalgamation – Timing”.

Dissent Rights

Registered Shareholders have the right to dissent with respect to the Amalgamation Resolution and, if the Amalgamation becomes effective, to be paid the fair value of their Carcetti Shares in accordance with the provisions of Section 190 of the CBCA. The statutory provisions dealing with the right of dissent are technical and complex, and a failure to strictly comply with the requirements set forth in Section 190 of the CBCA may result in the loss of any right of dissent.

See “Dissent Rights”.

Canadian Federal Income Tax Considerations

This Circular contains a summary of certain Canadian federal income tax considerations relevant to Shareholders with respect to the Amalgamation.

See “Certain Canadian Federal Income Tax Considerations”.

Other Tax Considerations

This Circular does not address any tax considerations of the Amalgamation other than the federal Canadian income tax considerations applicable to Shareholders. Shareholders who are resident in jurisdictions other than Canada should consult their own tax advisors with respect to the relevant tax implications of the Amalgamation, including any associated filing requirements, in such jurisdictions. All Shareholders should also consult their own tax advisors regarding relevant provincial, territorial or state tax considerations of the Amalgamation.

*      *      *      *      *

The Amalgamation

Background to the Amalgamation

On September 10, 2025, Carcetti announced that it had entered into the SPA to acquire a 100% interest in Hemlo from wholly-owned subsidiaries of Barrick. Carcetti has agreed to pay Barrick cash consideration of $875 million and 34.6 million Carcetti Shares upon closing of the Transaction and up to $165 million of additional gold price-linked contingent cash payments during a five-year term commencing January 1, 2027 and ending December 31, 2031. Each year during such term, Carcetti shall make payments annually to Barrick based on three incremental pricing thresholds: threshold 1: 20.0% of incremental revenue per ounce of payable gold production at or above $3,300/oz but less than $3,500/oz; threshold 2: 22.5% of incremental revenue per ounce of payable gold production at or above $3,500/oz but less than $3,700/oz; and threshold 3: 25.0% of incremental revenue per ounce of payable gold production at or above $3,700/oz. Cumulative contingent payments are capped at $165 million.

To fund the $875 million in upfront cash consideration as well as working capital requirements upon closing the Transaction, the Corporation has entered into agreements for an acquisition financing package of at least $1.0 billion as follows: $400 million to be provided through a gold stream (the “Gold Stream”) with Wheaton Precious Metals Corp., $225 million senior secured credit facilities solely underwritten by the Bank of Nova Scotia, comprising a $200 million acquisition term loan and $25 million revolving credit facility (collectively, the “Credit Facilities”) for working capital, and $415 million to be provided through a bought deal private placement offering of subscription receipts (the “Private Placement”).

Regarding the Private Placement, on September 10, 2025, the Corporation entered into an agreement with Scotia Capital Inc. (“Scotia”) as sole bookrunner on behalf of a syndicate of underwriters in connection with a bought deal private placement of 287,500,000 subscription receipts of the Corporation (the “Subscription Receipts”) at an issue price of C$2.00 (approximately $1.44) per Subscription Receipt (the “Issue Price”) for total gross proceeds of C$575 million (approximately $415 million).

Certain insiders and proposed directors and officers of Carcetti are anticipated to participate in the Private Placement in the aggregate amount of approximately C$14 million.

Each Subscription Receipt will entitle the holder to receive, without payment of additional consideration and without further action, one Carcetti Share (a “Subscription Receipt Share”), subject to customary adjustment provisions, upon the satisfaction or waiver of certain release conditions, including the satisfaction or waiver of all conditions to the completion of the Transaction substantially in accordance with the terms of the SPA, other than the payment of the purchase price (the “Release Conditions”). The Private Placement is expected to close on or about October 7, 2025.

The Subscription Receipts and the Subscription Receipt Shares will be subject to a four month and one day hold period pursuant to Canadian Securities Laws. Upon completion of the Amalgamation, the HMC Shares will not be subject to a hold period under Canadian Securities Laws.

The Subscription Receipts, Subscription Receipt Shares and the HMC Shares have not been and will not be registered under the U.S. Securities Act or any applicable securities laws of any state of the United States and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements. Holders of Carcetti Shares that are “restricted securities” within the meaning of Rule 144 under the U.S. Securities Act will receive HMC Shares that are restricted securities under the U.S. Securities Act and that are therefore subject to U.S. resale restrictions. See “Information for Shareholders in the United States.” This Circular shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any offer or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

The Transaction has been unanimously approved by the Carcetti Board. The Transaction has been approved by a written consent resolution of the Supporting Shareholders holding in aggregate 17,703,000 Carcetti Shares, representing approximately 69% of the issued and outstanding Carcetti Shares. The Transaction is expected to close in the fourth quarter of 2025. The Transaction is subject to customary closing conditions including TSXV approval and requisite third-party and regulatory approvals. For more information regarding the Transaction see Carcetti’s news release dated September 10, 2025, the material change report dated September 22, 2025 and the copy of the SPA filed on Carcetti’s SEDAR+ profile at www.sedarplus.ca.

General Details of the Amalgamation

In connection with the Transaction, Carcetti will enter into the Amalgamation Agreement with Subco to cause the Amalgamation under Section 181 of the CBCA and continue as one corporation. Pursuant to the Amalgamation, (i) each one and one-half (1.5) issued and outstanding Carcetti Share (other than those held by any Dissenting Shareholders) will be exchanged for one (1) HMC Share in accordance with the Consolidation, and (ii) each issued and outstanding Subco Share will be cancelled without repayment of capital and will not be exchanged for HMC Shares in accordance with Subsection 182(2) of the CBCA. Carcetti will change its name to Hemlo Mining Corp. and will adopt the Articles of Amalgamation which will, among other things, have the effect of reducing the number of votes from two votes per Carcetti Share to one vote per HMC Share. See “The Amalgamation Agreement”.

The initial directors of HMC will include Jonathan Awde, Jason Kosec, Richard Silas, Audra Walsh, Robert Quartermain, and Glenn Kumoi. While the initial officers of HMC will include Jonathan Awde (Executive Chair), Jason Kosec (Chief Executive Officer and President), Jon Case (Chief Financial Officer), Eric Tremblay (Chief Operating Officer) and Glenn Kumoi (Corporate Secretary). The board of directors of HMC will consist of a minimum number of one and a maximum number of ten directors.

Recommendation of the Carcetti Board

The Carcetti Board, having undertaken a review of, and having carefully considered the terms of the Amalgamation and the Amalgamation Agreement, and after consulting with its legal advisors, and considering such other matters as it considered necessary and relevant, unanimously determined that the Amalgamation is in the best interests of Carcetti and has approved the execution and delivery of the Amalgamation Agreement. Accordingly, the Carcetti Board unanimously recommends that Shareholders vote FOR the Amalgamation Resolution.

Shareholder Approvals

The Carcetti Board unanimously recommends that Shareholders vote FOR the Amalgamation Resolution.

To be passed, the Amalgamation Resolution must be approved at the Meeting by not less than two-thirds of the votes cast by Shareholders, either in person or by proxy. As of the close of business on the Record Date, the Supporting Shareholders, holding in aggregate 17,703,000 Carcetti Shares, representing approximately 69% of the issued and outstanding Carcetti Shares have entered into voting support agreements with the Corporation whereby they agreed to vote their Carcetti Shares in favour of the Amalgamation Resolution. All of such Carcetti Shares are eligible to be voted on the Amalgamation Resolution. As a result, the Supporting Shareholders are able to cause the Amalgamation Resolution to be approved. See Appendix A to this Circular for the full text of the Amalgamation Resolution.

See “Information Concerning the Meeting”.

Regulatory Approvals

Except for the approval of the TSXV in connection with the Amalgamation and filing of the Articles of Amalgamation with the Director, to the knowledge of Carcetti, there are no filings, consents, waiting periods or approvals required to be made with, applicable to, or required to be received from any Governmental Entities in connection with the Amalgamation.

Timing

If the Meeting is held as scheduled, and is not adjourned or postponed, and all conditions set forth in the Amalgamation Agreement are satisfied or waived, Carcetti expects the Effective Date will occur in the fourth quarter of 2025. It is not possible, however, to state with certainty when the Effective Date will occur.

Procedure for Exchange of Carcetti Shares

In connection with the Amalgamation, Carcetti will apply for a new CUSIP to be assigned to the HMC Shares. Subject to the provisions of the Amalgamation Agreement, following the completion of the Amalgamation, HMC will issue replacement HMC Shares to former holders of Carcetti Shares (not including Dissenting Shareholders) who held such Carcetti Shares in non-certificated form (either via the facilities of CDS & Co. or in DRS form). To facilitate the replacement of non-certificated Carcetti Shares, Carcetti’s transfer agent, Odyssey, will complete such replacement by the “push out” method, whereby, no action will be required to be taken by holders of non-certificated Carcetti Shares. Shareholders holding Carcetti Shares in non-certificated form will not be required to return or submit any documents to Odyssey.

Holders of Carcetti Shares in certificated form will be required to return such certificates representing their Carcetti Shares to Carcetti at its registered office at c/o Borden Ladner Gervais LLP, 1200 Waterfront Centre, 200 Burrard St., Vancouver, BC, Canada V7X 1T2, Attention: Graeme Martindale. Such certificates will be deemed surrendered in exchange for certificates representing HMC Shares on the basis of one and one-half (1.5) Carcetti Shares for each one (1) HMC Share. The surrendered share certificates of the old CUSIP number will be exchanged for share certificates of the new CUSIP number effective upon the Amalgamation. HMC will, as soon as practicable thereafter, forward or cause to be forwarded to such former holders of Carcetti Shares, at the address specified in the records maintained by Odyssey, certificates representing the number of HMC Shares issued to such former holder of Carcetti Shares, as the case may be, in connection with the Amalgamation.

Following the Amalgamation, all certificates representing Carcetti Shares, other than those held by any Dissenting Shareholders, will represent only the right to receive the HMC Shares to which such former Carcetti Shareholders are entitled to receive pursuant to the Amalgamation. After the Effective Date of the Amalgamation, the certificates representing the former Carcetti Shares held by Dissenting Shareholders will represent only the right to receive payment, which such Dissenting Shareholders are entitled to receive pursuant to, and in accordance with the CBCA.

The Amalgamation Agreement

The following is a summary of certain material provisions of the Amalgamation Agreement. This summary has been included to provide Shareholders with factual information with respect to the terms of the Amalgamation Agreement and is qualified in its entirety by reference to the full text thereof a copy of which is included as Appendix B to this Circular. Readers are urged to consult the full text of the Amalgamation Agreement for further information.

The Amalgamation will be carried out pursuant to Sections 181 and 182 of the CBCA and will be effected in accordance with the terms of the Amalgamation Agreement. Upon approval of the Amalgamation Resolution by the Shareholders, filing of the Articles of Amalgamation and the issuance of the Certificate of Amalgamation under Subsection 185(4) of the CBCA, the Amalgamation will become effective on the Effective Date.

Upon completion of the Amalgamation, the authorized capital of HMC will consist of an unlimited number of HMC Shares and an unlimited number of preferred shares of HMC, all of which are without nominal or par value. The board of directors of HMC must pass a resolution to amend the articles of HMC prior to issuing preferred shares in one or more series. Except as otherwise provided, holders of HMC Shares will be entitled to one vote in respect of each HMC Share held at any meeting of the Shareholders, while holders of preferred shares of HMC will not have any voting rights. Holders of preferred shares of HMC will in each year, in the absolute discretion of the directors, but always in preference and priority to any payment of dividends on HMC Shares for such year, be entitled to receive and HMC will pay out of monies of HMC properly applicable to the payment of dividends. In the event of the liquidation, dissolution, winding-up of the affairs of HMC (whether voluntary or involuntary) or on the occurrence of any other event that entitles the all holders of shares to a return of capital, after the holders of preferred shares or any series thereof have received payment of the amounts to which they are entitled, the holders of HMC Shares will be entitled to receive the amount paid-up on HMC Shares together with any declared but unpaid dividends. Thereafter, the holders of HMC Shares will share rateably in any further distribution of the property and assets of HMC on a per share basis, without preference or distinction. There will be no restrictions on the transfer of any shares of HMC. The rights, privileges, restrictions and conditions attached to each class of shares of HMC are set out in the Articles of Amalgamation.

Pursuant to the Amalgamation Agreement, Carcetti and Subco will promptly do, execute, deliver or cause to be done, executed or delivered all further acts, documents and matters in connection with the Amalgamation as the other party may reasonably require for the purposes of giving effect to the Amalgamation Agreement, including completing and sending the documents required under Section 185 of the CBCA.

No fractional HMC Shares shall be issued to Shareholders in connection with the Amalgamation. The total number of HMC Shares to be issued to Shareholders shall, without additional compensation, be rounded down to the next lesser whole HMC Share in the event that a Shareholder would otherwise be entitled to a fractional HMC Share.

There will be no restriction on the business that HMC may carry on or the powers that HMC may exercise. The by-laws of HMC will be in the form attached as Schedule 2 to the Amalgamation Agreement, substantially in the form attached hereto as Appendix B.

The registered and records office of HMC will be located at 1200 Waterfront Centre, 200 Burrard Street, Vancouver, British Columbia, Canada V6C 3L6.

The Amalgamation Agreement and the transactions contemplated thereby, including the consummation of the Amalgamation, are subject to the approval of the Amalgamation Resolution by the Shareholders and the acceptance of the TSXV.

At any time before the issuance of the Certificate of Amalgamation under Subsection 185(4) of the CBCA, the Amalgamation Agreement may be terminated by either the Carcetti Board or the board of directors of Subco, notwithstanding the approval of the Amalgamation Agreement by the shareholders of both or either of Carcetti or Subco.

By-Laws

Upon completion of the Amalgamation, the by-laws of HMC will be in the form attached as Schedule 2 to the Amalgamation Agreement. The notable differences between the existing constating documents of Carcetti and the proposed post-Amalgamation by-laws of HMC are summarized below, however, note this summary is not exhaustive for the full text of the by-laws please see Schedule 2 to the Amalgamation Agreement, substantially in the form attached hereto as Appendix B.

The by-laws of HMC provides the board of directors of HMC with the ability to determine, from time to time, the quorum for the transaction of business at any meeting of the directors and, failing such determination, the majority of the board of directors will constitute quorum.

The by-laws of HMC contain advance notice requirements to HMC in circumstances where nominations of individuals for election to the board of directors are made by Shareholders of HMC. The purpose of the advance notice requirements is to ensure that all Shareholders, including those participating in a Shareholder meeting by proxy, receive adequate notice of the nominations to be considered at a Shareholder meeting and can thereby exercise their voting rights in an informed manner. Among other things, the advance notice requirements solidify a deadline by which holders of HMC Shares must submit director nominations to HMC prior to any annual or special meeting of Shareholders and sets forth the minimum information that a Shareholder must include in the notice to HMC for the notice to be in proper written form. The advance notice requirements may also require proposed director nominees and nominating Shareholders to provide representations with respect to those individuals’ relationship to HMC and any other information relating to proposed director nominees that would be required to be disclosed in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the CBCA and Canadian Securities Laws.

Dissent Rights

The following description of the rights of Dissenting Shareholders is not a comprehensive statement of the procedures to be followed by a Dissenting Shareholder who seeks payment of the fair value of such holder’s Carcetti Shares and is qualified in its entirety by the reference to the text of Section 190 of the CBCA, which is attached to this Circular as Appendix C. A Shareholder who intends to exercise Dissent Rights should carefully consider and comply with the provisions of Section 190 of the CBCA. Failure to strictly comply with the provisions of that section and to adhere to the procedures established therein may result in the loss of all rights thereunder.

A registered Shareholder is entitled, in addition to any other rights the holder may have, to dissent and to be paid by Carcetti the fair value of the Carcetti Shares held by the holder in respect of which the holder dissents, determined as of the close of business on the last Business Day before the day on which Amalgamation Resolution was adopted. Only registered Shareholders may dissent. Persons who are non-registered Shareholders who hold Carcetti Shares registered in the name of a broker, dealer, bank, trust company or other nominee who wish to dissent should be aware that they may only do so through the registered owner of such Carcetti Shares. Accordingly, a Non-Registered Shareholder desiring to exercise Dissent Rights must make arrangements for the Carcetti Shares beneficially owned by such non-registered Shareholder to be registered in the name of such non-registered Shareholder prior to the time the written objection to the Amalgamation Resolution is required to be received by Carcetti or, alternatively, make arrangements for the registered holder of such Carcetti Shares to dissent on behalf of the non-registered Shareholder.

Under the provisions of Section 190 of the CBCA, a registered Shareholder who wishes to dissent must send to Carcetti a written notice of objection to the Amalgamation Resolution (a “Dissent Notice”), in respect of the approval of the Amalgamation, which Dissent Notice must be received by Carcetti, c/o Borden Ladner Gervais LLP, 1200 Waterfront Centre, 200 Burrard St., Vancouver, BC, Canada V7X 1T2, Attention: Graeme Martindale, at or before the Meeting. A registered holder of Carcetti Shares may not exercise a right to dissent in respect of only a portion of such holder’s Carcetti Shares, but may dissent only with respect to all of the Carcetti Shares held by the holder.

The filing of a Dissent Notice does not deprive a registered Shareholder of the right to vote at the Meeting. However, the CBCA provides, in effect, that a registered Shareholder who has submitted a Dissent Notice and who votes in favour of the Amalgamation Resolution will no longer be considered a Dissenting Shareholder. The CBCA does not provide, and Carcetti will not assume, that (i) a proxy submitted instructing the proxyholder to vote against the Amalgamation Resolution, (ii) a vote against the Amalgamation Resolution or (iii) an abstention, constitutes a Dissent Notice, but a registered Shareholder need not vote its Carcetti Shares against the Amalgamation Resolution in order to dissent. Similarly, the revocation of a proxy conferring authority on the proxyholder to vote in favour of the Amalgamation Resolution does not constitute a Dissent Notice. However, any proxy granted by a registered Shareholder who intends to dissent, other than a proxy that instructs the proxyholder to vote against the Amalgamation Resolution, should be validly revoked in order to prevent the proxyholder from voting the Carcetti Shares subject to the proxy in favour of the Amalgamation Resolution and thereby causing the registered Shareholder to forfeit all dissent rights.

Carcetti must, within ten days after the Shareholders adopt the Amalgamation Resolution, notify each Dissenting Shareholder that the Amalgamation Resolution has been adopted. Such a notice is not required to be sent to any Shareholder who voted for the Amalgamation Resolution or who has withdrawn that Shareholder’s Dissent Notice. A Dissenting Shareholder who has not withdrawn that Shareholder’s Dissent Notice before the Meeting must then, within twenty days after receipt of notice that the Amalgamation Resolution has been adopted, or if the Dissenting Shareholder does not receive any such notice, within twenty days after learning that the Amalgamation Resolution has been adopted, send to Carcetti a written notice (a “Demand for Payment”) containing that Shareholder’s name and address, the number of Carcetti Shares in respect of which that Shareholder dissents (the “Dissenting Shares”), and a demand for payment of the fair value of the Dissenting Shares. Within thirty days after sending the Demand for Payment, the Dissenting Shareholder must send to Carcetti certificates representing the Dissenting Shares. Carcetti will endorse, or cause to be endorsed, on the share certificates received from a Dissenting Shareholder, a notice that the holder is a Dissenting Shareholder and will forthwith return the share certificates to the Dissenting Shareholder. A Dissenting Shareholder who fails to make a Demand for Payment in the time required or to send certificates representing Dissenting Shares has no right to make a claim under Section 190 of the CBCA.

Under Section 190(11) of the CBCA, after sending a Demand for Payment, a Dissenting Shareholder ceases to have any rights as a Shareholder in respect of the Dissenting Shares other than the right to be paid the fair value of the Dissenting Shares, unless the Dissenting Shareholder withdraws its Dissent Notice before Carcetti makes an offer to pay or Carcetti fails to make an offer to pay in accordance with Subsection 190(12) of the CBCA and the Dissenting Shareholder withdraws the Demand for Payment, in which case the Dissenting Shareholder’s rights as a Shareholder will be reinstated.

Carcetti must, not later than seven days after the later of the Effective Date and the date on which a Demand for Payment is received from a Dissenting Shareholder, send to each Dissenting Shareholder who has sent a Demand for Payment an offer to pay for the Dissenting Shares in an amount considered by the Carcetti Board to be the fair value of the Dissenting Shares, accompanied by a statement showing the manner in which the fair value was determined. Every offer to pay must be on the same terms. Carcetti must pay for the Dissenting Shares of a Dissenting Shareholder within ten days after an offer to pay has been accepted by a Dissenting Shareholder, but any such offer lapses if Carcetti does not receive an acceptance within thirty days after the offer to pay has been made.

If Carcetti fails to make an offer to pay for a Dissenting Shareholder’s Dissenting Shares, or if a Dissenting Shareholder fails to accept an offer to pay that has been made, Carcetti may, within fifty days after the Effective Date or within such further period as a court may allow, apply to a court to fix a fair value for the Dissenting Shares of Dissenting Shareholders. If Carcetti fails to apply to a court, a Dissenting Shareholder may apply to a court for the same purpose within a further period of twenty days or within such further period as a court may allow. A Dissenting Shareholder is not required to give security for costs in such an application.

Before making any such application to a court itself after receiving a notice that a Dissenting Shareholder has made an application to a court, Carcetti will be required to notify each affected Dissenting Shareholder of the date, place and consequences of the application and of its right to appear and be heard in person or by counsel. Upon an application to a court, all Dissenting Shareholders who have not accepted an offer to pay will be joined as parties and be bound by the decision of the court. Upon any such application to a court, the court may determine whether any person is a Dissenting Shareholder who should be joined as a party, and the court will then fix a fair value for the Dissenting Shares of all Dissenting Shareholders. The final order of a court will be rendered against Carcetti in favour of each Dissenting Shareholder for the amount of the fair value of its Dissenting Shares as fixed by the court. The court may, in its discretion, allow a reasonable rate of interest on the amount payable to each Dissenting Shareholder calculated from the date the Amalgamation Resolution is approved until the date of payment.

Carcetti shall not make a payment to a Dissenting Shareholder under Section 190 of the CBCA if there are reasonable grounds for believing that Carcetti is or would after the payment be unable to pay its liabilities as they become due, or that the realizable value of the assets of Carcetti would thereby be less than the aggregate of its liabilities. In such event, Carcetti shall notify each Dissenting Shareholder that it is lawfully unable to pay Dissenting Shareholders for their Dissenting Shares in which case the Dissenting Shareholder may, by written notice to Carcetti within thirty days after receipt of such notice, withdraw such holder’s written objection, in which case such Dissenting Shareholder shall be deemed to have participated in the Amalgamation as a Shareholder. If the Dissenting Shareholder does not withdraw such holder’s written objection, such Dissenting Shareholder retains status as a claimant against Carcetti to be paid as soon as Carcetti is lawfully able to do so or, in a liquidation, to be ranked subordinate to creditors but prior to its shareholders.

The above summary does not purport to provide a comprehensive statement of the procedures to be followed by a Dissenting Shareholder who seeks payment of the fair value of their Dissenting Shares. Section 190 of the CBCA requires adherence to the procedures established therein and failure to do so may result in the loss of all rights thereunder. Accordingly, each Shareholder who is considering their Dissent Rights should carefully consider and comply with the provisions of that section, the full text of which is set out in Appendix C, to this Circular and consult their own legal advisor. It is strongly encouraged that any Shareholder wishing to exercise Dissent Rights seek independent legal advice, as the failure to strictly comply with the provisions of the CBCA, may prejudice such Shareholder’s right to dissent.

Information Concerning Carcetti

Carcetti was an international energy company with multiple investments in Ukraine. In 2021, the Corporation decided to pursue and explore new directions and began liquidating all of its Ukraine investments, which were completely disposed of as December 31, 2022. As a result of this disposition, the Corporation does not currently have any active operations. Carcetti is now a Canadian mining company focused on the identification of suitable mining assets. On September 10, 2025 Carcetti announced the signing of the SPA pursuant to which Carcetti will acquire Hemlo from Barrick. Following closing of the Transaction, Hemlo will be Carcetti’s sole mineral property.

Carcetti is a reporting issuer in the provinces of British Columbia, Alberta and Ontario. The completion of the Transaction will enable the Corporation to meet the initial listing requirements of the TSXV as a Tier 1 mining issuer. On September 17, 2025, the Corporation applied to the TSXV for reactivation in order to graduate from the NEX Board of the TSXV to the TSXV main board (the “Reactivation”). Carcetti anticipates that the Reactivation will be completed prior to the closing of the Private Placement but that the Carcetti Shares will be subject to an immediate list and halt following such Reactivation. Should Carcetti not complete the Transaction, it will return to the NEX Board. The Carcetti Shares are currently listed on the NEX Board of the TSXV under the symbol “CART.H”. Following the completion of the Transaction and pursuant to the Amalgamation, Carcetti intends to change its name to “Hemlo Mining Corp.” and its ticker symbol to “HMMC” or such other ticker symbol as is acceptable to Carcetti and the TSXV.

On June 11, 2008, the Corporation was incorporated pursuant to the provisions of the Business Corporations Act (Ontario) under the name Colonnade Capital Corp. In July 2010, the Corporation changed its name to 3P International Energy Corp. and in January 2012 it changed its name to Cub Energy Inc. In February 2012, it continued under the CBCA and in January 2023 it changed its name to Carcetti Capital Corp.

On September 10, 2025, being the last day on which the Carcetti Shares traded prior to the date of this Circular, the closing price of the Carcetti Shares on the TSXV was C$0.82.

Additional information regarding Carcetti may be found under Carcetti’s profile on SEDAR+ at www.sedarplus.ca.

Information Concerning Subco

Subco is a corporation incorporated under the provisions of the CBCA. All of the issued and outstanding Subco Shares are held by Carcetti. Subco has been incorporated for the purposes of completing the Transaction and the Amalgamation and has not carried on any active business other than in connection with the Transaction and the Amalgamation and related matters and as discussed in this Circular. If the Amalgamation Resolution is approved and the Amalgamation is completed, Carcetti and Subco will amalgamate and continue as HMC.

Information Concerning HMC

HMC is the company that will be formed upon the completion of the Amalgamation of Carcetti and Subco on the Effective Date, on the terms and subject to the conditions of the Amalgamation Agreement. Pursuant to the Amalgamation, Carcetti will change its name to “Hemlo Mining Corp.” and will effect the Consolidation pursuant to which Carcetti will consolidate the Carcetti Shares on the basis of one (1) new HMC Share for every one and one-half (1.5) pre-Consolidation Carcetti Shares. HMC will adopt the Articles of Amalgamation which will, among other things, have the effect of reducing the number of votes from two votes per Carcetti Share to one vote per HMC Share. See “The Amalgamation Agreement”.

Certain Canadian Federal Income Tax Considerations

The following summary describes certain Canadian federal income tax considerations under the ITA arising from the Amalgamation generally applicable to a beneficial owner of Carcetti Shares and/or HMC Shares who, for the purposes of the ITA, and at all relevant times: (a) holds its Carcetti Shares, and HMC Shares acquired pursuant to the Amalgamation, as capital property, (b) deals at arm’s length with each of, and is not affiliated with any of, Carcetti, Subco, HMC or any of their respective affiliates (a “Holder”).

Carcetti Shares and HMC Shares generally will be considered to be capital property to a Holder thereof provided the Holder does not acquire or hold its Carcetti Shares or HMC Shares in the course of carrying on a business of trading or dealing in securities or in one or more transactions considered to be an adventure or concern in the nature of trade. Holders that hold their Carcetti Shares or HMC Shares other than as capital property should consult their own tax advisors with respect to the tax consequences of the Amalgamation and the redemption or acquisition of the HMC Shares, as applicable.

This summary is not applicable to a Holder: (i) that is a “specified financial institution” (as defined in the ITA), (ii) an interest in which is, or whose Carcetti Shares or HMC Shares are, a “tax shelter investment” (as defined in the ITA), (iii) that is a “financial institution” (as defined for the purposes of the mark-to-market rules in the ITA), (iv) that reports or is required to report its “Canadian tax results” in a currency other than Canadian currency, (v) that has entered into, with respect to its Carcetti Shares or HMC Shares, a “derivative forward agreement” or “synthetic disposition arrangement” (each as defined in the ITA), (vi) who is exempt from paying tax under Part I of the ITA, or (vii) that receives dividends on HMC Shares under or as part of a “dividend rental arrangement” (as defined in the ITA). In addition, this summary does not address all of the tax considerations applicable to a Shareholder in respect of Carcetti Shares acquired upon the exercise or vesting of options, restricted stock units, deferred share units, performance share units, or pursuant to other employee compensation plans. Any Holder to whom this paragraph applies should consult its own tax advisor having regard to its own particular circumstances with respect to the Amalgamation and the acquisition, holding and disposition of HMC Shares.

This summary is based on the facts set out in this Circular, the assumptions set out herein, the current provisions of the ITA in force as of the date hereof and our understanding of the current administrative policies of the Canada Revenue Agency (the “CRA”) published in writing prior to the date hereof This summary takes into account all specific proposals to amend the ITA publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”), and assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative policy or assessing practices of the CRA whether by legislative, regulatory, administrative or judicial action nor does it take into account tax legislation or considerations of any province, territory or foreign jurisdiction, which may differ from those discussed herein.

This summary is not exhaustive of all Canadian federal income tax considerations. It is of a general nature only and is neither intended to be, nor should it be construed to be, legal, business or tax advice or representations to any particular Holder. Accordingly, Holders should consult their own legal and tax advisors with respect to their particular circumstances, including the application and effect of the applicable income and other tax laws of any relevant country, province, territory, state or local tax authority.

Currency Conversion

For purposes of the ITA, all amounts must be expressed in Canadian dollars, and amounts denominated in a currency other than the Canadian dollar generally must be converted into Canadian dollars using the applicable rate of exchange quoted by the Bank of Canada on the date such amount arose, or such other rate of exchange as is acceptable to the CRA.

Exchange of Carcetti Shares for HMC Shares on Amalgamation

A Holder (other than a Holder that is a Dissenting Shareholder) will not realize any capital gain (or loss) on the exchange of Carcetti Shares for HMC Shares as a result of the Amalgamation. Such Holder will be deemed to have disposed of its Carcetti Shares for proceeds of disposition equal to the aggregate adjusted cost base of such Carcetti Shares to such Holder immediately before the Amalgamation. Such Holder will be deemed to have acquired its HMC Shares at an aggregate cost equal to such proceeds of disposition.

Holders Resident in Canada

This portion of the summary is generally applicable to a Holder who, at all relevant times, for purposes of the ITA and any applicable income tax treaty or convention is, or is deemed to be, resident in Canada (a “Resident Holder”). Resident Holders whose Carcetti Shares or HMC Shares might not otherwise qualify as capital property may, in certain circumstances, be entitled to make the irrevocable election in Subsection 39(4) of the ITA to have their Carcetti Shares and HMC Shares, and all other “Canadian securities” (as defined in the ITA) owned by such Resident Holder in the taxation year in which the election is made and in all subsequent taxation years, deemed to be capital property. Resident Holders whose Carcetti Shares or HMC Shares might not otherwise be considered to be capital property should consult their own tax advisors regarding the potential application and consequences of this election in their particular circumstances.

Dividends on HMC Shares

A Resident Holder that receives HMC Shares pursuant to the Amalgamation will be required to include in computing its income for a taxation year any dividends received by it or deemed to be received by it in the year on such shares.

In the case of a Resident Holder that is an individual (other than certain trusts), the amount of any such dividend will be subject to the normal dividend gross-up and tax credit rules generally applicable to dividends received from a "taxable Canadian corporation" (within the meaning of the ITA), including the enhanced gross-up and dividend tax credit if, and to the extent that, such dividends are properly designated as "eligible dividends" (within the meaning of the ITA) by HMC. There may be limitations on the ability of HMC to designate dividends as eligible dividends.

Taxable dividends received by a Resident Holder that is an individual (other than certain trusts) may increase such Resident Holder's liability for alternative minimum tax under the ITA.

In the case of a Resident Holder that is a corporation, the amount of any taxable dividend included in the Resident Holder's income for the taxation year generally will be deductible in computing the Resident Holder's taxable income. In certain circumstances, Subsection 55(2) of the ITA may deem a taxable dividend received (or deemed to be received) by a Resident Holder that is a corporation to be proceeds of disposition or a capital gain. Resident Holders that are corporations should consult their own tax advisors in this regard.

A Resident Holder that is a "private corporation" (as defined in the ITA) or any other corporation resident in Canada controlled, whether because of a beneficial interest in one or more trusts or otherwise, by or for the benefit of an individual (other than a trust) or a related group of individuals (other than trusts), may be liable to pay an additional tax under Part IV of the ITA (refundable in certain circumstances) on any taxable dividend to the extent such dividend is deductible in computing the Resident Holder's taxable income for the year.

Disposition of HMC Shares

On the disposition or deemed disposition by a Resident Holder of its HMC Shares acquired pursuant to the Amalgamation (other than a disposition to HMC that is not a sale in the open market in the manner in which shares would normally be purchased by any member of the public in an open market), the Resident Holder will generally realize a capital gain (or capital loss) in the taxation year of the disposition equal to the amount by which the Resident Holder's proceeds of disposition exceed (or are less than) the aggregate of the adjusted cost base to the Resident Holder of the HMC Shares disposed of immediately before the disposition and any reasonable costs of disposition. Any such capital gain or capital loss will generally be treated in the manner as described below under the heading " Holders Resident in Canada – Taxation of Capital Gains and Losses”.

Taxation of Capital Gains and Losses

Generally, one-half of any capital gain (a “taxable capital gain”) realized by a Resident Holder in a taxation year must be included in the income of the Resident Holder for that year, and one-half of any capital loss (an “allowable capital loss”) realized by a Resident Holder in a taxation year must be deducted from taxable capital gains realized by the Resident Holder in that year. Allowable capital losses for a taxation year in excess of taxable capital gains for that year generally may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against taxable capital gains realized in such years, to the extent and under the circumstances described in the ITA.

The amount of any capital loss realized by a Resident Holder that is a corporation on the disposition of an HMC Share may be reduced by the amount of dividends received or deemed to have been received by it on such share, to the extent and under the circumstances described in the ITA. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns HMC Shares, directly or indirectly, through a partnership or a trust. Such Resident Holders should consult their own tax advisors.

Capital gains realized by a Resident Holder that is an individual (other than certain trusts) may increase such Resident Holder's liability for alternative minimum tax under the ITA.

Dissenting Resident Holders

The following portion of this summary applies to Resident Holders who exercise a right of dissent in respect of the Amalgamation and who are entitled to be paid, and are paid, the fair value for their Carcetti Shares by HMC following the Amalgamation (a “Dissenting Resident Holder”).

Under the current administrative practice of the CRA, a Dissenting Resident Holder who receives a payment of fair value from HMC should be considered to have disposed of such Dissenting Resident Holder’s Carcetti Shares for proceeds of disposition equal to such amount paid to the Dissenting Resident Holder for such shares (less the amount of any interest awarded by the court). A Dissenting Resident Holder will generally realize a capital gain (or capital loss) to the extent that those proceeds of disposition exceed (or are less than) the aggregate of the Dissenting Resident Holder’s adjusted cost base of such shares immediately before the Amalgamation and any reasonable costs of disposition. The income tax treatment of such capital gain or capital loss is discussed above under the heading " Holders Resident in Canada – Taxation of Capital Gains and Losses”.

Any interest awarded to a Dissenting Resident Holder will be included in the Dissenting Resident Holder’s income for purposes of the ITA.

Dissenting Resident Holders should consult their own tax advisors with respect to the tax implications to them of the exercise of their right of dissent in their own particular circumstances.

Additional Refundable Tax

A Resident Holder that is throughout the taxation year a “Canadian-controlled private corporation” as defined in the ITA, or, at any time in the taxation year, a “substantive CCPC” as defined in ITA, may be liable to pay an additional tax (refundable in certain circumstances) on its “aggregate investment income” as defined in the ITA, including dividends that are not deductible in computing its income, interest and taxable capital gains. Resident Holders to whom these rules may be relevant should consult their own tax advisors.

Eligibility for Investment

Provided that the HMC Shares are listed on a “designated stock exchange” for purposes of the ITA (which includes the TSXV) or HMC otherwise qualifies as a “public corporation” (as defined in the ITA), the HMC Shares will be “qualified investments” under the ITA for a trust governed by a “deferred profit sharing plan”, “registered retirement savings plan” (“RRSP”), “registered retirement income fund” (“RRIF”), “registered education savings plan” (“RESP”), “registered disability savings plan” (“RDSP”), “first home savings account” (“FHSA”) or “tax-free savings account” (“TFSA”, and together with RRSP, RRIF, RESP, RDSP and FHSA, “Registered Plans”), as each such term is defined in the ITA.

Notwithstanding that HMC Shares may be qualified investments for Registered Plans, the holder of a FHSA, TFSA or RDSP, the subscriber of a RESP or the annuitant under an RRSP or RRIF will be subject to a penalty tax on such shares if such shares are a “prohibited investment” (as defined in the ITA) for the particular Registered Plan. The HMC Shares will generally not be a “prohibited investment” for a Registered Plan provided that: (i) the holder, subscriber or annuitant, as the case may be, deals at arm’s length with HMC for purposes of the ITA and does not have a “significant interest”, as defined in the ITA for this purpose, in HMC, or (ii) the HMC Shares are “excluded property”, as defined in Subsection 207.01(1) of the ITA, for such Registered Plan. Resident Holders who will hold the HMC Shares in a Registered Plan should consult their own tax advisors in this regard.

Holders Not Resident in Canada

The following section of the summary is generally applicable to a Holder who, for the purposes of the ITA and any applicable income tax treaty or convention and at all relevant times: (i) is not, and is not deemed to be, a resident of Canada, (ii) does not, and is not deemed to, use or hold its Carcetti Shares or HMC Shares received pursuant to the Amalgamation in, or in the course of, carrying on a business in Canada, and (iii) is not an insurer who carries on an insurance business or is deemed to carry on an insurance business in Canada and elsewhere (in this section, a “Non-Resident Holder”). Non-Resident Holders should consult their own tax advisors for advice with respect to the Canadian and foreign tax consequences of the Amalgamation.

Dividends on HMC Shares

Dividends paid or credited, or deemed to be paid or credited, on a Non-Resident Holder's HMC Shares will be subject to withholding tax under the ITA at a rate of 25% unless the rate is reduced under the provisions of an applicable income tax treaty or convention. Under the Canada-United States Tax Convention (1980), as amended (the “Canada-U.S. Tax Treaty”), the withholding rate on any such dividend beneficially owned by a Non-Resident Holder that is a resident of the United States for purposes of the Canada-U.S. Tax Treaty and fully entitled to the benefits of such treaty (a “U.S. Resident Holder”) is generally reduced to 15%. The rate of withholding tax is further reduced to 5% if the beneficial owner of such dividend is a U.S. Resident Holder that is a company that owns, directly or indirectly, at least 10% of the voting stock of HMC.

The Multilateral Convention to Implement Tax Treaty Related Measures to Prevent Base Erosion and Profit Shifting (the “MLI”) of which Canada is a signatory, affects many of Canada’s tax treaties (but not the Canada-U.S. Tax Treaty), including the ability to claim benefits thereunder. Non-Resident Holders should consult their own tax advisors to determine their entitlement to benefits under any applicable income tax treaty or convention based on their particular circumstances.

Disposition of HMC Shares

A Non-Resident Holder will not be subject to Canadian tax in respect of any capital gain realized on the disposition of its HMC Shares acquired pursuant to the Amalgamation unless such shares constitute “taxable Canadian property” (as defined in the ITA) of the Non-Resident Holder at the time of disposition and the Non-Resident Holder is not entitled to relief under an applicable income tax treaty or convention.

Generally, provided the HMC Shares are listed on a designated stock exchange (which currently includes the TSXV) at the time of the disposition by a Non-Resident Holder, the HMC Shares will not constitute taxable Canadian property of such Non-Resident Holder at such time unless, at any time during the 60-month period immediately preceding the disposition of the HMC Share, the following conditions are satisfied concurrently: (i) (a) the Non-Resident Holder, (b) persons with whom the Non-Resident Holder did not deal at arm's length, (c) partnerships in which the Non-Resident Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships, or (d) any combination of the persons and partnerships described in (a) through (c), owned 25% or more of the issued shares of any class or series of the capital stock of HMC, and (ii) more than 50% of the fair market value of the HMC Shares was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, "Canadian resource properties" (as defined in the ITA), "timber resource properties" (as defined in the ITA), and options in respect of, or interests in or for civil law rights in, any such properties whether or not the properties exist. An HMC Share may also be deemed to be taxable Canadian property in certain other circumstances.

A Non-Resident Holder that disposes of, or is deemed to have disposed of, an HMC Share that constitutes “taxable Canadian property” and is not entitled to relief under an applicable income tax treaty or convention (including as a result of the application of the MLI) will generally be subject to the same tax consequences described above under “Holders Resident in Canada — Taxation of Capital Gains and Losses”.

A Non-Resident Holder contemplating a disposition of HMC Shares that may constitute taxable Canadian property should consult a tax advisor prior to such disposition.

Dissenting Non-Resident Holders

The following portion of this summary applies to Non-Resident Holders who exercise a right of dissent in respect of the Amalgamation and who are entitled to be paid, and are paid, the fair value for their Carcetti Shares by HMC following the Amalgamation (a “Dissenting Non-Resident Holder”).

A Dissenting Non-Resident Holder who is paid fair value for their Carcetti Shares by HMC following the Amalgamation will generally realize a capital gain (or capital loss) in the same manner as a Dissenting Resident Holder (see “Holders Resident in Canada – Dissenting Resident Holders” above).

Any capital gain realized by a Dissenting Non-Resident Holder who is entitled to be paid, and is paid, the fair value for its Carcetti Shares by HMC following the Amalgamation will generally not be subject to tax under the ITA unless the Carcetti Shares constitute taxable Canadian property to the Non-Resident Holder at the time of the disposition of such shares and the Dissenting Non-Resident Holder is not entitled to relief under an applicable income tax convention between Canada and the country in which the Dissenting Non-Resident Holder is resident. See above under the heading “Holders Not Resident in Canada — Disposition of HMC Shares” for a general summary of the circumstances in which the Carcetti Shares will constitute taxable Canadian property to a Dissenting Non-Resident Holder.

Any interest paid or credited to a Dissenting Non-Resident Holder upon the exercise of dissent rights will generally not be subject to Canadian withholding tax.

Dissenting Non-Resident Holders who are contemplating exercising their dissent rights should consult their own tax advisors regarding the tax consequences in their particular circumstances.

Other Tax Considerations

This Circular does not address any tax considerations of the Amalgamation other than the federal Canadian income tax considerations applicable to Shareholders. Shareholders who are resident in jurisdictions other than Canada should consult their own tax advisors with respect to the relevant tax implications of the Amalgamation, including any associated filing requirements, in such jurisdictions. All Shareholders should also consult their own tax advisors regarding relevant provincial, territorial or state tax considerations of the Amalgamation.

OMNIBUS EQUITY INCENTIVE PLAN

Approval of Plan

The Omnibus Plan was approved by the Carcetti Board on September 30, 2025, and, subject to approval by the Shareholders and the TSXV, will replace the Corporation’s current Stock Option Plan. The Omnibus Plan is a 10% “rolling” plan which, subject to the adjustment provisions provided for therein (including a subdivision or consolidation of Carcetti Shares), provides that the aggregate maximum number of Carcetti Shares that may be issued upon the exercise or settlement of equity awards (together with awards under other security-based compensation arrangements) shall not exceed 10% of the issued and outstanding Carcetti Shares from time to time, such number being 2,566,905 Carcetti Shares as at the date hereof and anticipated to be approximately 35 million following completion of the Transaction (approximately 23 million on a post-Consolidation basis). If approved by the Shareholders and the TSXV, the Omnibus Plan will be the security-based compensation plan of HMC following the Amalgamation and currently outstanding options of Carcetti will be subject to the terms of the Omnibus Plan.

Under TSXV Policy 4.4 - Security Based Compensation (“Policy 4.4”), the Omnibus Plan must be approved on a yearly basis, in each case by an ordinary resolution of the Shareholders entitled to vote at a shareholder meeting. The Omnibus Plan is subject to TSXV acceptance, and if the TSXV finds the disclosure to Shareholders to be inadequate, that Shareholder approval may not be accepted by the TSXV.

A summary of the material terms of the Omnibus Plan is set out below. Capitalized terms used but not otherwise defined in this Circular shall have the meanings ascribed to such terms in the Omnibus Plan. The summary of the Omnibus Plan is qualified in its entirety by the full text of the Omnibus Plan attached to this circular as Appendix E.

Summary of Plan

The purpose of the Omnibus Plan is to allow the Plan Administrator to grant Awards to directors, officers, employees and consultants of Carcetti and its wholly owned subsidiaries as additional compensation, and as an opportunity to participate in the success of the Corporation. The granting of such Awards is intended to align the interests of such persons with that of the Shareholders.

Carcetti Shares covered by Awards which have been exercised, settled or terminated shall be available for subsequent grants under the Omnibus Plan and the number of Awards available to grant increases as the number of issued and outstanding Carcetti Shares increases.

Limits on Awards

The Omnibus Plan also provides that, in each case under all of Carcetti’s security-based compensation arrangements, the maximum aggregate number of Carcetti Shares: (a) issuable to Insiders (as a group) at any point in time cannot exceed 10% of the issued and outstanding Carcetti Shares; (b) issuable to Insiders (as a group) within any 12 month period cannot exceed 10% of the issued and outstanding Carcetti Shares; (c) issuable to any one person within any 12 month period cannot exceed 5% of the issued and outstanding Carcetti Shares; and (d) issuable to any one consultant within any 12 month period cannot exceed 2% of the issued and outstanding Carcetti Shares. Investor Relations Service Providers may not receive any Award other than Options and the maximum aggregate number of Carcetti Shares issuable to Investor Relations Service Providers within any 12 month period (under all of Carcetti’s security-based compensation arrangements) cannot exceed 2% of the issued and outstanding Carcetti Shares.

Types of Awards

Awards of Options, RSUs, DSUs and PSUs may be made under the Omnibus Plan. All Awards described below are subject to the conditions, limitations, restrictions, exercise price, vesting, settlement and forfeiture provisions determined by the Plan Administrator, in its sole discretion, subject to such limitations provided in the Omnibus Plan, and are evidenced by an Award agreement.

Options

An Option entitles a holder thereof to purchase a prescribed number of Carcetti Shares from treasury at an exercise price set by the Plan Administrator at the time an Option is granted, which exercise price must in all cases be not less than discounted market price (as defined in the policies of the TSXV). Subject to any accelerated termination as set forth in the Omnibus Plan, each Option expires on its respective expiry date. The Plan Administrator has the authority to determine the vesting terms applicable to grants of Options. Once an Option becomes vested, it shall remain vested and shall be exercisable until expiration or termination of the Option, unless otherwise specified by the Plan Administrator, or as otherwise set forth in any written employment agreement, Award agreement or other written agreement between Carcetti or any of its subsidiaries and the Participant. The Plan Administrator has the right to accelerate the date upon which any Option becomes exercisable, subject to the restrictions of the Omnibus Plan and the policies of the TSXV. The Plan Administrator may provide at the time of granting an Option that the exercise of that Option is subject to restrictions, in addition to those specified in the Omnibus Plan, such as vesting conditions relating to the attainment of specified Performance Goals.

The Omnibus Plan permits Participants to, with the permission of the Plan Administrator, exercise Options on a Net Exercise basis. Net Exercise is a method of Option exercise whereby the Participant does not make any payment to the Corporation for the exercise of their Options and receives on exercise a number of Carcetti Shares equal to the value of the Option, valued at the current market price. In accordance with the policies of the TSXV, the current market price must be the 5-day volume weighted average trading price prior to the date the Option is exercised. Participants performing Investor Relations Services may not exercise Options on a Net Exercise basis.

An exercise notice must be accompanied by payment of the exercise price and the exercise price must be fully paid by cheque or by such other means as may be acceptable to the Plan Administrator.

Options which were outstanding under Carcetti’s existing Stock Option Plan when the Omnibus Plan is adopted continue to be exercisable and are deemed to be governed by and subject to the terms and conditions of the Omnibus Plan.

Restricted Share Units

A RSU is a unit equivalent in value to a Carcetti Share credited by means of a bookkeeping entry in the books of Carcetti, which entitles the holder to receive one Carcetti Share (or the value thereof) for each RSU after a specified vesting period. The Plan Administrator may, from time to time, subject to the provisions of the Omnibus Plan and such other terms and conditions as the Plan Administrator may prescribe, grant RSUs to any Participant in respect of a bonus or similar payment in respect of services rendered by the applicable Participant in a taxation year.

The number of RSUs (including fractional RSUs) granted at any particular time under the Omnibus Plan is calculated by dividing (a) the amount of any bonus or similar payment that is to be paid in RSUs, as determined by the Plan Administrator, by (b) the greater of (i) the Market Price of a Carcetti Share on the date of grant, and (ii) such amount as determined by the Plan Administrator in its sole discretion.

Upon settlement, holders will redeem each vested RSU for the following at the election of the Plan Administrator and the provisions of the Omnibus Plan and as otherwise provided in an Award agreement: (a) one fully paid and non-assessable Carcetti Share issued from treasury in respect of each vested RSU, (b) a cash payment or (c) a combination of Carcetti Shares and cash. Any such cash payments made by Carcetti shall be calculated by multiplying the number of RSUs to be redeemed for cash by the Market Price as at the settlement date.

Deferred Share Units

An DSU is a unit equivalent in value to a Carcetti Share credited by means of a bookkeeping entry in the books of Carcetti, which entitles the holder to receive one Carcetti Share (or the value thereof) for each DSU after a specified vesting period. The Plan Administrator may, from time to time, subject to the provisions of the Omnibus Plan and such other terms and conditions as the Plan Administrator may prescribe, grant DSUs to any Participant that is a director in respect of a bonus or similar payment in respect of services rendered by the applicable Participant in a taxation year.

Upon settlement, holders will redeem each vested DSU for the following at the election of the Plan Administrator and the provisions of the Omnibus Plan and as otherwise provided in an Award agreement: (a) one fully paid and non-assessable Carcetti Share issued from treasury in respect of each vested RSU, (b) a cash payment or (c) a combination of Carcetti Shares and cash. Any such cash payments made by Carcetti shall be calculated by multiplying the number of DSUs to be redeemed for cash by the Market Price as at the settlement date.

No payment, whether cash or in Carcetti Shares, shall be made in respect of the settlement of any DSU granted to a Participant: (a) before the first date on which such Participant is no longer a Director, Officer or Employee of the Corporation, or (b) after December 31 of the calendar year following the calendar year in which the DSU Termination Date occurs.

Performance Share Units

A PSU is a unit equivalent in value to a Carcetti Share credited by means of a bookkeeping entry in the books of the Corporation which entitles the holder to receive one Carcetti Share (or the value thereof) for each PSU after specific performance-based vesting criteria determined by the Plan Administrator, in its sole discretion, have been satisfied. The Performance Goals to be achieved during any performance period, the length of any performance period, the amount of any PSUs granted, the effect of termination of a Participant’s service and the amount of any payment or transfer to be made pursuant to any PSU is determined by the Plan Administrator and by the other terms and conditions of any PSU, all as set forth in the applicable Award agreement. Subject to the terms and conditions of the Omnibus Plan and such other terms and conditions as the Plan Administrator may determine, the Plan Administrator, at any time and from time to time, may grant PSUs to Participants in such amounts as the Plan Administrator shall determine.

The Plan Administrator has the authority to determine any vesting terms applicable to the grant of PSUs. Upon settlement, holders will redeem each vested PSU for the following at the election of the Plan Administrator and the provisions of the Omnibus Plan and as otherwise provided in an Award agreement: (a) one fully paid and non-assessable Carcetti Share issued from treasury in respect of each vested PSU, (b) a cash payment, or (c) a combination of Carcetti Shares and cash. Any such cash payments made by Carcetti to a Participant are calculated by multiplying the number of PSUs to be redeemed for cash by the Market Price as at the settlement date.

Black-out Periods

In the event an Award expires, at a time when a scheduled blackout is in place or an undisclosed material change or material fact in Carcetti’s affairs exists, the expiry of such Award will be the date that is 10 business days after which such scheduled blackout terminates or there is no longer such undisclosed material change or material fact.

Term

While the Omnibus Plan does not stipulate a specific term for Awards granted thereunder, Awards must expire within five years from their date of grant, except where an expiry date would have fallen within a blackout period applicable to the Participant, in which case the Award will expire within 10 business days following the end of such blackout period. All Awards must vest and settle in accordance with the provisions of the Omnibus Plan and any applicable Award agreement, which Award agreement may include an expiry date for the applicable Award.

Termination of Employment or Services

The following describes the impact certain events have upon the Participants under the Omnibus Plan, including termination for cause, resignation, termination without cause, disability, death or retirement, subject, in each case, to the terms of a Participant’s applicable employment agreement, Award agreement or other written agreement:

Termination for Cause: Any Option or other Award held by the Participant that has not been exercised, surrendered or settled as of the Termination Date shall be immediately forfeited and cancelled as of the Termination Date.

Termination without Cause, Resignation, Death, Disability or Retirement: Any unvested Option or other Award shall be immediately forfeited and cancelled as of the Termination Date. Any vested Options may be exercised by the Participant within the time period contemplated by the Omnibus Plan, and any vested Award other than an Option shall be settled as soon as reasonably practicable in accordance with the Omnibus Plan.

Change of Control

Upon a Change of Control, the Carcetti Board has discretion regarding the treatment of outstanding Awards. The Carcetti Board may accelerate vesting, amend or eliminate conditions, or allow conditional exercise or settlement of Awards so participants can participate in the transaction that could result in the Change of Control. The Carcetti Board may cancel outstanding Awards and pay out their value in cash, based on the Change of Control Price. If the Carcetti Board determines that Awards will be honoured or assumed by a successor entity, no cancellation or acceleration will occur, provided the Replacement Awards offer substantially equivalent rights, value, and vesting schedules.

The Omnibus Plan provides protection for Participants whose employment or engagement is terminated (other than for Cause) within 24 months following a Change of Control. In such cases, any unvested Awards automatically vest and become payable or exercisable as of the date of such termination.

Amendments to the Omnibus Plan

The Plan Administrator may, subject to the limitations provided in the Omnibus Plan and in accordance with applicable law, amend, modify, change, suspend or terminate the Omnibus Plan or Awards as it, in its discretion determines appropriate, provided, however, that no such amendment, modification, change, suspension or termination of the Omnibus Plan or Awards may materially impair any rights of a Participant or materially increase any obligations of a Participant under the Omnibus Plan without the consent of the Participant, unless the Plan Administrator determines such adjustment is required or desirable in order to comply with any applicable securities laws or TSXV requirements.

Notwithstanding the above, and subject to the rules of the TSXV, the approval of the shareholders and TSXV is required to affect any of the following amendments to the Omnibus Plan:

(a)	increasing the percentage of Carcetti Shares reserved for issuance under the Omnibus Plan, except pursuant to the provisions in the Omnibus Plan, which permit the Plan Administrator to make equitable adjustments in the event of transactions affecting Carcetti’s capital;

(b)	the amendment of any amending provision in the Omnibus Plan;

(c)	reducing the exercise price of an Option (for this purpose, a cancellation or termination of an Option of a Participant prior to its expiry date for the purpose of reissuing an Option to the same Participant with a lower exercise price shall be treated as an amendment to reduce the exercise price of an Option) except pursuant to the provisions in the Omnibus Plan, which permit the Plan Administrator to make equitable adjustments in the event of transactions affecting the Corporation’s capital;

(d)	extending the term of an Option beyond the original expiry date (except where an expiry date would have fallen within a blackout period applicable to the Participant or within 10 business days following the expiry of such a blackout period);

(e)	the amendment of an entitlement to an individual Award;

(f)	changing the eligible Participants;

(g)	amending any of the termination provisions set out in the Omnibus Plan; and

(h)	deleting or otherwise reducing the range of amendments which require approval of shareholders.

The approval of the Shareholders on a disinterested basis in compliance with the applicable policies of the TSXV is required in the following circumstances:

(a)	the reduction in the exercise price or purchase price of an Award benefiting an Insider;

(b)	the extension of the term of an Award benefiting an Insider;

(c)	the increase or removal of the 10% limit on Carcetti Shares issuable or issued to Insiders; and

(d)	the issuance to a Participant within a 12-month period, of a number of Carcetti Shares exceeding 5% of the issued and outstanding Carcetti Shares.

The Plan Administrator may, without Shareholder approval, amend the Omnibus Plan for the purpose of: (a) amending the general vesting provisions of an Award, (b) adding covenants of Carcetti for the protection of the Participants, (c) amendments that are desirable as a result of changes in law in any jurisdiction where a Participant resides, and (d) curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error. Carcetti is required to obtain TSXV acceptance of any amendment to the Omnibus Plan.

Approval of the Omnibus Plan

In order to be passed, a majority of the votes cast by Shareholders at the Meeting, in person or by proxy, must be voted in favour of the Plan Resolution to confirm and approve the Omnibus Plan, substantially the following form:

“WHEREAS the Shareholders of Carcetti Capital Corp. (the “Corporation”) wish to approve the Corporation’s 10% rolling omnibus equity incentive plan, as described in the Corporation’s information circular dated September 30, 2024 (the “Omnibus Plan”).

BE IT RESOLVED that

1.	the Omnibus Plan is hereby approved.

2.	any one or more of a group comprised of the directors and officers of the Corporation are authorized and directed to do all acts and things, to settle the form of, execute, under the Corporation’s corporate seal or otherwise, deliver, give all notices and file and distribute all certificates, instruments, agreements and other documents, and to obtain any required consents or approvals, in the name and on behalf of the Corporation as in the opinion of such individuals may be necessary or desirable to give full effect to the above resolutions and to facilitate all matters relating to those resolutions; and

3.	all acts performed and any documents executed, delivered, filed or registered prior to the date of these resolutions by the directors and/or officers of the Corporation relating to matters dealt with in these resolutions are approved, ratified and confirmed.”

Management of the Corporation believes that the approval of the Omnibus Plan as described above is in the best interests of the Corporation and recommends that shareholders vote in favour of the Plan Resolution approving the Omnibus Plan.

In the absence of instructions to the contrary, the persons named in the form of proxy intend to vote FOR the Plan Resolution.

Annual General Meeting Matters

Votes Necessary to Pass Resolutions

A majority of affirmative votes cast by Shareholders present in person or by proxy at the Meeting is required to approve the standard annual general meeting matters including the appointment of auditors, the Board Size Resolution and the election of directors. The approval of the Amalgamation Resolution must be approved by not less than two-thirds of the votes cast at the Meeting in person or by proxy by Shareholders. The full text of the Amalgamation Resolution is set out in Appendix A to this Circular. The approval of the Plan Resolution must be approved by a majority of the votes cast at the Meeting in person or by proxy by Shareholders.

Particulars of Matters to be Acted Upon

Presentation of Financial Statements

The audited financial statements of the Corporation for its fiscal year ended December 31, 2024, together with the report of the auditor thereon, will be presented to the shareholders at the Meeting.

Appointment of Auditors

Davidson & Company LLP, Chartered Professional Accountants (“Davidson & Company LLP”), of 1200 - 609 Granville Street, Vancouver, British Columbia V7Y 1G5, will be nominated at the Meeting for reappointment as auditor of the Company to hold office until the next annual general meeting of Shareholders or until their successors are appointed. The directors will be authorized to fix the remuneration of the auditor.

At the Meeting, Shareholders shall be called upon to appoint Davidson & Company LLP as auditors of the Company, to hold office until the next annual general meeting of Shareholders, and to authorize the directors to fix their remuneration.

Unless instructions are given to the contrary, the persons named in the proxy accompanying this Circular intend to vote FOR the appointment of Davidson & Company LLP as auditor of the Corporation and to authorize the Carcetti Board to fix their remuneration. Approval of the foregoing resolution will require the affirmative vote of a majority of the votes cast by holders of Carcetti Shares present or represented by proxy at the Meeting.

Board Size Resolution

The articles of the Corporation provide that the Carcetti Board shall consist of a minimum of one and a maximum of 10 directors.

At the Meeting, Shareholders will be asked to consider and, if deemed appropriate, to pass an ordinary resolution to set the number of directors of the Corporation for the ensuing year at six (6) directors (the “Board Size Resolution”).

To be effective, the Board Size Resolution must be passed by a simple majority of the votes cast by Shareholders present in person or represented by proxy at the Meeting and entitled to vote on such resolution.

Unless instructions are given to the contrary, the persons named in the proxy accompanying this Circular intend to vote FOR the Board Size Resolution.

Election of Directors

Shareholders will be called upon to elect the six (6) Management Nominees at the Meeting. Directors who are elected will remain in office until the next annual meeting of shareholders or until a successor has been duly elected or appointed, or until, if earlier, he or she dies or resigns, or is removed or disqualified pursuant to the provisions of the CBCA.

Unless instructions are given to the contrary, the persons named in the proxy accompanying this Circular intend to vote FOR the election of the nominees whose names are set forth below.

Majority Voting Policy

The election of directors is governed by the majority voting requirements under the CBCA which took effect on August 31, 2022. Pursuant to these requirements, in an uncontested election of directors, a nominee must receive a majority of the votes cast for his or her election in order to be elected as a director. Subject to the provisions of the CBCA, if a nominee does not receive a majority of the votes cast for his or her election, he or she will not be elected to the Carcetti Board and may continue in office for 90 days following the vote or until the day a successor is appointed or elected, whichever is earlier. Shareholders will be allowed to vote “for” or “against” a nominee, versus “for” or “withhold” as was the case previously. An “uncontested” election is an election at which there is only one candidate nominated for each position available on the Carcetti Board.

Proposed Nominees to the Carcetti Board

This Circular proposes six (6) individuals as nominees for election to the Carcetti Board, three of whom, Jonathan Awde, Richard Silas and Glenn Kumoi, currently serve as directors of the Corporation. The term of office of each of the present directors expires at the close of the Meeting. Three (3) of the six (6) nominated directors, Richard Silas, Audra Walsh, and Robert Quartermain, are independent directors as set forth in National Instrument 52-110 – Audit Committees. Jonathan Awde, Jason Kosec and Glenn Kumoi are not independent because they are anticipated to be officers of the Corporation following closing of the Transaction. All six (6) Management Nominees are qualified and experienced, and have agreed to serve on the Carcetti Board.

The proxy permits Shareholders to vote in favour of all nominees, to vote in favour of some nominees and against other nominees, or to vote against all director nominees.

The following sets forth certain information pertaining to the persons proposed to be nominated for election as directors and furnished by the individual nominees:

Jonathan Awde Not independent Age: 48 Location: British Columbia, Canada

Jonathan Awde brings nearly two decades of expertise in capital markets, mineral exploration, development, and consolidation. As co-founder and CEO of Dakota Gold, he led the consolidation of the Homestake District in South Dakota and guided the company’s public listing on the NYSE. Previously, he co-founded Gold Standard Ventures Corp. (“Gold Standard”) and served as its President and CEO from 2010 to 2020. Throughout his career, he has successfully raised approximately C$850 million in funding.

Principal Occupation for the Past Five Years:

2022 – 2024: President and CEO, Dakota Gold Corp.

2021 – 2022: President and CEO, Dakota Territory Resource Corp

2010 – 2020: President and CEO, Gold Standard Ventures Corp.

Public Board Memberships:

Director, Carcetti Capital Corp. (TSXV) (since June 10, 2025)

President & CEO, Dakota Gold Corp. (NYSE)

President & CEO, Gold Standard Ventures Corp. (TSX/NYSE)

Securities of Carcetti Held (as of the date of the Record Date):

Carcetti Shares: 4,900,500

Options: 325,000

Jason Kosec Not independent Age: 38 Location: Bahamas

Jason Kosec has 15 years of experience spanning mineral exploration, mine development, production, and capital markets. He founded Millennial Precious Metals and led its merger and integration with Integra Resource Corp. in 2023. Mr. Kosec served as President, CEO, and Director of Integra until January, 2025. At Integra, he oversaw the acquisition and integration of the Florida Canyon gold mine. Previously, he was a key member of the Côté Gold discovery team and co-led the structural reinterpretation of the Barkerville camp, as well as the development of new geological models for the Windfall deposit and Lynx discovery.

Principal Occupation for the Past Five Years:

2023 – 2025: President and CEO, Integra Resources Corp.

2020 – 2023: President and CEO, Millennial Precious Metals Corp.

Public Board Memberships:

Chair, Minera Alamos Inc. (TSXV)

Director, Greenlight Metals Inc. (TSXV)

President & CEO, Integra Resources Corp. (TSXV/NYSEAM)

President & CEO, Millennial Previous Metals Corp. (TSXV/NYSEAM)

Securities of Carcetti Held (as of the date of the Record Date):

Carcetti Shares: 2,375,000

Options: 325,000

Richard Silas Independent Age: 53 Location: British Columbia, Canada

Richard Silas has over 25 years of experience administrating junior resources companies. Mr. Silas has been a director of Guanajuato Silver Company Ltd. since October 2019 and now also serves as VP of Corporate Development and Corporate Secretary. Mr. Silas was appointed Non-Executive Chairman and Director of Rio Grande Resources Ltd. on January 31, 2025. He has served as either corporate secretary or director for several public companies in Canada. Mr. Silas was President of Gold Standard from April 2009 to August 2009, Corporate Secretary of Gold Standard from August 2009 to May 2017 and Director of Gold Standard from April 2009 to September 2017. Mr. Silas was President of Barksdale Resources Corp. (“Barksdale”), a TSXV listed company, from August 2016 to December 2017, was a director of Barksdale from June 2015 to April 2019 and Corporate Secretary of Barksdale from August 2016 to January 2021. Mr. Silas was also Director and President of Lithoquest Diamonds Inc. (formerly Consolidated Westview Corp.) from March 2013 to November 2017. Since December 1995, Mr. Silas has been President of Universal Solutions Inc., a private management company.

Principal Occupation for the Past Five Years:

2021 – Present: Vice-President, Corporate Development and Corporate Secretary, Guanajuato Silver Company Ltd.

2016 – 2021: Corporate Secretary, Barksdale Resources Corp.

Public Board Memberships:

Director, Carcetti Capital Corp. (TSXV) (since May 30, 2023)

Chairman, Rio Grande Resources Ltd. (CSE)

Director, VP of Corporate Development & Corporate Secretary, Guanajuato Silver Company Ltd. (TSXV)

Director, LDB Capital Corp. (TSXV)

Director, CFO and Corporate Secretary, Norther Lion Gold Corp. (TSXV)

Director, Sanibel Ventures Corp. (TSXV)

Securities of Carcetti Held (as of the date of the Record Date):

Carcetti Shares: 625,000

Options: 95,000

Audra Walsh Independent Age: 53 Location: New York, United States

Audra Walsh brings over 30 years of international mining experience across both precious and base metals. She currently serves as a Director at IAMGOLD and Faraday Copper. Previously, she was CEO of Minera S.A., a private mining company with exploration projects and a significant stake in a Canadian public company, and CEO of Minas de Aguas Teñidas S.A.U., a joint venture between Mubadala and Trafigura, until its sale in 2022. Earlier in her career, she held senior management and technical roles at Barrick and Newmont.

Principal Occupation for the Past Five Years:

2019 – 2025: Director, Calibre Mining Corp.

2016 – 2022: CEO, Minas de Aguas Teñidas S.A.U

Public Board Memberships:

Director, Faraday Copper Corp. (TSX)

Director, IAMGOLD Corporation (TSX)

Director, Calibre Mining Corp. (TSX)

Securities of Carcetti Held (as of the date of the Record Date):

Carcetti Shares: 300,000

Options: 150,000

Robert Quartermain Independent Age: 70 Location: British Columbia, Canada

Robert Quartermain brings over 40 years of mining experience and currently serves as Co-Chair, Director, and CEO of Dakota Gold. He played a pivotal role in the discovery and delineation of the Hemlo gold mine while at Teck Resources. As CEO of SSR Mining for 25 years, he transformed the company into a leading silver producer. Quartermain also founded Pretium Resources, which developed the Brucejack Mine in British Columbia and was later sold to Newcrest Mining for C$2.8 billion.

Principal Occupation for the Past Five Years:

2024 – Present: President & CEO, Dakota Gold Corp.

2022 – Present: Co-Chair & Director, Dakota Gold Corp.

Public Board Memberships:

President, CEO & Director, Dakota Gold Corp. (NSYE)

Securities of Carcetti Held (as of the date of the Record Date):

Carcetti Shares: 2,235,000

Options: 325,000

Glenn Kumoi Not independent Age: 63 Location: British Columbia, Canada

Glenn Kumoi is President, Chief Executive Officer, Chief Financial Officer, and a Board member of Carcetti Capital Corp. He earned his LLB from the University of Ottawa in 1987 and has an extensive background in corporate governance. From 2017 to 2021, he served as Vice President, General Counsel, and Corporate Secretary of Gold Standard, and from 2017 to 2020, as a Board member and committee chair at Barksdale Resources Corp. In 2021 he received the ICD.D designation from the Institute of Corporate Directors. From 2022 to 2024, he held the roles of President, CEO, and Board member at JM Resources Corp.

Principal Occupation for the Past Five Years:

2023 – Present: President and CEO, Carcetti Capital Corp.

2022 – 2024: President and CEO, JM Resources Corp.

2017 – 2021: Vice President, General Counsel and Corporate Secretary, Gold Standard Ventures Corp.

Public Board Memberships:

Director, Carcetti Capital Corp. (TSXV) (since May 30, 2023)

Vice President, General Counsel and Corporate Secretary, Gold Standard Ventures Corp. (TSX/NYSE)

Securities of Carcetti Held (as of the date of the Record Date):

Carcetti Shares: 100,000

Options: 95,000

Orders, Penalties and Bankruptcies

Richard Silas is the Chief Executive Officer and a director of Sanibel Ventures Corp., a capital pool company that was suspended from trading by the TSXV on July 30, 2020 for failure to complete a qualifying transaction within 24 months of its listing.

Glenn Kumoi was Vice President, General Counsel and Corporate Secretary of Rubicon Minerals Corporation (“Rubicon”) when a restructuring transaction was commenced under the Companies’ Creditors Arrangement Act (the “CCAA”) on October 20, 2016, and when Rubicon emerged from the CCAA proceedings on December 20, 2016 after a successful implementation of the restructuring transaction.

On September 2, 2014, Jonathan Awde was fined a total of C$46,000 by the Autorité des marchés financiers in Quebec for 11 counts of filing late insider trading reports. The fine has been paid in full.

On April 29, 2013, Mr. Silas was fined C$8,000 by the Autorité des marchés financiers in Quebec for failure to file insider reports within the prescribed time periods in respect of changes in his control over securities of Northern Star Mining Corp., a reporting issuer whose common shares were previously listed for trading on a predecessor to the TSXV, in November 2008 and April 2010. The fine has been paid in full.

Except as disclosed hereunder, to the knowledge of the Corporation, none of the foregoing nominees for election as a director:

(a)	is, or within the last ten years has been, a director, CEO or chief financial officer (“CFO”) of any corporation that:

(i)	was the subject of a cease trade order, an order similar to a cease trade order or an order that denied such corporation access to any exemption under applicable securities legislation, for a period of more than 30 consecutive days (an “Order”), while that person was acting in that capacity; or

(ii)	was subject to an Order that was issued after the nominee ceased to be a director, CEO or chief financial officer, and which resulted from an event that occurred while that person was acting in the capacity as a director, CEO or chief financial officer;

(b)	is, or within the last ten years has been, a director or executive officer of any company that, while that person was acting in that capacity or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or

(c)	has, within the last ten years, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or become subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold such nominee’s assets.

To the knowledge of the Corporation, none of the foregoing nominees for election as director has been subject to:

(a)	any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

(b)	any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable shareholder in deciding whether to vote for a proposed director.

Amalgamation Resolution

At the Meeting, Shareholders will be asked to consider and, if deemed appropriate, to pass the Amalgamation Resolution. To be effective, the Amalgamation Resolution must be passed by at least two-thirds of the votes cast by Shareholders present in person or represented by proxy at the Meeting and entitled to vote on such resolution. As of the close of business on the Record Date, the Supporting Shareholders, holding in aggregate 17,703,000 Carcetti Shares, representing approximately 69% of the issued and outstanding Carcetti Shares have entered into voting support agreements with the Corporation whereby they agreed to vote their Carcetti Shares in favour of the Amalgamation Resolution. All of such Carcetti Shares are eligible to be voted on the Amalgamation Resolution. As a result, the Supporting Shareholders are able to cause the Amalgamation Resolution to be approved.

For further details regarding the Amalgamation, see the information included under the heading “The Amalgamation” of this Circular.

Unless instructions are given to the contrary, the persons named in the proxy accompanying this Circular intend to vote FOR the Amalgamation Resolution.

Plan Resolution

At the Meeting, Shareholders will be asked to consider and, if deemed appropriate, to pass the Plan Resolution. To be effective, the Plan Resolution must be passed by a majority of the votes cast by Shareholders present in person or represented by proxy at the Meeting and entitled to vote on such resolution.

For further details regarding the Omnibus Plan and the Plan Resolution, see the information included under the heading “Omnibus Equity Incentive Plan” of this Circular.

Unless instructions are given to the contrary, the persons named in the proxy accompanying this Circular intend to vote FOR the Plan Resolution.

Executive Compensation

The following information is provided in accordance with National Instrument Form 51-102F6V - Statement of Executive Compensation - Venture Issuers.

For the purposes set out below, a “Named Executive Officer” or “NEO” means each of the following individuals:

(a)	the chief executive officer of the Corporation (“CEO”) or each individual who, in respect of the Corporation, during any part of the most recently completed financial year, served as chief executive officer, including an individual performing functions similar to a chief executive officer;

(b)	the chief financial officer of the Corporation (“CFO”) or each individual who, in respect of the Corporation, during any part of the most recently completed financial year, served as chief financial officer, including an individual performing functions similar to a chief financial officer;

(c)	in respect of the Corporation and its subsidiaries, the most highly compensated executive officer other than the individuals identified in paragraphs (a) and (b) at the end of the most recently completed financial year whose total compensation was more than C$150,000 for that financial year, as determined in accordance with Subsection 1.3(5) of Form 51-102F6V; and

(d)	each individual who would be a named executive officer under paragraph (c) but for the fact that the individual was neither an executive officer of the Corporation, and was not acting in a similar capacity, at the end of that financial year.

As at the end of the Corporation’s most recently completed financial year ended December 31, 2024, the Corporation had one NEO, whose name and positions held within the Corporation are set out in the summary compensation table below.

Director and Named Executive Officer Compensation

The following table is a summary of compensation (excluding compensation securities) paid, payable, awarded, granted, given, or otherwise provided, directly or indirectly, by the Corporation, or a subsidiary of the Corporation, to each NEO and director for services provided and for services to be provided, directly or indirectly, to the Corporation or a subsidiary of the Corporation, for each of the Corporation’s two most recently completed financial years ended December 31, 2024 and December 31, 2023.

Table of compensation excluding compensation securities(1)
Name and position	Year Ended December 31	Salary, consulting fee, retainer or commission (C$)	Bonus (C$)	Committee or meeting fees (C$)	Value of perquisites (C$)	Value of all other compensation (C$)	Total compensation (C$)
Glenn Kumoi(2)	2024	12,000	--	--	--	--	12,000
Director, President, CEO and CFO	2023	7,319	--	--	--	--	7,319

Kenneth Taylor(3)	2024	--	--	--	--	--	--
Director	2023	--	--	--	--	--	--

Richard Silas(4)	2024	--	--	--	--	--	--
Director	2023	--	--	--	--	--	--

Patrick McGrath(5)	2024	--	--	--	--	--	--
Former CEO and Director	2023	126,486	--	--	--	--	126,486

Eugene Chaban(6)	2024	--	--	--	--	--	--
Former CFO and Director	2023	118,371	--	--	--	--	118,371

Tim Marchant(7)	2024	--	--	--	--	--	--
Former Chairman and Director	2023	--	--	4,990	--	--	4,990

J. Frank Mermoud(8)	2024	--	--	--	--	--	--
Former Director	2023	--	--	4,158	--	--	4,158

Notes:

(1)	The Corporation’s financial statements are presented in Canadian dollars (“C$”). In 2023, the Corporation’s financial statements were presented in United States dollars, such amounts have been converted into Canadian dollars at an exchange rate of 1.3497 Canadian dollars per one (1) United States dollar.

(2)	Mr. Kumoi was appointed as a director, President, CEO, and CFO of the Corporation on May 30, 2023.

(3)	Mr. Taylor was appointed as a director on April 19, 2023.

(4)	Mr. Silas was appointed as a director on May 30, 2023.

(5)	Mr. McGrath served as CEO from April 21, 2020 to May 30, 2023. He was paid by the Corporation pursuant to a consulting agreement effective October 1, 2018. Mr. McGrath was appointed as a director on April 21, 2020 and resigned on May 30, 2023. He received no compensation for his services as a director.

(6)	Mr. Chaban served as CFO from March 23, 2021 to May 30, 2023. Mr. Chaban was appointed as a director of the Corporation on March 23, 2021 and resigned on May 30, 2023. He received no compensation for his services as a director. Mr. Chaban was paid in Ukrainian hryvnia and US$ and converted to Canadian dollars for this table.

(7)	Mr. Marchant served as Chairman from January 4, 2023 to February 28, 2023. Mr. Chaban was appointed as a director of the Corporation on May 18, 2021 and resigned on February 28, 2023.

(8)	Mr. Mermoud was appointed as a director on July 5, 2012 and resigned on April 19, 2023.

Stock Options and Other Compensation Securities

During the financial year ended December 31, 2024, no compensation securities were granted or issued to NEOs and directors of the Corporation, for services provided or to be provided, directly or indirectly, to the Corporation or any subsidiary thereof.

No compensation securities were exercised by a director or NEO during the Corporation’s most recently completed financial year ended December 31, 2024.

Stock Option Plans and Other Incentive Plans

Stock Option Plan

The following table sets forth the Corporation's compensation plans under which equity securities are authorized for issuance as at the end of the most recently completed financial year:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by securityholders	102,333	(1)	C$	3.12	464,572
Equity compensation plans not approved by securityholders	--			--	--
Total	102,333		C$	3.12	464,572

Note:

(1)	During the six months ended June 30, 2025, 12,333 stock options with an exercise price of C$24.00 were cancelled.

The Corporation’s stock option plan (the “Stock Option Plan”) was last approved by the shareholders of the Corporation at the annual general meeting of the Shareholders held on September 25, 2024. The Stock Option Plan is required to be approved at each annual general meeting of the Shareholders. Should the TSXV approve the Omnibus Plan and the Shareholders approve the Plan Resolution, the Omnibus Plan will replace the Stock Option Plan as Carcetti’s security based compensation plan and will be the security based compensation plan of HMC should the Amalgamation be completed.

The Stock Option Plan provides that the Carcetti Board may grant options to directors, officers, key employees, consultants and, if applicable, management company employees for the purchase of Carcetti Shares at prices determined in accordance with TSX Venture Exchange rules. The Stock Option Plan is a “rolling” option plan, meaning that the number of additional Carcetti Shares that may be reserved for issue on the grant of options is a maximum of 10% of the issued and outstanding Carcetti Shares from time to time.

The maximum amount of stock options that may be granted must not exceed 10% of the total number of Carcetti Shares issued and outstanding (on a non-diluted basis) and the aggregate number of stock options granted in any 12-month period to any one person cannot exceed 5% of the total number of issued and outstanding Carcetti Shares (on a non-diluted basis). Conditions relating to the vesting and expiry of stock options are set by the directors at the time of granting, however, stock options must expire no later than ten years after the date of grant.

The following summary of the Stock Option Plan does not purport to be complete and is qualified in its entirety by reference to the Stock Option Plan.

Eligible Participants. Options may be granted under the Stock Option Plan to directors and officers of the Corporation or its subsidiaries, employees of the Corporation or its subsidiaries (collectively, the “Employees”) or consultants of the Corporation or its subsidiaries (collectively, the “Consultants”). The Carcetti Board, in its discretion, determines which of the irectors, Employees or Consultants will be awarded options under the Stock Option Plan.

Number of Shares Reserved. The number of Carcetti Shares which may be issued pursuant to options granted under the Stock Option Plan may not exceed 10% of the issued and outstanding Carcetti Shares at the date of granting of options (including all options granted by the Corporation prior to the adoption of the Stock Option Plan and under the Stock Option Plan). Options that are exercised, cancelled or expire prior to exercise continue to be issuable under the Stock Option Plan.

Exercise Price. The exercise price of any stock options granted under the Stock Option Plan shall be determined by the Carcetti Board, but may not be less than the greater of the closing market price of the Carcetti Shares on (a) the trading day prior to the date of grant of the stock options; and (b) the date of grant of the stock options, pursuant to the policies of the TSX Venture Exchange.

Termination. Any options granted pursuant to the Stock Option Plan will terminate upon the earliest of:

(a)	the end of the term of the option;

(b)	on the date the holder ceases to be eligible to hold the option (the “Cessation Date”), if the Cessation Date is as a result of dismissal for cause or regulatory sanction;

(c)	one year from the date of death or disability, if the Cessation Date is as a result of death or disability;

(d)	on such other date as fixed by the Carcetti Board, provided that the date is no more than 90 days from the Cessation Date, if the Cessation Date is as a result of a reason other than death, disability or cause.

Employment, Consulting and Management Agreements

The Corporation does not have any agreement or arrangement under which compensation was provided during the Corporation’s most recently completed financial year ended December 31, 2024 or is payable in respect of services provided to the Corporation or any of its subsidiaries that were performed by a director or NEO, or performed by any other party but are services typically provided by a director or a NEO, other than the monthly payment of C$1,000 to Glenn Kumoi for services rendered to the Corporation.

Oversight and Description of Director and Named Executive Officer Compensation

Compensation Discussion and Analysis

During the year ended December 31, 2024, the Corporation’s Compensation, Nominating and Governance Committee (the “Compensation, Nominating and Governance Committee”) comprised of three directors, Glenn Kumoi, Richard Silas, and Kenneth Taylor.

One of the mandates of the Compensation, Nominating and Governance Committee is to assist the Carcetti Board in the review and approval of compensation matters. The Compensation, Nominating and Governance Committee makes specific recommendations regarding compensation of the Corporation’s executive officers.

Objectives of the Compensation Program

The Corporation’s compensation program has been designed to attract, retain and inspire highly qualified and motivated individuals, and to provide fair and competitive compensation in accordance with industry standards and with the individual’s expertise and experience.

Overview of the Compensation Philosophy

The following principles guide the Corporation’s overall compensation philosophy with respect to its executive officers:

(a)	compensation is determined on an individual basis by the need to attract and retain talented, high-achievers;

(b)	calculating total compensation is set with reference to the market for similar jobs in similar locations;

(c)	an appropriate portion of total compensation is variable and linked to achievements, both individual and corporate;

(d)	internal equity is maintained such that individuals in similar jobs and locations are treated fairly; and

(e)	the Corporation supports reasonable expenses in order that employees continuously maintain and enhance their skills.

The Carcetti Board is given discretion to determine and adjust, year to year, the relative weighting of each form of compensation discussed above in a manner which best measures the success of the Corporation and its executive officers.

Compensation of all executive officers is based primarily on corporate performance, which includes achievement of the Corporation’s strategic objective of growth and the enhancement of Shareholder value.

The Compensation Review Process

The form and amount of compensation payable to executive officers and directors is evaluated by the Compensation, Nominating and Governance Committee and is guided by the following goals:

(a)	compensation should be commensurate with the time spent by the executive officers and directors in meeting their obligations and reflective of the compensation paid by companies similar in size and business to the Corporation;

(b)	the Corporation’s compensation program should fairly compensate and motivate the executive officers and directors; and

(c)	the structure of the compensation should be simple, transparent and easy for Shareholders to understand.

To determine compensation payable, the Compensation, Nominating and Governance Committee reviews compensation paid to executive officers and directors of companies of similar business, size and stage of development and determines an appropriate compensation reflecting the need to provide incentive and compensation for the time and effort expended by the executive officers and directors while taking into account the financial and other resources of the Corporation.

Base Salary

Salaries form the primary component of the Corporation’s compensation program for its executive officers. Salary levels are determined with reference to market comparables for similar positions, as well as the performance of the executive, the individual experience and skills of, and expected contribution from, each executive, the roles and responsibilities of the executive and the financial resources of the Corporation. As the Corporation is still searching for an appropriate asset, no base salaries are paid, but Glenn Kumoi is paid a fee of C$1,000 per month for services rendered to the Corporation.

Stock Option Plan

The Corporation has in effect a Stock Option Plan in order to provide effective incentives to directors, officers, senior management personnel, employees and consultants of the Corporation and to enable the Corporation to attract and retain experienced and qualified individuals in those positions by permitting such individuals to directly participate in an increase in per share value created for the Corporation’s Shareholders. The Corporation currently has no equity compensation plans other than the Stock Option Plan (discussed above). The Stock Option Plan is an important part of the Corporation’s long-term incentive strategy for its executive officers, permitting them to participate in any appreciation of the market value of the common shares over a stated period of time. The Stock Option Plan is intended to reinforce commitment to long-term growth in profitability and shareholder value. The size of stock option grants to officers is dependent on each officer’s level of responsibility, authority and importance to the Corporation and the degree to which such executive officer’s long-term contribution to the Corporation will be key to its long-term success. Previous grants of stock options are taken into account when considering new grants.

Other Compensation Matters

Other than as specifically set forth above, the Corporation at present does not propose to establish any supplemental executive retirement plans, pension plans or disability benefits for the directors or the executive officers.

Director Compensation

During the year ended December 31, 2024, the Carcetti Board was comprised of three directors. From time to time, the Carcetti Board, in its discretion, may compensate directors with fees for their services on Carcetti Board projects or special committees of the Carcetti Board. Carcetti Board members are also eligible to participate in the Stock Option Plan and any other long-term compensation plans adopted by the Corporation from time to time. The Corporation will reimburse directors for all reasonable expenses incurred in order to attend meetings.

Pension Plan Benefits

The Corporation does not have in place any pension plans that provide for payments or benefits at, following, or in connection with retirement.

Statement of Corporate Governance Practices

Corporate Governance

Corporate governance relates to the activities of the Carcetti Board, the members of which are elected by and are accountable to the Shareholders, and takes into account the role of the individual members of management who are appointed by the Carcetti Board and charged with the day-to-day management of the Corporation. The Canadian Securities Administrators (“CSA”) has adopted National Policy 58-201 Corporate Governance Guidelines, which provides non-prescriptive guidelines on corporate governance practices for reporting issuers such as the Corporation. In addition, the CSA have implemented National Instrument 58-101 Disclosure of Corporate Governance Practices, which prescribes certain disclosure by the Corporation of its corporate governance practices. This disclosure is presented below.

Board of Directors

The composition of the Carcetti Board currently consists of four members: Jonathan Awde, Glenn Kumoi, Richard Silas, and Kenneth Taylor.

Of the current members of the Carcetti Board, two directors, Jonathan Awde and Glenn Kumoi are not considered to be independent. For this purpose, a director is independent if he has no direct or indirect “material relationship” with the Corporation. A “material relationship” is a relationship which could, in the view of the Carcetti Board, be reasonably expected to interfere with the exercise of the director’s independent judgment.

Other Directorships

The following table sets forth the directors of the Corporation who are directors of other reporting issuers as of the date hereof:

Name	Name of other reporting issuer
Jonathan Awde	None

Glenn Kumoi	None

Richard Silas	• Guanajuato Silver Company Ltd. • LDB Capital Corp • Northern Lion Gold Corp. • Sanibel Ventures Corp.

Kenneth Taylor	None

Orientation and Continuing Education

The Carcetti Board has established the Compensation, Nominating and Governance Committee. The Compensation, Nominating and Governance Committee, with the assistance of the management of the Corporation, is responsible for providing orientation to new directors.

Ethical Business Conduct

In 2013, the Corporation implemented a Code of Business Conduct and Ethics Policy, as well as a Business Integrity Policy, including anti-retaliation provisions for whistleblowers. These policies provide guidance on the conduct of the Corporation’s business in accordance with high ethical standards and help mitigate the risks posed by exposure to foreign corrupt practices. Directors, officers, employees and consultants are asked annually to certify their review of, and compliance with, the policies.

Additionally, the skill and knowledge of Carcetti Board members and advice from counsel ensure that directors exercise independent judgment in considering transactions and agreements in respect of which a director or officer has a material interest. Directors and officers are required to disclose dealings in any of the geographic areas in which the Corporation operates. They are also subject to the general obligation under corporate law to disclose and not vote on any material contract or transaction with the Corporation in which the director or officer has an interest.

Nomination of Directors

When a Carcetti Board vacancy occurs or is contemplated, any director or officer may make recommendations to the Compensation, Nominating and Governance Committee as to qualified individuals for nomination to the Carcetti Board.

In identifying new candidates, the Compensation, Nominating and Governance Committee will take into account the mix of director qualifications and experiences, perspectives and skills appropriate for the Corporation at that time.

Compensation

The Compensation, Nominating and Governance Committee receives recommendations from the management of the Corporation and reviews and makes recommendations to the Carcetti Board regarding directors’ fees and the granting of stock options or RSUs to directors of the Corporation. Directors may be compensated in cash and/or equity for their expert advice and contribution towards the success of the Corporation. For further discussion on the director compensation review process.

Board Committees

The Carcetti Board has no committees other than the Audit Committee and the Compensation, Nominating and Governance Committee.

Assessments

The Compensation, Nominating and Governance Committee is responsible for evaluating the effectiveness of the Carcetti Board, committees of the Carcetti Board and individual directors based on their individual competencies, skills, personal qualities and contributions made to the Carcetti Board. The Compensation, Nominating and Governance Committee, with the participation of senior management of the Corporation, may recommend changes to enhance Carcetti Board performance in light of the Corporation's circumstances, business strategies and applicable regulatory requirements.

AUDIT COMMITTEE

National Instrument 52-110 –Audit Committees, of the Canadian Securities Administrators (“NI 52-110”) requires the Corporation, as a venture issuer, to disclose annually in its Information Circular certain information concerning the constitution of its Audit Committee and its relationship with its independent auditor, as set forth in the following.

Audit Committee Disclosure

Pursuant to Section 171(1) of the CBCA and NI 52-110, the Corporation is required to have an audit committee (the “Audit Committee”) comprised of not less than three directors, a majority of whom are not officers, control persons or employees of the Corporation or an affiliate of the Corporation. NI 52-110 requires the Corporation, as a venture issuer, to disclose annually in its information circular certain information concerning the constitution of its Audit Committee and its relationship with its independent auditor.

The primary function of the Audit Committee is to assist the Carcetti Board in fulfilling its financial oversight responsibilities by: (a) reviewing the financial reports and other financial information provided by the Corporation to regulatory authorities and Shareholders; (b) reviewing the systems for internal corporate controls which have been established by the Carcetti Board and management; and (c) overseeing the Corporation’s financial reporting processes generally. In meeting these responsibilities, the Audit Committee monitors the financial reporting process and internal control system; reviews and appraises the work of external auditors and provides an avenue of communication between the external auditors, senior management and the Carcetti Board. The Audit Committee is also mandated to review and approve all material related party transactions.

The Audit Committee’s Charter

The Corporation has adopted a Charter of the Audit Committee, a copy of which is attached hereto as Schedule “D”.

Composition of the Audit Committee

The Audit Committee is comprised of the following members: Glenn Kumoi, Richard Silas, and Kenneth Taylor. Mr. Kumoi, is an executive officer of the Corporation and is therefore not independent. Each member of the Audit Committee is considered to be financially literate as defined by NI 52-110 in that he has the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can presumably be expected to be raised by the Corporation’s financial statements. The members of the Audit Committee are elected by the Carcetti Board at its first meeting following the annual Shareholders’ meeting.

Relevant Education and Experience

Glenn Kumoi – Glenn Kumoi is President, Chief Executive Officer, Chief Financial Officer, and a Board member of Carcetti Capital Corp. He earned his LLB from the University of Ottawa in 1987 and has an extensive background in corporate governance. From 2017 to 2021, he served as Vice President, General Counsel, and Corporate Secretary of Gold Standard Ventures Corp., and, from 2017 to 2020, as a Board member and committee chair at Barksdale Resources Corp. From 2022 to 2024, he held the roles of President, CEO, and Board member at JM Resources Corp.

Richard Silas - Richard Silas has over 25 years of experience administrating junior resources companies. Mr. Silas has been a director of Guanajuato Silver Company Ltd. since October 2019 and now also serves as VP of Corporate Development and Corporate Secretary. Mr. Silas was appointed Non-Executive Chairman and Director of Rio Grande Resources Ltd. on January 31, 2025. He has served as either corporate secretary or director for several public companies in Canada. Mr. Silas was President of Gold Standard from April 2009 to August 2009, Corporate Secretary of Gold Standard from August 2009 to May 2017 and Director of Gold Standard from April 2009 to September 2017. Mr. Silas was President of Barksdale, a TSXV listed company, from August 2016 to December 2017, was a director of Barksdale from June 2015 to April 2019 and Corporate Secretary of Barksdale from August 2016 to January 2021. Mr. Silas was also Director and President of Lithoquest Diamonds Inc. (formerly Consolidated Westview Corp.) from March 2013 to November 2017. Since December 1995, Mr. Silas has been President of Universal Solutions Inc., a private management company.

Kenneth Taylor – Ken Taylor is currently the Chief Financial Officer of Burrell Resources Inc. and was formerly director of Lending of IFinance Canada Inc. from February 2004 to January of 2023.

Audit Committee Oversight

Since the commencement of the Corporation’s most recently completed financial year, the Carcetti Board has not failed to adopt a recommendation of the Audit Committee to nominate or compensate an external auditor.

Reliance on Certain Exemptions

Since the commencement of the Corporation’s most recently completed financial year, the Corporation has not relied on the exemptions contained in Section 2.4 (De Minimis Non-Audit Services), Subsection 6.1.1(4) (Circumstance Affecting the Business or Operations of the Venture Issuer), Subsection 6.1.1(5) (Events Outside Control of Member), Subsection 6.1.1(6) (Death, Incapacity or Resignation), or an exemption from NI 52-110, in whole or in part, granted under Part 8 (Exemption) of NI 52-110.

Pre-Approval Policies and Procedures

The Corporation’s Audit Committee charter requires Audit Committee pre-approval of all non-audit mandates for services the external auditors undertake for the Corporation or its subsidiaries.

External Auditor Service Fees

In the following table, “audit fees” are fees billed by the Corporation’s external auditor for services provided in auditing the Corporation’s annual financial statements for the subject year. “Audit-related fees” are fees not included in audit fees that are billed by the auditor for assurance and related services that are reasonably related to the performance of the audit or review of the Corporation’s financial statements. “Tax fees” are fees billed by the auditor for professional services rendered for tax compliance, tax advice and tax planning. “All other fees” are fees billed by the auditor for products and services not included in the foregoing categories.

The fees paid by the Corporation to its auditor in each of the last two fiscal years, by category, are as follows:

Financial Year Ending	Audit Fees		Audit Related Fees	Tax Fees	All Other Fees
December 31, 2024	C$	29,100.75	--	--	--
December 31, 2023	C$	26,719.50	--	--	--

Exemption

The Corporation is relying on the exemption provided by Section 6.1 of NI 52-110 which provides that the Corporation, as a venture issuer, is not required to comply with Part 3 (Composition of the Audit Committee) and Part 5 (Reporting Obligations) of NI 52-110.

DISCLOSURE RELATING TO DIVERSITY

For all annual meetings held on or after January 1, 2020, distributing corporations created under the CBCA must report on the representation of four designated groups on their board of directors and senior management teams, which includes the president, CEO, CFO, VPs in charge of a principal business unit and anyone who performs policymaking functions within the Corporation. The Designated Groups under the Employment Equity Act of Canada are women, indigenous peoples, persons with disabilities and members of visible minorities.

The diversity information disclosed in this document reflects the Corporation’s situation as of the date of this Circular.

The Corporation currently has four Carcetti Board members, none of whom is a woman (0 - 0%), indigenous person (0 - 0%) or a person with disabilities (0 - 0%). The Carcetti Board has one member of a visible minority (1 – 25%). The Corporation currently has one executive officer (who is also a Carcetti Board member), that is a member of a visible minority. Due to the size, resources, nature of business and difficulty in attracting directors and senior officers, the Company has not adopted term limits for directors, has not adopted a written policy relating to the identification and nomination of directors and officers that are women, indigenous peoples, persons with disabilities or members of visible minorities, and has not considered the level of representation of the designated groups in its executive officer positions or on the Carcetti Board in previous nominations or appointments (including a targeted number or percentage). The Carcetti Board seeks directors who represent a mix of backgrounds and business experiences that will enhance the quality of the Carcetti Board’s deliberations and decisions. The Carcetti Board considers, among other factors, diversity with respect to viewpoint, skills, experience, character, and behavior qualities in its evaluation of candidates for board membership.

Registrar and Transfer Agent

Odyssey Trust Company, at 1100 – 67 Yonge Street, Toronto ON M5E 1J8, is the registrar and transfer agent for the Carcetti Shares.

Shareholder Proposals for Next Meeting

Shareholder proposals submitted pursuant to the applicable provisions of the CBCA and the associated regulations that a shareholder intends to present at the next annual meeting of shareholders and wishes to be considered for inclusion in the corresponding management information circular and proxy form must be received by the Corporation within the prescribed period as outlined in the CBCA and associated regulations, which for certainty shall be no earlier than 150 days before the anniversary of the previous annual meeting of shareholders and no later than 90 days before the anniversary of the previous annual meeting of shareholders.

The CBCA and the associated regulations set out the information that a shareholder must include in the notice and the procedures to be followed regarding a shareholder proposal.

Information Concerning the Meeting

Meeting Details

The Meeting is scheduled to be held on October 30, 2025 at 10:00 a.m. (Vancouver time) at the offices of Borden Ladner Gervais LLP located at 1200 Waterfront Centre, 200 Burrard St., Vancouver, BC, Canada V7X 1T2. The Carcetti Board has fixed the close of business on September 25, 2025 as the Record Date for the determination of Shareholders entitled to receive notice of and to vote at the Meeting. Only Shareholders of record as of the close of business on the Record Date are entitled to receive notice of and to vote at the Meeting. Each such Shareholder is entitled to two votes on each resolution for each Carcetti Share registered in the name of such Shareholder. The quorum for the Meeting will be two (2) persons present and holding or representing by proxy at least 25% of the shares entitled to vote at the Meeting.

Availability of Meeting Materials

Carcetti is not relying on the notice-and-access delivery procedures outlined in National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer to distribute copies of the proxy-related materials in connection with the Meeting. As a result, Shareholders will receive paper copies of the Circular and related materials via prepaid mail, which includes both Shareholders who hold their shares directly in their respective names (“Registered Shareholders”) and Shareholders who hold their shares indirectly in the name of Intermediaries and not registered in their respective names (“Non-Registered Shareholders”).

Voting Securities and Principal Holders Thereof

The Corporation is authorized to issue an unlimited number of Class A common shares, an unlimited number of Carcetti Shares (named Class B common shares), and an unlimited number of Preferred shares. As of the close of business on the Record Date, there were 25,669,050 Carcetti Shares issued and outstanding and no preferred shares and no Class A common shares issued and outstanding.

On December 30, 2022, the Corporation completed the reorganization of the Corporation’s share capital to permit the Corporation to pay a special distribution of C$9.00 per share (C$0.03 per share pre-share consolidation) cash to Shareholders of record as at December 23, 2022 which totaled approximately C$9,426,461. In connection with the special distribution, the Corporation filed articles of amendment which created a new class of shares called Class B common shares, referred to in this Circular as Carcetti Shares, and a class of Preferred shares and effected an exchange of the existing Class A common shares for new Carcetti Shares and Preferred Shares on the basis of one Carcetti Share and one Preferred Share for every one Class A common share currently outstanding. The Preferred shares were immediately redeemed, in accordance with a notice from the Corporation provided by way of a news release issued on December 30, 2022, in exchange for the special distribution. The Preferred share redemption was treated as a reduction in the share capital of the Corporation and was payable to shareholders as at December 30, 2022. During the year ended December 31, 2023, the Special Distribution was paid to shareholders of record.

To the knowledge of the directors and executive officers of Carcetti, as of the close of business on the Record Date, no Person beneficially owned, or exercised control or direction over, directly or indirectly, 10% or more of the issued and outstanding Carcetti Shares, except as set forth below:

Shareholder	Number of Carcetti Shares	Percentage of Issued and Outstanding Carcetti Shares
Jonathan Awde	4,900,500	19.09%

Solicitation of Proxies

This Circular is furnished in connection with the solicitation of proxies by the management and the Carcetti Board for use at the Meeting and at any postponement(s) or adjournment(s) thereof for the purposes set forth in the accompanying Notice of Annual General and Special Meeting. The solicitation of proxies is intended to be primarily by mail but may also be made by telephone, email, internet, fax transmission or other electronic means of communication or in person by the directors, officers, employees and representatives of Carcetti, its affiliates and/or their respective representatives. The cost of soliciting proxies and mailing the materials in connection with the Meeting will be borne by Carcetti. Carcetti will mail the materials in connection with the Meeting directly to non-objecting Non-Registered Holders. Carcetti will not be paying for delivery of materials in connection with the Meeting to objecting Non-Registered Holders by Intermediaries.

The management of Carcetti do not intend to pay for Intermediaries to forward to objecting beneficial owners (as described under National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer) the proxy related materials and voting instructions form, and in the case of an objecting beneficial owner, the objecting beneficial owner will not receive the materials unless the objecting beneficial owner’s Intermediary assumes the cost of delivery.

These materials are being sent to both registered and non-registered owners of Carcetti Shares. If you are a non-registered owner, and Carcetti or its agent has sent these materials directly to you, your name and address and information about your holdings of securities, have been obtained in accordance with applicable securities regulatory requirements from the Intermediary holding on your behalf. By choosing to send these materials to you directly, Carcetti (and not the Intermediary holding on your behalf) has assumed responsibility for (i) delivering these materials to you, and (ii) executing your proper voting instructions. Please return your voting instructions as specified in the request for voting instructions.

How to Vote

The manner in which you may vote your Carcetti Shares at the Meeting depends on whether you are a Registered Shareholder or a Non-Registered Shareholder.

Registered Shareholders

If you are a Registered Shareholder, you may vote your Carcetti Shares by any of the following methods:

•	In Person at the Meeting. Do not complete your form of proxy. Bring your form of proxy and your valid government-issued photo identification to the Meeting and check in with a representative of Odyssey when you arrive at the Meeting. The name on your photo identification must match exactly the corresponding name on the register of Carcetti Shares maintained on behalf of Carcetti by its transfer agent, Odyssey. If you are representing an entity, corporation, company, fund or other business organization, you must bring written proof of authorization to represent such entity, corporation, company, fund or other business organization. No cameras, recording equipment, electronic devices, use of cell phones or other mobile devices, large bags or packages are permitted at the Meeting. If you do not provide valid government- issued photo identification or comply with the other procedures outlined herein, you will not be admitted to the Meeting.

•	By Proxy. Duly complete and sign your form of proxy. If your attorney is completing and signing your form of proxy on your behalf, you must provide written authorization. Duly completed and signed proxies may be provided to Odyssey by following the instructions set forth on the form of proxy and by delivering such form of proxy as follows:

o	Hand-Delivery. Bring your duly completed and signed form of proxy to Odyssey Trust Company, Trader’s Bank Building, Suite 1100, 67 Yonge Street, Toronto, Ontario, M5E 1J8.

o	Mail. Mail your duly completed and signed form of proxy to Odyssey Trust Company, Trader’s Bank Building, Suite 1100, 67 Yonge Street, Toronto, Ontario, M5E 1J8.

o	Internet. To vote your proxy online please visit: https://vote.odysseytrust.com. You will require the Control Number printed with your address to the right. If you vote by internet, do not mail the proxy.

Additional important details relating to voting by form of proxy are set out below.

Non-Registered Shareholders

Only Registered Shareholders, or their duly appointed proxyholders, are entitled to attend and vote at the Meeting. Carcetti Shares beneficially owned, or controlled or directed, by Non-Registered Shareholders are generally registered in the name of an investment advisor, broker, bank, trust company, custodian, nominee or other intermediary (each, an “Intermediary”). In accordance with applicable Canadian Securities Laws, Carcetti has distributed copies of the Circular and related materials in connection with the Meeting to Intermediaries for onward distribution to Non-Registered Shareholders. Intermediaries are required to forward such materials to Non-Registered Shareholders, other than Non-Registered Shareholders that have waived the right to receive them.

If you are a Non-Registered Shareholder, it is likely that you will have received a voting instruction form which is not signed by the Intermediary and which, when duly completed and signed by the Non-Registered Shareholder and returned to the Intermediary in accordance with the instructions set forth therein, will constitute voting instructions which the Intermediary must follow. Typically, the voting instruction form will consist of a one page pre-printed form. In order to ensure their votes are recorded, Non-Registered Shareholders are encouraged to review the instructions set forth in the voting instruction form carefully and vote in accordance with such instructions or contact their Intermediary promptly to provide instructions to vote on their behalf.

If you are a Non-Registered Shareholder, instead of a voting instruction form, you may have received a form of proxy which has already been signed by the Intermediary (typically by a facsimile, stamped signature), which is restricted as to the number of Carcetti Shares beneficially owned by the Non-Registered Shareholder but which is otherwise not completed by the Intermediary. Because the Intermediary has already signed the form of proxy, this form of proxy is not required to be signed by the Non-Registered Shareholder when submitting the proxy. In this case, the Non-Registered Shareholder who wishes to submit a proxy should properly complete the form of proxy and deposit it with Carcetti’s transfer agent, Odyssey.

In either case, the purpose of these procedures is to permit Non-Registered Shareholders to direct the voting of the Carcetti Shares they beneficially own. Should a Non-Registered Shareholder who receives either a voting instruction form or a form of proxy wish to attend the Meeting and vote in person (or have another person attend and vote on behalf of the Non-Registered Shareholder), the Non-Registered Shareholder should strike out the names of the individuals named in the form of proxy and insert the name of the Non-Registered Shareholder or such other person in the blank space provided or, in the case of a voting instruction form, follow the directions indicated on the form. Non-Registered Shareholders should carefully follow the instructions of their Intermediaries and their service companies, including those instructions regarding when and where the voting instruction form or the form of proxy is to be delivered.

A Non-Registered Shareholder who has submitted a proxy may revoke it by contacting the Intermediary through which the Carcetti Shares of such Non-Registered Shareholder are held and following the instructions of the Intermediary with respect to the revocation of proxies.

Appointment of Proxies

As described above, a Registered Shareholder may vote in person at the Meeting or may appoint another person to represent such Registered Shareholder as their proxy and vote the Carcetti Shares of such Registered Shareholder at the Meeting. All instruments appointing proxies to be used at the Meeting or at any postponement(s) or adjournment(s) thereof must be deposited with Odyssey not later than 48 hours (excluding Saturdays, Sundays or a statutory or civic holiday) preceding the time fixed for the Meeting or any postponement(s) or adjournment(s) thereof The current proxy voting cut-off time for the Meeting is 10:00 a.m. (Vancouver time) on October 28, 2025.

The individuals named in the enclosed form of proxy have been designated by the management of Carcetti. A Registered Shareholder has the right to appoint a person (who need not be a Shareholder), other than the individuals whose names appear in such form of proxy, to attend and act for and on behalf of such Shareholder at the Meeting and at any postponement(s) or adjournment(s) thereof. Such right may be exercised by inserting the name of the person to be appointed in the blank space provided in the form of proxy, or by duly completing another proper form of proxy and, in either case, delivering the duly completed and signed form of proxy in accordance with the methods described herein. Failure to properly complete or deposit a proxy may result in its invalidation.

A Non-Registered Shareholder has the right to appoint a person (who need not be a Shareholder) to attend and act for and on behalf of such Shareholder at the Meeting and at any postponement(s) or adjournment(s) thereof by following the instructions on such Non-Registered Shareholder’s voting instruction form or form of proxy.

Revocation of Proxies

A Registered Shareholder who has given a proxy may revoke it: (a) by completing a proxy bearing a later date and sending the proxy to Odyssey so that it is received not later than 48 hours (excluding Saturdays, Sundays or a statutory or civic holiday) prior to the time fixed for the Meeting or any postponement(s) or adjournment(s) thereof; (b) by completing a written notice of revocation, which must be executed by the Registered Shareholder or by such Registered Shareholder’s attorney authorized in writing, and sending the notice to Carcetti’s registered office at 1200 Waterfront Centre, 200 Burrard St., Vancouver, BC, Canada V7X 1T2, any time up to and including the last Business Day preceding the day of the Meeting, or delivering the notice to the Chair of the Meeting on the day of the Meeting; or (c) in any other manner permitted by law.

Only a Registered Shareholder has the right to revoke a proxy in the manner described above. If you are a Non-Registered Shareholder and wish to change your vote, you must arrange for your Intermediary in whose name your Carcetti Shares are registered to revoke the voting instructions given on your behalf in accordance with the instructions provided by such Intermediary. It should be noted that the revocation of voting instructions by a Non-Registered Shareholder can take several days (or even longer) to complete and, accordingly, any such revocation should be completed well in advance of the deadline prescribed in the voting instruction form accompanying this Circular.

Exercise of Discretion by Proxies

The Carcetti Shares represented by an appropriate form of proxy will be voted on any ballot that may be conducted at the Meeting, or at any postponement(s) or adjournment(s) thereof, in accordance with the instructions contained on the form of proxy. In the absence of instructions, such Carcetti Shares will be voted FOR the matters referred to in the Notice of Annual General and Special Meeting.

The enclosed form of proxy, when properly completed and signed, confers discretionary authority upon the individuals named therein to vote on any amendments to or variations of the matters identified in the Notice of Annual General and Special Meeting and on other matters, if any, which may properly be brought before the Meeting or any postponement(s) or adjournment(s) thereof. At the date hereof, management of Carcetti knows of no such amendments or variations or other matters to be brought before the Meeting. However, if any other matters which are not now known to management of Carcetti should properly be brought before the Meeting, or any postponement(s) or adjournment(s) thereof, the Carcetti Shares represented by such proxy will be voted on such matters in accordance with the judgment of the individuals named as proxy thereon.

Signing of Proxy

The form of proxy must be signed by the Shareholder or the duly appointed attorney thereof authorized in writing or, if the Shareholder is a corporation, by an authorized officer of such corporation. A form of proxy signed by the person acting as attorney of the Shareholder or in some other representative capacity, including an officer of a corporation which is a Shareholder, should indicate the capacity in which such person is signing and should be accompanied by the appropriate instrument evidencing the qualification and authority of such person to act, unless such instrument has previously been filed with Carcetti. A Shareholder or such Shareholder’s attorney may sign the form of proxy or a power of attorney authorizing the creation of a proxy by electronic signature provided that the means of electronic signature permits a reliable determination that the document was created or communicated by or on behalf of such Shareholder or by or on behalf of such Shareholder’s attorney, as the case may be.

Other Business

As of the date of this Circular, Carcetti has no knowledge of any additional business that will be presented at the Meeting other than to present the 2024 annual audited financial statements, to reappoint Davidson & Company LLP, as the Corporation’s auditor for the ensuing year and to authorize the Carcetti Board to fix the auditor’s remuneration, to consider the Board Size Resolution, to consider the Plan Resolution and to consider the Amalgamation Resolution.

Interests of Informed Persons in Material Transactions

Except in connection with an interest arising from the ownership of Carcetti Shares where such person will receive no special benefit or advantage not shared on a pro rata basis by all Shareholders as disclosed herein or as otherwise publicly disclosed by Carcetti, since the commencement of Carcetti’s most recently completed financial year, no informed person of Carcetti, nominee for election as a director or any associate or affiliate of an informed person or nominee, had any material interest, direct or indirect, in any transaction or any proposed transaction which has materially affected or would materially affect Carcetti or any of its subsidiaries. An “informed person” means: (a) a director or executive officer of Carcetti; (b) a director or executive officer of a person or company that is itself an informed person or subsidiary of Carcetti; (c) any person or company who beneficially owns, directly or indirectly, voting securities of Carcetti or who exercises control or direction over voting securities of Carcetti or a combination of both carrying more than 10% of the voting rights other than voting securities held by the person or company as underwriter in the course of a distribution; and (d) Carcetti itself, if, and for so long as, it has purchased, redeemed or otherwise acquired any Carcetti Shares.

The management of Carcetti is not aware of any material interest, direct or indirect, that any director, officer or Shareholder holding, directly or indirectly, as beneficial owner, more than 10% of the outstanding Carcetti Shares or any associate or affiliate of any such persons would have in any material transaction concluded since the beginning of the last financial year of Carcetti or in any proposed transaction which had or could have a material effect on Carcetti, except as disclosed elsewhere in this Circular.

Interests of Certain Persons in Matters to be Acted Upon

Except as disclosed herein, Carcetti is not aware of any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, of any director or executive officer or anyone who has held office as such since the beginning of Carcetti’s last financial year or of any associate or affiliate of any of the foregoing in any matter to be acted on at the Meeting.

Except as disclosed herein, no outstanding securities of any class of securities of Carcetti are owned, directed or controlled by: (i) any director or officer of Carcetti; (ii) any associate or affiliate of an insider of Carcetti; (iii) any associate or affiliate of Carcetti; (iv) an insider of Carcetti, other than a director or officer of Carcetti; or (v) any person acting jointly or in concert with Carcetti.

Legal Matters

Certain legal matters in connection with the Amalgamation will be passed upon for Carcetti by Borden Ladner Gervais LLP.

As at the date hereof, the partners and associates of Borden Ladner Gervais LLP, in each case respectively as a group, beneficially owned, directly or indirectly, less than 1% of the outstanding Carcetti Shares. In addition, none of the partners and associates of Borden Ladner Gervais LLP is or is expected to be elected, appointed or employed as a director, officer or employee of Carcetti or of any associate or affiliate of Carcetti in connection with the Amalgamation.

Questions and Assistance

If you have any questions about the information contained in this Circular or require assistance in completing your form of proxy, voting instruction form, please contact your financial, legal, tax or other professional advisors.

Directors’ Approval

The Carcetti Board has approved the content and sending of this Circular.

BY THE ORDER OF THE BOARD OF DIRECTORS OF CARCETTI CAPITAL CORP.

By:	(signed) “Jonathan Awde”
	Name:	Jonathan Awde
	Title	Chair of the Board of Directors

Appendix A
AMALGAMATION RESOLUTION

BE IT RESOLVED, as a special resolution that:

1.	The amalgamation (the “Amalgamation”) under the Canada Business Corporations Act (the “CBCA”) of Carcetti Capital Corp. (“Carcetti”) and 17276583 Canada Ltd., a wholly-owned subsidiary of Carcetti (“Subco”), upon the terms and conditions set forth in the amalgamation agreement (the “Amalgamation Agreement”) to be entered into between Carcetti and Subco, substantially in the form attached as Appendix B to the management information circular of Carcetti dated September 30, 2025 (as the Amalgamation may be, or may have been, modified or amended in accordance with the terms of the Amalgamation Agreement), is hereby authorized and approved.

2.	The Amalgamation Agreement is hereby authorized and approved.

3.	Notwithstanding that these resolutions have been passed by the shareholders of Carcetti, the board of directors of Carcetti is hereby authorized and empowered, without further notice to, or approval of, the shareholders of Carcetti to (a) amend the Amalgamation Agreement, to the extent permitted by the Amalgamation Agreement, and (b) not proceed with the Amalgamation.

4.	Any one officer or director of Carcetti is hereby authorized and directed, for and on behalf of Carcetti, to execute and deliver articles of amalgamation and such other documents as are necessary or desirable to effect the Amalgamation to the Director appointed under the CBCA and to execute and deliver, for and in the name of and on behalf of Carcetti, whether under corporate seal or otherwise, all such other certificates, instruments, agreements, notices and other documents, and to take all such further actions that such person may determine to be necessary or desirable to carry out the purposes and intent of the foregoing resolutions and the implementation of the transactions contemplated by the Amalgamation Agreement, such determination to be conclusively evidenced by the execution and delivery of any such certificate, instrument, agreement, notice or document and taking of any such action.

A-1

Appendix B
AMALGAMATION AGREEMENT

(See attached)

B-1

AMALGAMATION AGREEMENT

THIS AGREEMENT dated _______________, 2025.

BETWEEN:

CARCETTI CAPITAL CORP.

As Amalgamating Corporation 1

- and -

17276583 CANADA LTD.

As Amalgamating Corporation 2

RECITALS:

A.	Each of Amalgamating Corporation 1 and Amalgamating Corporation 2 is a corporation existing under the Canada Business Corporations Act.

B.	The authorized capital of Amalgamating Corporation 1 consists of an unlimited number of Class A Common shares, Class B Common shares and Preferred shares, of which, as at the date hereof, 25,669,050 Class B Common shares are issued and outstanding as fully-paid and non-assessable shares of Amalgamating Corporation 1 and nil Class A Common shares and nil Preferred shares are outstanding.

C.	The authorized capital of Amalgamating Corporation 2 consists of an unlimited number of Common shares, of which, as at the date hereof, 100 Common shares are issued and outstanding as fully-paid and non-assessable shares of Amalgamating Corporation 2.

D.	Amalgamating Corporation 1 and Amalgamating Corporation 2 wish to amalgamate under section 181 of the Act.

IN CONSIDERATION of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration (the receipt and adequacy of which are acknowledged), the Parties agree as follows:

1.	Interpretation

(1)	In this Agreement, including the Recitals to this Agreement, unless the context otherwise requires:

(a)	“Act” means the Canada Business Corporations Act.

(b)	“Agreement” means this amalgamation agreement, including all Schedules to this amalgamation agreement, as amended from time to time in accordance with its provisions.

(c)	“Amalgamated Corporation” has the meaning ascribed to that term in Section 2.

(d)	“Amalgamating Corporation 1” means Carcetti Capital Corp., a corporation existing under the Act.

(e)	“Amalgamating Corporation 2” means 17276583 Canada Ltd., a corporation existing under the Act.

(f)	“Amalgamating Corporations” means Amalgamating Corporation 1 and Amalgamating Corporation 2, and “Amalgamating Corporation” means either of them.

(g)	“Articles of Amalgamation” has the meaning ascribed to that term in Section 3.

(h)	“Effective Date” means the effective date of the Amalgamation as set forth in the Certificate of Amalgamation issued to Hemlo Mining Corp.

(i)	“Parties” means collectively Amalgamating Corporation 1 and Amalgamating Corporation 2, and “Party” means either of them.

(2)	In this Agreement:

(a)	the division into Sections and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of this Agreement;

(b)	the expressions “hereof”, “herein”, “hereto”, “hereunder”, “hereby” and similar expressions refer to this Agreement and not to any particular portion of this Agreement; and

(c)	unless specified otherwise or the context otherwise requires:

(i)	references to any Section are references to the Section of this Agreement;

(ii)	“including” or “includes” means “including (or includes) but is not limited to” and shall not be construed to limit any general statement preceding it to the specific or similar items or matters immediately following it;

(iii)

references to any legislation, statutory instrument or regulation or a section thereof, are references to the legislation, statutory instrument, regulation or section as amended, restated and re-enacted from time to time; and

(iv)	words in the singular include the plural and vice-versa and words in one gender include all genders.

(3)	The following schedules are attached to and form part of this Agreement:

Schedule 1	-	Articles of Amalgamation
Schedule 2	-	By-Laws of the Amalgamated Corporation

2.	Amalgamation

On the Effective Date, Amalgamating Corporation 1 and Amalgamating Corporation 2 shall amalgamate under section 181 of the Act and continue as one corporation (the “Amalgamated Corporation”) under the terms and conditions set out in the Agreement.

3.	Articles of Amalgamation

The articles of the Amalgamated Corporation (the “Articles of Amalgamation”) shall be in the form of the articles of amalgamation attached as Schedule 1.

4.	Name

The name of the Amalgamated Corporation shall be “Hemlo Mining Corp.”.

5.	Registered Office

The registered office of the Amalgamated Corporation shall be in the province of British Columbia and shall be located at 1200 Waterfront Centre, 200 Burrard Street, Vancouver, British Columbia, Canada V6C 3L6.

6.	Restrictions on Business

There shall be no restrictions on the business that the Amalgamated Corporation may carry on or the powers that the Amalgamated Corporation may exercise.

7.	Restrictions on Share Transfers

There shall be no restrictions on the transfer of shares.

8.	Other Provisions

(1)	The board of directors may from time to time on behalf of the Amalgamated Corporation, without authorization of the shareholders:

(a)	borrow money on the credit of the Amalgamated Corporation;

(b)	issue, reissue, sell or pledge or hypothecate bonds, debentures, notes or other evidences of indebtedness of the Amalgamated Corporation, whether secured or unsecured;

(c)	give a guarantee on behalf of the Amalgamated Corporation to secure performance of any present or future indebtedness, liability or obligation of any person; and

(d)	mortgage, hypothecate, pledge or otherwise create a security interest in all or any currently owned or subsequently acquired real or personal, movable or immovable, property of the Amalgamated Corporation including book debts, rights, powers, franchises and undertakings, to secure any such bonds, debentures, notes or other evidences of indebtedness or guarantee or any other present or future indebtedness, liability or obligation of the Amalgamated Corporation.

The board of directors may from time to time delegate to one or more of the directors and officers of the Amalgamated Corporation as may be designated by the board all or any of the powers conferred on the board in this Section 8.1 to the extent and in the manner as the board shall determine at the time of such delegation.

9.	Share Capital

9.1	The share capital of the Amalgamated Corporation will consist of:

(a)	unlimited number of Common shares; and

(b)	unlimited number of Preferred shares issuable in series.

9.2	The rights, privileges, restrictions and conditions attaching to each class of shares and the authority given to the directors to fix the number of shares in, and to determine the designation of, and the rights, privileges, restrictions and conditions attaching to the shares of each series, are as set out in the Articles of Amalgamation.

9.3	Conversion and/or Cancellation of Shares

On the amalgamation becoming effective:

(a)	all issued and outstanding Class B Common shares of Amalgamating Corporation 1 shall be exchanged for Common shares of the Amalgamated Corporation on the basis of one and one-half (1.5) Class B Common shares of Amalgamating Corporation 1 for each one (1) Common shares of the Amalgamated Corporation; and

(b)	the 100 issued and fully-paid Common shares of Amalgamating Corporation 2 shall be cancelled without any repayment of capital in respect thereof.

9.4	No Fractional Shares

No fractional Common shares of the Amalgamated Corporation shall be issued in exchange for Class B Common shares of Amalgamating Corporation 1. In the event a fractional share would otherwise be entitled to a holder of Class B Common shares of Amalgamating Corporation 1, the total number of Common shares of the Amalgamated Corporation to be issued in exchange for Class B Common shares of Amalgamating Corporation 1 shall, without additional compensation, be rounded down to the nearest whole number of Common shares of the Amalgamated Corporation.

9.5	Unissued Shares

The unissued shares in the share capital of each of the Amalgamating Corporations will be cancelled and will not be exchanged for any shares of the Amalgamated Corporation.

9.6	Stated Capital of Shares

The stated capital of the Amalgamated Corporation for purposes of the Act with respect to the shares to be issued in the share capital of the Amalgamated Corporation pursuant to Section 9.3(a) of this Agreement will be equal to the amount of the stated capital of the issued and outstanding shares in the capital of Amalgamating Corporation 1 immediately prior to the Amalgamation.

10.	Directors and Officers

(1)	The minimum number of directors of the Amalgamated Corporation shall be one and the maximum number of directors of the Amalgamated Corporation shall be ten.

(2)	The first directors of the Amalgamated Corporation shall be the following individuals:

Name	Resident Address	Resident Canadian
Jonathan Awde	[Redacted – personal information]	Yes
Jason Kosec	[Redacted – personal information]	No
Audra Walsh	[Redacted – personal information]	No
Robert Quartermain	[Redacted – personal information]	Yes
Glenn Kumoi	[Redacted – personal information]	Yes
Richard Silas	[Redacted – personal information]	Yes

The board of directors may appoint one or more directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders.

(3)	The officers of the Amalgamated Corporation shall be the following individuals to hold office at the pleasure of the board of directors:

Chief Executive Officer and President	Jason Kosec
Chief Financial Officer	Jon Case
Chief Operating Officer	Eric Tremblay
Corporate Secretar	Glenn Kumoi

11.	Conditions Precedent

The respective obligations of the Parties to consummate the transactions contemplated hereby, are subject to approval by the shareholders of each of Amalgamating Corporation 1 and Amalgamating Corporation 2, acceptance of the Amalgamation by the TSX Venture Exchange and the completion of the purchase and sale of all of the issued and outstanding shares in the capital of 1539041 B.C. ULC, as contemplated by the share purchase agreement dated September 10, 2025, among 1554943 B.C. Ltd., Carcetti Capital Corp., Barrick Gold Inc., Pioneer Metals ULC and Barrick Mining Corporation, shall have been completed, on or before the Effective Date or such other time specified.

12.	Fiscal Year End

The fiscal year end of the Amalgamated Corporation, until changed by the directors of the Amalgamated Corporation, will be December 31 of each year.

13.	By-Laws

The by-laws of the Amalgamated Corporation shall be in the form of the by-laws attached as Schedule 2.

14.	Further Assurances

Each Party shall promptly do, execute, deliver or cause to be done, executed or delivered all further acts, documents and matters in connection with this Agreement that the other Party may reasonably require, for the purposes of giving effect to this Agreement, including completing and sending the documents required under section 185 of the Act to the Director under the Act.

15.	Termination

At any time before the issuance of a Certificate of Amalgamation under the Act, this Agreement may be terminated by the board of directors of either Amalgamating Corporation notwithstanding the approval of this Agreement by the shareholders of both or either of the Amalgamating Corporations.

16.	Enurement

This Agreement shall enure to the benefit of and be binding on the Parties and their respective successors. This Agreement may not be assigned by either Party.

17.	Entire Agreement

This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter of this Agreement and supersedes all prior correspondence, agreements, negotiations, discussions and understandings, if any, written or oral.

18.	Governing Law

This Agreement is governed by, and interpreted and enforced in accordance with, the laws of the province of British Columbia and the laws of Canada applicable in that province.

19.	Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one agreement. Delivery of an executed counterpart of this Agreement by facsimile or transmitted electronically in legible form, including without limitation in a tagged image format file (TIFF) or portable document format (PDF), shall be equally effective as delivery of a manually executed counterpart of this Agreement.

20.	Language

The Parties do hereby agree that this Agreement and related documents be drawn up in the English language only. Les Parties aux présentes ont convenu que cette entente et les documents s’y rattachant soient rédigés en langue anglaise seulement.

[Signature page follows]

THIS AGREEMENT has been duly executed by the Parties as of the date first stated above.

CARCETTI CAPITAL CORP.

Name: Glenn Kumoi
Title: President and CEO

17276583 CANADA LTD.

Name: Glenn Kumoi
Title: Director

Signature Page to Amalgamation Agreement between Carcetti Capital Corp. and 17276583 Canada Ltd.

SCHEDULE 1

ARTICLES OF AMALGAMATION

(See attached.)

ISED-ISDE 3190E (2016/11) Page 1 of 2 Canada Business Corporations Act (CBCA) FORM 9 ARTICLES OF AMALGAMATION (Section 185) 1 - Corporate name of the amalgamated corporation Hemlo Mining Corp. 2 – The province or territory in Canada where the registered office is situated (do not indicate the full address) British Columbia 3 – The classes and any maximum number of shares that the corporation is authorized to issue See attached Schedule “A” 4 – Restrictions, if any, on share transfers None 5 – Minimum and Maximum number of directors (for a fixed number of directors, indicate the same number in both boxes) Minimum number 1 Maximum number 10 6 – Restrictions, if any, on the business the corporation may carry on None 7 – Other provisions, if any The board of directors may appoint one or more directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders. 9 – Declaration I hereby certify that I am a director or an authorized officer of the following corporation: Name of the amalgamating corporations Corporation number Signature CARCETTI CAPITAL CORP. 1235805-1 17276583 CANADA LTD. 1727658-3 Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5,000 or to imprisonment for a term not exceeding six months or to both (subsection 250(1) of the CBCA).

Instructions FORM 9

ARTICLES OF AMALGAMATION

Filing this application costs $200.

You are providing information required by the CBCA. Note that both the CBCA and the Privacy Act allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.

Item 1

Set out the proposed name of the amalgamated corporation that complies with sections 10 and 12 of the CBCA. If this name is not the same one as one of the amalgamating corporations, articles of amalgamation must be accompanied by a Nuans Name Search Report dated not more than ninety (90) days prior to the receipt of the articles by Corporations Canada. A numbered name may be assigned under subsection 11(2) of the CBCA without a Nuans Name Search Report.

Item 2

Set out the name of the province or territory within Canada where the registered office is to be situated.

Item 3

Set out the details required by paragraph 6(1)(c) of the CBCA, including details of the rights, privileges, restrictions and conditions attached to each class of shares. All shares must be without nominal or par value and must comply with the provisions of Part V of the CBCA.

Item 4

If restrictions are to be placed on the right to transfer shares of the corporation, set out a statement to this effect and the nature of such restrictions.

Item 5

State the number of directors. If cumulative voting is permitted, the number of directors must be fixed.

Item 6

If restrictions are to be placed on the business the corporation may carry out, set out the restrictions.

Item 7

Set out any provisions, permitted by the CBCA or its Regulations to be set out in the by-laws of the corporation, that are to form part of the articles, including any pre-emptive rights or cumulative voting provisions.

Item 8

Indicate whether the amalgamation is under section 183 or subsection 184(1) or 184(2) of the CBCA.

Item 9

A director or officer of the amalgamating corporations shall sign the articles.

If space in items 3, 4, 6, 7 and 9 is insufficient, please attach a schedule.

Also Include:

•	Form 2 - Initial Registered Office Address and First Board of Directors
•	A statutory declaration from a director or officer of each amalgamating corporation in accordance with subsection 185(2) of the CBCA.
•	A Nuans Name Search Report, if applicable
•	Fee of $200, payable by credit card (American Express, Visa or Master Card) or by cheque made payable to the Receiver General for Canada

For more information, consult the Corporations Canada Website (corporationscanada.ic.gc.ca) or call toll-free (within Canada) 1-866-333-5556 or (from outside Canada) (613) 941-9042.

Send documents:

By e-mail: IC.corporationscanada.IC@canada.ca

By mail: Corporations Canada
 235 Queen Street
 Ottawa, Ontario K1A 0H5

ISED-ISDE 3190E (2016/11) Page 2 of 2

Schedule “A”

Canada Business Corporations Act

Articles of Amalgamation

Form 9

HEMLO MINING CORP.
(the “Corporation”)

Item 3: Rights, Privileges, Restrictions and Conditions

Attaching to each Class of Shares

The Corporation is authorized to issue an unlimited number of Common shares and an unlimited number of Preferred shares, all of which are without nominal or par value and all of which shall have attached thereto the rights, privileges, restrictions and conditions as set out below:

1.	Common shares - The Common shares shall confer on the holders thereof and shall be subject to the following rights, privileges, restrictions and conditions:

1.1	Voting - The holders of the Common shares shall be entitled to one (1) vote in respect of each Common share held at any meeting of the shareholders of the Corporation except meetings at which only holders of a specified class of shares are entitled to vote.

1.2	Dividends - Subject to the prior rights of the holders of the Preferred shares or any series thereof, the holders of the Common shares shall, in the absolute discretion of the directors, if, as and when declared by the directors, be entitled to receive non-cumulative dividends at such rate as may be determined from time to time by the directors of the Corporation.

1.3	Capital Distribution - In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of assets of the Corporation among its holders for the purpose of winding-up its affairs (whether voluntary or involuntary) or on the occurrence of any other event that entitles the holders of all classes of shares to a return of capital (any of which events are referred to as a “Capital Distribution”), after the holders of the Preferred shares or any series thereof have received payment of the amounts to which they are entitled, the holders of the Common Shares shall be entitled to receive the amount paid-up on the Common Shares together with any declared but unpaid dividends. Thereafter, the holders of the Common Shares shall share rateably in any further distribution of the property and assets of the Corporation on a per share basis, without preference or distinction.

2.	Preferred shares - The Preferred shares shall confer on the holders thereof and shall be subject to the following rights, privileges, restrictions and conditions:

2.1	Issuable in Series - The Preferred shares may be issued at any time or times in one or more series, and the directors may, by resolution, amend the Articles to:

(i)	fix the number of Preferred shares in, and determine the designation of the shares of, each series, and

(ii)	attach special rights, privileges, restrictions and conditions to the shares of each series, subject to the special rights, privileges, restrictions and conditions hereby attached to the Preferred shares.

A resolution under this paragraph 2.1 must be passed and articles of amendment must be filed prior to the issue of Preferred shares of the series to which the resolution relates.

2.2	Restriction on Series - The special rights, privileges, restrictions and conditions to be attached to any series of Preferred shares created shall not confer on a series a priority over any other series of the same class of Preferred shares respecting dividends or on a Capital Distribution.

2.3	Parity of Series -

(i)	Where cumulative dividends with respect to a series of Preferred shares are not paid in full, the shares of all series of Preferred shares shall participate rateably with respect to accumulated dividends in accordance with the amounts that would be payable on those shares if all the accumulated dividends were paid in full.

(ii)	Where amounts payable to holders of any series of the Preferred shares on a Capital Distribution are not paid in full, the shares of all series of Preferred shares shall participate rateably in the return of capital in accordance with the amounts that would be payable on the return of capital if all amounts so payable were paid in full.

2.4	Non-Voting - Except as otherwise provided with respect to any particular series of Preferred shares, the holders of the Preferred shares shall not, as such, have any voting rights for the election of directors or for any other purpose and shall not be entitled to receive notice of, or to attend any meetings of the shareholders of the Corporation, except meetings at which only holders of the Preferred shares are entitled to vote.

2.5	Dividends – Except as otherwise provided with respect to any particular series of Preferred shares, the holders of the Preferred shares shall in each year, in the absolute discretion of the directors, but always in preference and priority to any payment of dividends on the Common shares for such year, be entitled to receive and the Corporation shall pay out of monies of the Corporation properly applicable to the payment of dividends, only those dividends and in such amounts as may be declared by the directors in their absolute discretion from time to time in respect of the Preferred shares.

2.6	Capital Distribution - In the event of a Capital Distribution, the holders of the Preferred shares or any series of Preferred shares, shall be entitled to receive, in respect of each Preferred share or series of Preferred share held, the amount paid up thereon together with all declared but unpaid dividends, if any, before any amount shall be paid or any property or assets of the Corporation distributed to the holders of the Common shares. Upon payment of the amount so payable to them, the holders of the Preferred shares or any series of Preferred shares, shall not be entitled to share in any further distribution of the property or assets of the Corporation.

SCHEDULE 2

BY-LAWS OF THE AMALGAMATED CORPORATION

(See attached.)

HEMLO MINING CORP.

BY-LAW NO. 1

PART 1 - INTERPRETATION		1

1.1	Definitions	1
1.2	Definitions in Act to Apply	2
1.3	Included Persons	2
1.4	Headings	2
1.5	Amendments	2
1.6	Unanimous Shareholders Agreement	2

PART 2 - BUSINESS OF THE CORPORATION		2

2.1	Registered Office	2
2.2	Financial Year	2
2.3	Optional Corporate Seal	2
2.4	Execution of Instruments	2
2.5	Use of the Corporate Seal	2
2.6	Execution in Counterpart	3
2.7	Banking Arrangements	3

PART 3 – BORROWING AND SECURITIES		3

3.1	Borrowing Power	3
3.2	Delegation	3

PART 4 - DIRECTORS		3

4.1	Number of Directors and Quorum	3
4.2	Qualification	4
4.3	Election and Term	4
4.4	Consent to Act	4
4.5	Removal of Directors	4
4.6	Ceasing to Hold Office	4
4.7	Vacancy	5
4.8	Action by the Board	5
4.9	Canadian Directors Present at Meeting	5
4.10	Meeting by Communications Facility	5
4.11	Calling of Meetings	5
4.12	Notice of Meeting	5
4.13	First Meeting of Directors	6
4.14	Adjourned Meeting	6
4.15	Regular Meetings	6
4.16	Chair	6
4.17	Votes to Govern	6
4.18	Remuneration and Expenses	6
4.19	Interested Director or Officer	6
4.20	Advance Notice Requirements for the Nomination of Directors	7

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PART 5 - COMMITTEES		9

5.1	Committee of Directors	9
5.2	Transaction of Business	9
5.3	Procedure	9

PART 6 - OFFICERS		9

6.1	Appointment	9
6.2	Variation of Powers and Duties	9
6.3	Term of Office	9
6.4	Terms of Employment and Remuneration	10
6.5	Declaration of Interest	10
6.6	Agents and Attorneys	10
6.7	Fidelity Bonds	10

PART 7 - PROTECTION OF DIRECTORS, OFFICERS AND OTHERS		10

7.1	Indemnification	10
7.2	Advance of Costs	10
7.3	Indemnification in Derivative Actions	10
7.4	Scope of Indemnification	11
7.5	Limitation of Liability	11
7.6	Amplification of Rights	11
7.7	Liability Insurance	11
7.8	Indemnities to Directors and Others	11

PART 8 - SHARES		11

8.1	Allotment	11
8.2	Transfer Agents and Registrars	12
8.3	Non-recognition of Trusts	12
8.4	Share Certificates	12
8.5	Replacement of Share Certificates	12
8.6	Joint Shareholders	12
8.7	Death of a Shareholder	12
8.8	Fixing a Record Date	13

PART 9 - DIVIDENDS		13

9.1	Declaration	13
9.2	Dividend Cheques	13
9.3	Non-receipt of Cheques	14
9.4	Unclaimed Dividends	14

PART 10 - MEETINGS OF SHAREHOLDERS		14

10.1	Annual Meeting	14
10.2	Special Meetings	14
10.3	Place of Meetings	14
10.4	Participation by Electronic Means	14
10.5	Meeting held by Electronic Means	14
10.6	Electronic Means Optional	15
10.7	Notice of Meetings	15
10.8	Meetings without Notice	15

- ii -

10.9	Chair, Secretary and Scrutineers	15
10.10	Persons Entitled to be Present	16
10.11	Quorum	16
10.12	Authorized Representative	16
10.13	Proxies	16
10.14	Time for Deposit of Proxies	16
10.15	Lodging of Proxies; Use of Electronic Documents or Facsimile	16
10.16	Validity of Proxies	17
10.17	Joint Shareholders	17
10.18	Votes to Govern	17
10.19	Show of Hands	17
10.20	Ballots	17
10.21	Electronic Voting	18
10.22	Dispute of a Vote	18
10.23	Adjournment	18

PART 11 - NOTICES		18

11.1	Method of Giving Notices	18
11.2	Signature to Notice	18
11.3	Time of Delivery	18
11.4	Omissions and Errors	19
11.5	Persons Entitled by Death or Operation of Law	19
11.6	Waiver of Notice	19

PART 12 – DOCUMENTS IN ELECTRONIC FORM		19

12.1	Documents in Electronic Form	19
12.2	Where Documents to be Created in Writing	20
12.3	Where Documents to be Provided in Writing	20

- iii -

BY-LAW NO. 1

A By-law relating generally to the
transaction of business and affairs of

HEMLO MINING CORP.

(the “Corporation”)

PART 1 - INTERPRETATION

1.1          Definitions - In the By-laws of the Corporation, unless the context otherwise requires:

(a)	“Act” means the Canada Business Corporations Act (R.S.C. 1985, Chapter C-44), and any statute that may be substituted therefor, as from time to time amended, and any regulations that may be promulgated pursuant thereto;

(b)	“Applicable Securities Laws” means the applicable securities legislation of each relevant province of Canada, as amended from time to time, the rules, regulations and forms made or promulgated under any such statute and the published national instruments, multilateral instruments, policies, bulletins and notices of the securities commission and similar regulatory authority of each province of Canada;

(c)	“appoint” includes “elect” and vice versa;

(d)	“Articles” means the articles of incorporation of the Corporation, as the same are from time to time amended or restated;

(e)	“Board” or “Board of Directors” means the Board of directors of the Corporation;

(f)	“By-laws” means this By-law No. 1 and all other by-laws of the Corporation from time to time in force and effect;

(g)	“meeting of shareholders” includes an annual meeting of shareholders and a special meeting of shareholders;

(h)	“Nominating Shareholder” has the meaning given to that term in Section 4.20 below;

(i)	“Public Announcement” means disclosure in a press release reported by a national news service in Canada, or in a document publicly filed by the Corporation under its profile on the System of Electronic Document Analysis and Retrieval at www.sedarplus.ca;

(j)	“record date” has the meaning given to that term in Section 8.8 below;

(k)	“signing officer” means, in relation to any instrument, any person authorized to sign the same on behalf of the Corporation by Section 2.4 below or by a resolution passed pursuant thereto; and

(l)	“special meeting of shareholders” includes a meeting of any class or classes of shareholders and a special meeting of all shareholders entitled to vote at an annual meeting of shareholders.

1.2           Definitions in Act to Apply - Except as set out in Section  1.1 above, words and expressions defined in the Act have the same meanings when used in the By-laws.

1.3           Included Persons - Words importing the singular include the plural and vice versa; words importing gender include the masculine, feminine and neuter genders; and words importing persons include individuals, bodies corporate, partnerships, trusts, executors, administrators, legal representatives and unincorporated organizations.

1.4          Headings - The headings of sections are inserted for convenience of reference only and shall not affect the construction or interpretation of this or any subsequent By-law.

1.5          Amendments - The By-laws may only be amended or repealed by a resolution passed by a simple majority of all the directors of the Board at the time of the resolution.

1.6           Unanimous Shareholders Agreement - Notwithstanding any other provisions contained in the By-laws, and subject to the provisions of the Act, the By-laws are subject to the terms and conditions of any unanimous shareholders agreement in effect from time to time, and where the provisions of the By-laws are inconsistent with the provisions of a unanimous shareholders agreement, the provisions of the unanimous shareholders agreement shall govern.

PART 2 - BUSINESS OF THE CORPORATION

2.1          Registered Office - Until changed in accordance with the Act, the province in Canada in which the registered office of the Corporation shall be situated is that province specified in the Articles.

2.2          Financial Year - The financial year of the Corporation shall end on such day in each year as the Board may from time to time by resolution determine.

2.3          Optional Corporate Seal - The Corporation may have one or more different corporate seals which may be adopted or changed from time to time by the Board, on which the name of the Corporation appears in the language or one or more languages set out in the Articles.

2.4          Execution of Instruments - All contracts, documents or other instruments in writing, of whatsoever nature and effect, requiring the signature of the Corporation shall be signed by the person or persons prescribed by resolution of the Board, and failing any such resolution then by any one of the directors or any one person appointed as an officer of the Corporation pursuant to Section 6.1 below. The Board shall have power from time to time by resolution to appoint any person or persons on behalf of the Corporation either to sign contracts, documents and instruments generally or to sign specific contracts, documents or instruments.

2.5          Use of the Corporate Seal - The seal of the Corporation, if any, may be affixed to contracts, documents and instruments by the person or persons prescribed by the Board to sign the same on behalf of the Corporation as set out in Section 2.4 above or by resolution of the Board. The Board may at any time pass a resolution directing the general use of the seal or the use of the seal for specific contracts, documents or instruments and such resolutions shall apply to the use of the seal until revoked or modified by another resolution of the Board.

2.6          Execution in Counterpart - Any articles, notice, resolution, requisition, statement or other document required or permitted to be executed in several documents of like form each of which is executed by all persons required or permitted, as the case may be, to do so, shall be deemed to constitute one document and to bear date as of the date of execution thereof by the last person.

2.7          Banking Arrangements - The banking business of the Corporation including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be designated by or under the authority of the Board. Such banking business or any part thereof shall be transacted under such agreements, instruments and delegations of powers as the Board may from time to time prescribe or authorize.

  PART 3 – BORROWING AND SECURITIES

3.1          Borrowing Power - Without limiting the powers of the Corporation as set forth in the Act, but subject to the Articles, the Board may from time to time on behalf of the Corporation, without authorization of the shareholders:

(a)	borrow money upon the credit of the Corporation;

(b)	issue, reissue, sell, pledge or hypothecate debt obligations of the Corporation, whether secured or unsecured;

(c)	give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

(d)	mortgage, hypothecate, pledge or otherwise create a security interest in all or any currently owned or subsequently acquired real or personal, movable or immovable, property of the Corporation, including book debts, rights, powers, franchises and undertakings, to secure any such bonds, debentures, notes or other evidences of indebtedness or guarantee or any other present or future indebtedness, liability or obligation of the Corporation.

Nothing in this Section limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

3.2          Delegation - The Board may from time to time delegate to a committee of the Board, a director or an officer of the Corporation or any other person as may be designated by the Board all or any of the powers conferred on the Board by Section 3.1 above or by the Act to such extent and in such manner as the Board may determine at the time of each such delegation.

PART 4 - DIRECTORS

4.1          Number of Directors and Quorum - Until changed in accordance with the Act, the Board shall consist of such numbers, not fewer than the minimum number and not more than the maximum number provided in the Articles. The directors or the shareholders may by resolution from time to time determine the number of directors to be elected at an annual meeting, within such minimum and maximum. Subject to Section 4.9 below, the quorum for the transaction of business at any meeting of the Board shall consist of such number of directors as the Board may from time to time determine and, failing such determination, then a majority of the Board. A director interested shall be counted in a quorum notwithstanding his or her interest.

4.2          Qualification - Unless otherwise provided by the Act, at least twenty-five per cent of the directors shall be resident Canadians. However, if at any time there are less than four directors, at least one director must be a resident Canadian. No person shall be qualified for election as a director if such person:

(a)	is less than 18 years of age;

(b)	is of unsound mind and has been so found by a court in Canada or elsewhere;

(c)	is not an individual; or

(d)	has the status of a bankrupt.

A director need not be a shareholder.

4.3          Election and Term - The election of directors shall take place at the first meeting of shareholders and at each annual meeting of shareholders and all the directors then in office shall retire but, if qualified, shall be eligible for re-election. The number of directors to be elected at any such meeting shall be the number of directors then in office unless the directors or the shareholders otherwise determine. The election shall be by resolution. If an election of directors is not held at the proper time, the incumbent directors shall continue in office until their successors are elected. Where the shareholders adopt an amendment to the Articles to increase the number or minimum number of directors, the shareholders may, at the meeting at which they adopt the amendment, elect the additional number of directors thereby authorized.

4.4          Consent to Act - An individual who is elected or appointed to hold office as a director is not a director and is deemed not to have been elected or appointed to hold office as a director unless the individual did not decline to hold office as a director if the individual was present at the meeting when the election or appointment took place or, if the individual was not present at the meeting when the election or appointment took place, the individual either consented to hold office as a director in writing before the election or appointment or within then (10) days after it, or the individual acted as a director pursuant to the election or appointment.

4.5          Removal of Directors - Subject to the provisions of the Act, the shareholders may by resolution passed at a special meeting of the shareholders called for that purpose remove any director from office and the vacancy created by such removal may be filled at the same meeting, failing which it may be filled by the Board.

4.6          Ceasing to Hold Office - A director ceases to hold office when that director:

(a)	dies;

(b)	is removed from office by the shareholders in accordance with the Act;

(c)	ceases to be qualified for election as a director; or

(d)	has sent or delivered a written resignation to the Corporation, or if a time is specified in such resignation, at the time so specified, whichever is later.

4.7          Vacancy - Subject to the Act, a quorum of the Board may fill a vacancy in the Board, except a vacancy resulting from an increase in the minimum or maximum number of directors or from a failure of the shareholders to elect the minimum number of directors. In the absence of a quorum of the Board, or if the vacancy has arisen from a failure of the shareholders to elect the minimum number of directors, the Board shall forthwith call a special meeting of shareholders to fill the vacancy. If the Board fails to call such meeting or if there are no such directors then in office, any shareholder may call the meeting.

4.8          Action by the Board - Subject to any unanimous shareholder agreement, the Board shall manage, or supervise the management of, the business and affairs of the Corporation. Subject to Sections 4.9 and 4.10 below, the powers of the Board may be exercised by resolution passed at a meeting at which a quorum is present or by resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the Board. Where there is a vacancy on the Board, the remaining directors may exercise all the powers of the Board so long as a quorum remains in office. Where the Corporation has only one director, that director may constitute the meeting.

4.9          Canadian Directors Present at Meeting - Subject to the Act, the Board shall not transact business at a meeting of directors unless at least twenty-five percent (25%) of the directors present are resident Canadians or, if there are less than four directors, at least one of the directors present is a resident Canadian, except where:a resident Canadian director who is unable to be present approves in writing or by telephonic, electronic or other communication facilities the business transacted at the meeting; and

(b)	the required number of resident Canadians would have been present had the director referred to in Section 4.9(a) above been present at the meeting.

4.10          Meeting by Communications Facility - If all the directors of the Corporation consent, a director may participate in a meeting of the Board or a committee of the Board by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting, and any director participating in such a meeting by such means is deemed to be present at the meeting. Any such consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the Board and of committees of the Board.

4.11           Calling of Meetings - Meetings of the Board shall be held from time to time at such time and at such place in or outside of Canada as any two directors may determine, except if the Corporation has only one director, then as the sole director may determine.

4.12           Notice of Meeting - Subject to Sections 4.13, 4.14 and 4.15 below, notice of the time and place of each meeting of the Board shall be given in the manner provided in Section 11.1 below to each director not less than 48 hours before the time when the meeting is to be held or such lesser time as may be reasonable under the circumstances. A notice of a meeting of directors need not specify the purpose of or the business to be transacted at the meeting except where the Act requires such purpose or business to be specified. A director may in any manner waive notice of or otherwise consent to a meeting of the Board.

4.13             First Meeting of Directors - Provided a quorum of directors is present, each newly elected Board may without notice hold its first meeting immediately following the meeting of shareholders at which the Board is elected.

4.14            Adjourned Meeting - Notice of an adjourned meeting of the Board is not required to be given if the time and place of the adjourned meeting is announced at the meeting from which the adjournment is taken.

4.15           Regular Meetings - The Board may appoint a day or days in any month or months for regular meetings of the Board at a place and hour to be named. A copy of any resolution of the Board fixing the place and time of the regular meetings shall be sent to each director immediately after being passed, but no other notice shall be required for any regular meeting except where the Act requires the business to be transacted to be specified.

4.16            Chair - The chair of the Board, if any, or in his or her absence, the managing director, if any, or in his or her absence, the president shall preside as chair at every meeting of the directors, or if none of the chair of the Board, the managing director or the president is present within 15 minutes of the time appointed for holding the meeting or is willing to act as chair, or if the chair of the Board, the managing director and the president have advised the secretary that they shall not be present at the meeting, the directors present shall choose one of their number to be chair of the meeting.

4.17            Votes to Govern - At all meetings of the Board, every question shall be decided by a majority of the votes cast on the question. In case of an equality of votes, the chair of the meeting shall not be entitled to a second or casting vote.

4.18          Remuneration and Expenses - The directors shall be paid such remuneration for their services to the Corporation as the Board may from time to time determine. The directors shall also be entitled to be reimbursed for travelling and other expenses properly incurred by them in attending meetings of the Board or any committee of the Board. Nothing contained in the By-laws shall preclude any director from serving the Corporation in any other capacity and receiving remuneration in that other capacity.

4.19             Interested Director or Officer - A director or an officer of the Corporation shall disclose to the Corporation, in writing or by requesting to have it entered in the minutes of meetings of the Board or meetings of committees of the Board, the nature and extent of any interest that he or she has in a material contract or material transaction, whether made or proposed, with the Corporation, if the director or officer:

(a)	is a party to the contract or transaction;

(b)	is a director or an officer, or an individual acting in a similar capacity, of another party to the contract or transaction; or

(c)	has a material interest in a party to the contract or transaction.

The provisions of the Act relating to disclosures of interest in material contracts or material transactions shall apply to this Section 4.19. A director or an officer of the Corporation who has an interest in a material contract or material transaction, whether made or proposed, with the Corporation shall not vote on any resolution to approve the material contract or material transaction except as permitted by the Act.

4.20             Advance Notice Requirements for the Nomination of Directors - Subject to the provisions of the Act or the Articles, an individual will not be eligible as a nominee to be elected as director of the Corporation unless such nomination is made in accordance with the following procedures.

Nominations of a nominee for election to the Board may only be made at any annual meeting of shareholders or at any special meeting of shareholders if one of the purposes for which the special meeting was called was the election of directors:

(a)	by or at the direction of the Board or an authorized officer of the Corporation, including pursuant to a notice of meeting;

(b)	by or at the direction or request of one or more shareholders pursuant to a proposal made in accordance with the provisions of the Act or a requisition to call a meeting of shareholders made in accordance with the provisions of the Act; or

(c)	by any person (a “Nominating Shareholder”) who at the close of business on the date of the giving of the notice provided for below and on the record date for notice of such meeting, is entered in the securities register as a holder of one or more shares carrying the right to vote at such meeting or who beneficially owns shares that are entitled to be voted at such meeting and complies with the notice procedures set out below:

(i)	in addition to any other applicable requirements for a nomination to be made by a Nominating Shareholder, such person must have given timely notice thereof in proper written form to the secretary of the Corporation at the registered office of the Corporation in accordance with the requirements of this Section 4.20;

(ii)	to be timely, a Nominating Shareholder’s notice to the secretary of the Corporation must be made:

a.	in the case of an annual meeting of shareholders, not less than thirty (30) nor more than sixty-five (65) days prior to the date of the annual meeting of shareholders; provided, however, that in the event that the annual meeting of shareholders is called for a date that is less than fifty (50) days after the date on which the first Public Announcement of the date of the annual meeting was made, notice by the Nominating Shareholder may be made not later than the close of business on the tenth day following such Public Announcement; and

b.	in the case of a special meeting of shareholders (other than an annual meeting) called for the purpose of electing directors (whether or not called for other purposes), not later than the close of business on the fifteenth day following the day on which the first public announcement of the date of the special meeting was made. Notwithstanding the foregoing, the Board may, in its sole discretion, waive any requirement in Section 4.20(c)(ii). In no event shall any adjournment or postponement of a meeting of shareholders or the announcement thereof commence a new time period for the giving of a Nominating Shareholder’s notice;

(iii)	to be in proper written form, a Nominating Shareholder’s notice to the secretary of the Corporation must set out:

a.	as to each person whom the Nominating Shareholder proposes to nominate for election as a director (1) the name, age, business address and residential address of the nominee, (2) the principal occupation or employment of the nominee, (3) the class or series and number of shares in the share capital of the Corporation which are controlled or which are owned beneficially or of record by the nominee as of the record date for the meeting of shareholders (if such date shall then have been made publicly available) and as of the date of such notice, and (4) any other information relating to the nominee that would be required to be disclosed in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act and Applicable Securities Laws; and

b.	as to the Nominating Shareholder giving the notice, any proxy, contract, arrangement, understanding or relationship pursuant to which such Nominating Shareholder has a right to vote any shares of the Corporation and any other information relating to such Nominating Shareholder that would be required to be made in a dissident’s proxy circular in connection with solicitations of proxies for election of directors pursuant to the Act and Applicable Securities Laws. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation;

(iv)	no person shall be eligible for election as a director of the Corporation unless nominated in accordance with the provisions of this Section 4.20; provided, however, that nothing in this Section 4.20 shall be deemed to preclude discussion by a shareholder (as distinct from the nomination of directors) at a meeting of shareholders of any matter in respect of which the shareholder would have been entitled to submit a proposal pursuant to the provisions of the Act. The chair of the meeting shall have the power and duty to determine whether a nomination was made in accordance with the procedures set out in the foregoing provisions and, if any proposed nomination is not in compliance with such foregoing provisions, to declare that such defective nomination shall be disregarded; and

(v)	notwithstanding any other provision of the By-laws, notice given to the secretary of the Corporation pursuant to this Section 4.20 may be given only by personal delivery, facsimile transmission or by e-mail (at such e-mail address as stipulated from time to time by the secretary of the Corporation for purposes of this notice), and shall be deemed to have been given and made only at the time it is served by personal delivery, e-mail (at the address as aforesaid) or sent by facsimile transmission (provided that receipt of confirmation of such transmission has been received) to the secretary at the address of the registered office of the Corporation; provided that if such delivery or electronic communication is made on a day which is not a business day or later than 5:00 p.m. (Vancouver time) on a day which is a business day, then such delivery or electronic communication shall be deemed to have been made on the subsequent day that is a business day.

Notwithstanding the foregoing, the Board may, in its sole discretion, waive all or any of the requirements of this Section 4.20 and this Section 4.20 shall not apply to any nomination of directors pursuant to an investor rights agreement among the Corporation and one or more of its shareholders.

PART 5 - COMMITTEES

5.1           Committee  of  Directors -  The  Board  may  constitute,  dissolve  or  reconstitute committees of directors, however designated, and delegate to such committee(s) any of the powers of the Board except those which, under the Act, a committee of directors has no authority to exercise.

5.2             Transaction of Business - The powers of a committee of directors may be exercised by a meeting at which a quorum is present, including meetings by communication facility to the extent permitted by Section 4.10 above, or by a resolution in writing signed by all members of the committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of a committee may be held at any place inside or outside Canada. Unless otherwise determined by the Board, the majority of the members of a committee shall constitute a quorum for that committee. Questions arising at any meeting shall be determined by a majority of the votes cast on the question, and in the case of an equality of votes the chair of the meeting shall not be entitled to a second or casting vote.

5.3             Procedure - Subject to the provisions of the By-laws, and unless otherwise determined by the Board, each committee shall meet and adjourn as it thinks proper and shall have power to elect its chair, to make rules for the conduct of its business and to appoint such assistants as it may deem necessary. Each committee shall keep regular minutes of its transactions and shall cause them to be recorded in books kept for that purpose, and shall report the same to the Board at such times as the Board may from time to time require.

PART 6 - OFFICERS

6.1             Appointment - The Board may, from time to time, appoint a chair of the Board, a president, one or more vice presidents (to which title may be added words indicating seniority or function), a secretary, a treasurer and such other officers as it shall consider appropriate. The Board may specify the duties of such officers and, in accordance with the By-laws and subject to the provisions of the Act, the Board may delegate to such officers powers to manage the business and affairs of the Corporation. An officer may, but need not be, a director of the Corporation and any one person may hold more than one office.

6.2            Variation of Powers and Duties - The Board may, from time to time and subject to the provisions of the Act, vary, add to or limit the powers and duties of any officer.

6.3              Term of Office - The Board may remove any officer of the Corporation without prejudice to the officer’s rights under any employment contract. Otherwise, each officer appointed by the Board shall hold office at the pleasure of the Board, or until his or her earlier resignation.

6.4           Terms of Employment and Remuneration - The remuneration of the officers of the Corporation and the terms and conditions of their employment shall, from time to time, be determined by the Board.

6.5           Declaration of Interest - An officer shall disclose his or her interest in any material contract or material transaction, whether made or proposed, with the Corporation in accordance with Section 4.19 above.

6.6             Agents and Attorneys - The Board shall have power from time to time to appoint agents or attorneys for the Corporation inside or outside Canada with such powers of management or otherwise (including the powers to subdelegate), as may be thought fit.

6.7            Fidelity Bonds - The Board may require such officers, employees and agents of the Corporation as the Board deems advisable to furnish bonds for the faithful discharge of their powers and duties, in such form and with such surety as the Board may, from time to time, determine.

PART 7 - PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

7.1             Indemnification - Subject to the limitations of the Act, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or another individual who acts or acted at the Corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Corporation or other entity, provided the individual:

(a)	acted honestly and in good faith with a view to the best interests of the Corporation or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Corporation’s request; and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

7.2             Advance of Costs - The Corporation may advance moneys to an individual referred to in Section 7.1 above for the costs, charges and expenses incurred by the individual in connection with a proceeding referred to in Section 7.1 above. If any such moneys are advanced to such an individual, the individual shall repay the moneys to the Corporation in full if it is subsequently determined that the individual does not fulfil the conditions specified in Sections 7.1(a) and 7.1(b) above.

7.3             Indemnification in Derivative Actions - The Corporation may, with the approval of a court, indemnify an individual referred to in Section 7.1 above, or advance moneys under Section 7.2 above, in respect of an action by or on behalf of the Corporation or other entity to procure a judgment in its favour, to which the individual is made a party because of the individual’s association with the Corporation or other entity as described in Section 7.1 above against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfils the conditions set out in Sections 7.1(a) and 7.1(b) above.

7.4            Scope of Indemnification - The matters against which an individual is entitled to be indemnified pursuant to Sections 7.1, 7.2 and 7.3 above shall, to the maximum extent permitted by law, include:

(a)	costs, charges and expenses reasonably incurred by that individual in connection with any investigation relating to any matter in respect of which the Corporation would be required to indemnify pursuant to Section 7.1 above if a proceeding were commenced; and

(b)	costs, charges and expenses reasonably incurred by that individual in establishing his or her right to be indemnified pursuant to this Part 7.

7.5                 Limitation of Liability - Except as otherwise provided in the Act, no director or officer shall be liable for the acts, receipts, neglects or defaults of any other person, or for joining in any receipt or act for conformity; or for any loss, damage or expense incurred by the Corporation through the insufficiency or deficiency of title to any property acquired by, for, or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any moneys of the Corporation are invested; or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or other property of the Corporation are lodged or deposited; or for any other loss, damage or misfortune whatsoever which may arise out of the execution of the duties of his or her office or in relation thereto unless the same are occasioned by his or her own wilful neglect or default.

7.6          Amplification of Rights - The foregoing provisions of this Part 7 shall be in amplification of and in addition to, and not by way of limitation of or substitution for, any rights, immunities or protection conferred upon any director or officer by any statute, law, matter or thing whatsoever.

7.7          Liability Insurance - The Corporation may, with the approval of the Board, from time to time purchase and maintain insurance for the benefit of an individual referred to in Section 7.2 above against any liability incurred by the individual:

(a)	in the individual’s capacity as a director or officer of the Corporation; or

(b)	in the individual’s capacity as a director or officer, or similar capacity, of another entity, if the individual acts or acted in that capacity at the Corporations request.

7.8             Indemnities to Directors and Others - The Board may, from time to time, by resolution cause the Corporation to give indemnities to any director or other individual who has undertaken or is about to undertake any liability on behalf of the Corporation or any affiliated corporation and to secure such director or other individual against loss by mortgage and charge upon the whole or any part of the real and personal property of the Corporation by way of security and any action from time to time taken by the Board under this Section 7.8 shall not require approval or confirmation by the shareholders.

PART 8 - SHARES

8.1           Allotment - The Board may, from time to time, allot shares or grant options to purchase the whole or any part of the authorized and unissued shares of the Corporation at such times and to such persons and for such consideration as the Board shall determine, provided that no share shall be issued until it is fully paid as provided by the Act.

8.2             Transfer Agents and Registrars - The Board may, from time to time, appoint or authorize the appointment of one or more agents to maintain, in respect of each class of securities of the Corporation issued by it in registered form, a central securities register and one or more branch securities registers. Such a person may be designated as transfer agent or registrar according to its functions and one person may be designated both registrar and transfer agent. The Board may at any time terminate such appointment.

8.3              Non-recognition of Trusts - Subject to the Act, the Corporation shall be entitled to treat the registered holder of any share as the person exclusively entitled to vote, to receive notices, to receive any dividend or other payment in respect of the share and otherwise to exercise all the rights and powers of an owner of the share. Accordingly the Corporation shall not, except as ordered by a court of competent jurisdiction or as required by applicable legislation, be bound to see to the execution of any trust, whether express, implied or constructive, in respect of any share or to recognize any other claim to or interest in such share on the part of any person other than the registered holder.

8.4             Share Certificates - Share certificates shall be in such form as the Board shall from time to time approve. Any share certificate need not be under the corporate seal. Unless the Board otherwise determines, certificates representing shares in respect of which a transfer agent or registrar has been appointed shall not be valid unless countersigned by or on behalf of the transfer agent or registrar. The signature of one of the signing officers, or, in the case of share certificates which are not valid unless countersigned by or on behalf of a registrar, transfer agent or branch transfer agent, the signatures of both signing officers, may be printed or mechanically reproduced in facsimile upon share certificates and every such facsimile signature shall for all purposes be deemed to be the signature of the officer whose signature it reproduces and shall be binding upon the Corporation. A share certificate executed in accordance with this Section 8.4 shall be valid notwithstanding that one or both of the officers whose facsimile signature appears on the certificate no longer holds office, or the office specified in the certificate, at the date of issue of the certificate.

8.5              Replacement of Share Certificates - The Board or any officer or agent designated by the Board may in its, his or her discretion direct the issue of a new share certificate in lieu of and upon cancellation of a share certificate that has been mutilated or in substitution for a share certificate claimed to have been lost, destroyed or wrongfully taken on payment of such fee and on such terms as to indemnity, reimbursement of expenses (including legal fees incurred by the Corporation) and evidence of loss and of title as the Board may from time to time prescribe, whether generally or in any particular case.

8.6             Joint Shareholders - If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect of such share, and delivery of such certificate to one of the joint holders shall be sufficient delivery to all of them. Any one of the joint holders of a share may give effectual receipts for the certificate issued in respect of such share or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

8.7              Death of a Shareholder - In the event of the death of a holder, or of one of the joint holders, of any shares, the Corporation shall not be required to make any entry in the securities register in respect of the death of that person or to make payment of any dividends on such shares except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agents.

8.8             Fixing a Record Date - The Board may, within the period prescribed by the Act, fix in advance a date, preceding by not more than 50 days, as the record date (a “record date”) for purposes of determining shareholders:

(a)	entitled to receive payment of dividends;

(b)	entitled to participate in a liquidation distribution;

(c)	entitled to receive notice of a meeting of shareholders;

(d)	entitled to vote at a meeting of shareholders; or

(e)	for any other purpose.

Where the Board fixes a record date, notice of that date must be given in accordance with the Act. If no record date is fixed by the Board:

(f)	the record date for the determination of shareholders entitled to receive notice of a meeting of shareholders shall be:

(i)	at the close of business on the day immediately preceding the day on which notice is given; or

(ii)	if no notice is given, the day on which the meeting is held; and

(g)	the record date for the determination of shareholders for any other purpose other than to establish a shareholder’s right to receive notice of a meeting or to vote shall be at the close of business on the day on which the directors pass the resolution relating thereto.

PART 9 - DIVIDENDS

9.1          Declaration - Subject to the Act and the Articles, the Board may, from time to time, declare dividends payable to the shareholders according to their respective rights and interest in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares of the Corporation and no dividend shall bear interest against the Corporation. The Board shall determine the value of any dividend not paid in money.

9.2          Dividend Cheques - Subject to the rights, privileges, restrictions and conditions attached to any shares in the capital of the Corporation, a dividend payable in money shall be paid by cheque drawn on the Corporation’s bankers or one of them to the order of each registered holder of shares of the class or series at the close of business on the record date in respect of which it has been declared and mailed by prepaid ordinary mail to the registered holder at the registered holder’s recorded address, unless such holder otherwise directs. In the case of joint holders, the cheque shall, unless the joint holders otherwise direct, be made payable to the order of all joint holders and mailed to them at their recorded address. The mailing of cheques in accordance with this Section 9.2, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

9.3           Non-receipt of Cheques - Subject to the rights, privileges, restrictions and conditions attached to any shares in the capital of the Corporation, in the event of non-receipt of any dividend cheque by the person to whom it is sent in accordance with Section 9.2 above, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the Board may from time to time prescribe, whether generally or in any particular case.

9.4            Unclaimed Dividends - Any dividend, whether declared before or after the enactment of this By-law No. 1, unclaimed after a period of six years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

PART 10 - MEETINGS OF SHAREHOLDERS

10.1          Annual Meeting - Subject to the requirements of the Act, the annual meeting of shareholders shall be held at such time in each year and, subject to Section 10.3 below, at such place as the Board, the chair of the Board or the president may from time to time determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors and appointing an auditor, if any, and for the transaction of such other business as may properly be brought before the meeting.

10.2             Special Meetings - A special meeting of shareholders may be called at any time by the president or the Board or the chair of the Board.

10.3           Place of Meetings - Meetings of shareholders shall be held at the registered office of the Corporation or elsewhere in the municipality in which the registered office is situate or, if the Board shall so determine, at some other place in Canada or at some place outside Canada if such place is specified in the Articles or all the shareholders entitled to vote at the meeting so agree that the meeting is to be held at that place.

10.4            Participation by Electronic Means - If the Corporation chooses to make available a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during a meeting of shareholders, any person entitled to attend such meeting may participate in the meeting by means of such telephonic, electronic or other communication facility in the manner provided by the Act. A person participating in a meeting by such means is deemed for all purposes of the Act and the By-laws to be present at the meeting. Notwithstanding any other provision contained in the By-laws, any person participating in a meeting of shareholders pursuant this Section 10.4 who is entitled to vote at that meeting may vote, in accordance with the Act, by means of any telephonic, electronic or other communication facility that the Corporation has made available for that purpose.

10.5          Meeting held by Electronic Means - Notwithstanding Section 10.4 above, if the directors or shareholders of the Corporation call a meeting of shareholders pursuant to the Act, those directors or shareholders, as the case may be, may determine that the meeting shall be held, in accordance with the Act, entirely by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting. A person participating in a meeting by such means is deemed for all purposes of the Act and the By-laws to be present at the meeting. Notwithstanding any other provision of the By-laws, any person participating in a meeting of the shareholders pursuant this Section 10.5 who is entitled to vote at that meeting may vote, in accordance with the Act, by means of any telephonic, electronic or other communication facility that the Corporation has made available for that purpose.

10.6            Electronic Means Optional - The Corporation is under no obligation to provide telephonic, electronic or other communication facility for any shareholder to participate in a meeting and the Board may provide such telephonic, electronic or other communication facility in its sole and absolute discretion.

10.7          Notice of Meetings - Notice of the time and place of each meeting of shareholders shall be given in the manner provided in Section 11.1 below within the time periods specified by the Act. Notice pursuant to this Section 10.7 shall be given to each director, to the auditor, if any, and to each shareholder who at the close of business on the record date for the notice is entered in the securities register as the holder of one or more shares carrying the right to vote at the meeting. Notice of a meeting of shareholders called for any purpose other than consideration of the financial statements and auditor’s report, election of directors and reappointment of the incumbent auditor shall state the nature of the business to be transacted in sufficient detail to permit the shareholder to form a reasoned judgment thereon, and shall state the text of any special resolution to be submitted to the meeting. A shareholder and any other person entitled to attend a meeting of shareholders may in any manner waive notice of or otherwise consent to a meeting of shareholders, and their attendance at a meeting of the shareholders is a waiver of notice of the meeting, except where they attend a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

10.8          Meetings without Notice - A meeting of shareholders may be held without notice at any time and place provided by the Act, the Articles or the By-laws if:

(a)	all the shareholders entitled to vote at that meeting are present in person or represented by proxy or if those not present or represented by proxy waive notice or otherwise consent to such meeting being held; and

(b)	if the auditor, if any, and directors are present or waive notice in writing of or otherwise consent to such meeting being held.

At such meeting, any business may be transacted which the Corporation at a meeting of shareholders may transact. If the meeting is held at a place outside Canada, shareholders not present or represented, but who have waived notice of such meeting shall also be deemed to have consented to the meeting being held at such place.

10.9            Chair, Secretary and Scrutineers - The chair of the Board, if any, or in his or her absence, the vice-chair, if any, or in his or her absence, the president shall preside as chair at every meeting of the shareholders, or if none of the chair of the Board, the vice-chair or the president is present within 15 minutes of the time appointed for holding the meeting or is willing to act as chair, or if the chair of the Board, the vice-chair and the president have advised the secretary that they shall not be present at the meeting, the shareholders present shall choose one of their number to be chair of the meeting. If the secretary of the Corporation is absent, the chair shall appoint some person who need not be a shareholder to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chair with the consent of the meeting.

10.10          Persons Entitled to be Present - The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote at that meeting, the directors, legal counsel of the Corporation and the auditor of the Corporation (if any) and others who, although not entitled to vote are entitled or required under any provision of the Act, the Articles or By-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chair of the meeting or with the consent of the meeting.

10.11            Quorum - Subject to the requirements of the Act, a quorum for the transaction of business at any meeting of the shareholders shall be two (2) persons present and holding or representing by proxy in the aggregate not less than 25% of the outstanding shares of the Corporation entitled to vote at the meeting. If a quorum is present at the opening of any meeting of the shareholders, the shareholders present or represented by proxy may proceed with the business of the meeting notwithstanding that a quorum is not present throughout the meeting. If a quorum is not present at the opening of any meeting of the shareholders, the shareholders present or represented by proxy may adjourn the meeting to a fixed time and place but may not transact any other business.

10.12          Authorized Representative - Any body corporate or association that is a shareholder of the Corporation may, by a resolution of the directors or governing body of the body corporate or association (a certified copy of which shall be deposited with the secretary of the Corporation prior to the meeting at which it is to be used), appoint an individual to represent it at meetings of shareholders of the Corporation. Any such individual may exercise on behalf of the body corporate or association he or she represents all powers that it could exercise if it were an individual shareholder.

10.13          Proxies - Every shareholder entitled to vote at a meeting of shareholders may, by means of a proxy, appoint a proxyholder, or one or more alternate proxyholders, who need not be shareholders, to attend and act at the meeting in the manner and to the extent authorized by the proxy and with the authority conferred by the proxy. A proxy shall be executed in writing by the shareholder or the shareholder’s attorney authorized in writing. A proxy is valid only at the meeting in respect of which it is given or any adjournment of that meeting. A proxyholder or alternate proxyholder has the same rights as the shareholder by whom they were appointed to speak at a meeting of shareholders in respect of any matter, to vote by way of ballot at the meeting and, except where a proxyholder has conflicting instructions from more than one shareholder, to vote at such meeting in respect of any matter by way of show of hands.

10.14          Time for Deposit of Proxies - The Board may specify in a notice calling a meeting of shareholders a time, preceding the time of such meeting or an adjournment of that meeting by not more than 48 hours (excluding Saturdays and holidays), before which time proxies to be used at the meeting must be deposited with the Corporation. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or otherwise in accordance with the regulations made by the Board pursuant to Section 10.15 below or, in any case where no such regulations have been made, if it has been received by the secretary of the Corporation or by the chair of the meeting or any adjournment prior to the time of voting.

10.15          Lodging of Proxies; Use of Electronic Documents or Facsimile - The Board may from time to time pass resolutions establishing regulations regarding the lodging of proxies at some place or places other than the place at which a meeting or adjourned meeting of shareholders is to be held and for particulars of proxies to be sent by facsimile, or in electronic form in the manner provided in Section 12.1 below or in writing before the meeting or adjourned meeting to the Corporation or any agent of the Corporation for the purpose of receiving such particulars and providing that proxies so lodged may be voted as though the proxies themselves were produced at the meeting or adjourned meeting, and votes given in accordance with such regulations shall be valid and shall be counted. The chair of any meeting of shareholders may, subject to any regulations made in accordance with this Section 10.15, in his or her discretion accept documents by facsimile, in electronic form or written communication as to the authority of anyone claiming to vote on behalf of and to represent a shareholder notwithstanding that no proxy conferring such authority has been lodged with the Corporation, and any votes given in accordance with such facsimile, electronic document or written communication accepted by the chair shall be valid and shall be counted.

10.16            Validity of Proxies - A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding:

(a)	the previous death or insanity of the shareholder giving the proxy; or

(b)	the revocation of the proxy or of the authority under which the proxy was executed; or

(c)	the transfer of the share in respect of which the proxy is given;

provided that no intimation in writing of the death, insanity, revocation or transfer described above has been received at the office of the Corporation or by the chair of the meeting before the commencement of the meeting, or the adjourned meeting, at which the proxy was used.

10.17            Joint Shareholders - If two or more persons hold shares jointly, any one of them present in person or represented by proxy at a meeting of shareholders may, in the absence of the other or others, vote the shares; but if two or more of those persons are present in person or represented by proxy and vote, they shall vote as one the shares jointly held by them.

10.18            Votes to Govern - At any meeting of shareholders every question shall, unless otherwise required by the Articles or the By-laws, be determined by a majority of the votes cast on the question. In case of an equality of votes either upon a show of hands or upon a ballot, the chair of the meeting shall not be entitled to a casting vote.

10.19           Show of Hands - Subject to the provisions of the Act and the By-laws, any question at a meeting of shareholders shall be decided by a show of hands unless a ballot is directed, required or demanded as provided in Section 10.20 below. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot is so directed, required or demanded, a declaration by the chair of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against any resolution or other proceeding in respect of the question, and the result of the vote so taken shall be the decision of the shareholders upon the question.

10.20           Ballots - On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken, any shareholder or proxyholder entitled to vote at the meeting may require or demand a ballot. A ballot so required or demanded shall be taken in such manner as the chair shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken, each person present shall be entitled, in respect of the shares which that person is entitled to vote at the meeting on the question, to that number of votes provided by the Act or the Articles, and the result of the ballot so taken shall be the decision of the shareholders upon the question.

10.21          Electronic Voting - If the Corporation chooses to make available a telephonic, electronic or other communications facility, in accordance with the Act, that permits shareholders to vote by means of such facility then, notwithstanding any other provision of the By-laws, any such shareholder entitled to vote at that meeting may vote, in accordance with the Act, by means of such facility.

10.22          Dispute of a Vote - In the case of any dispute as to the admission or rejection of a vote, the chair shall determine the same.

10.23          Adjournment - The chair may, with the consent of any meeting, adjourn the meeting from time to time. If a meeting of shareholders is adjourned for less than 30 days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the meeting that is adjourned. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original meeting.

PART 11 - NOTICES

11.1          Method of Giving Notices - Any notice, document or other communication to be given pursuant to the Act, or under any provision of the Articles or the By-laws of the Corporation or otherwise to a shareholder, director, officer, auditor or member of a committee of the Board, shall be sufficiently given, subject to any special requirement in that regard contained in the provision, if reduced to writing and either delivered or mailed by prepaid mail or sent by any means of any form of prepaid, transmitted, electronic or recorded communication to such person at the following applicable address:

(a)	if to a shareholder or director, to the address of the shareholder or director appearing in the books of the Corporation or, if not so appearing, to the last address known to the person charged with the mailing; and for such purpose the address of any shareholder or director on the Corporation’s books may be changed in accordance with any information which appears to be reliable, and any notice with respect to shares registered in the names of more than one person shall be given to whichever of the persons is named first in the share register and notice so given shall be sufficient notice to all the holders of those shares;

(b)	if to the Corporation, to its registered office; or

(c)	if to the auditors, if any, to the office of the auditors, or to such other address as the auditors shall have designated by notice to the Corporation.

11.2              Signature to Notice - The signature to any notice to be given by the Corporation may be written, stamped, typewritten or printed, or partly written, stamped, typewritten or printed.

11.3               Time of Delivery - Any notice or other communication shall:

(a)	if delivered personally, be deemed to have been given or made at the time of delivery;

(b)	if mailed by prepaid mail, be deemed to have been given or made on the fifth day following the day on which it is mailed; provided that if there should be, at the time of mailing or between the time of mailing and actual receipt of the notice, a mail strike, slow down or other labour dispute which might effect the delivery of such notice by the mails, then such notice shall only be effective if actually delivered;

(c)	if sent by any other means of facsimile or other recorded communication, be deemed to have been given or made on the day when it is transmitted by the Corporation or, if transmitted by others, on the day when it is dispatched or delivered to the appropriate communication company or agency or its representative for dispatch; and

(d)	if provided in the form of an electronic document, be deemed to have been given or made at the time determined in accordance with Section 12.1 below.

A certificate or declaration in respect of any of the above in writing signed by any officer or by an employee of a transfer agent or registrar of the Corporation shall be conclusive evidence of the matters so certified or declared.

11.4           Omissions and Errors - The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the Board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance of the notice shall not invalidate any action taken at any meeting held pursuant to the notice or otherwise founded on that notice.

11.5          Persons Entitled by Death or Operation of Law - Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of the share which shall have been duly given to the shareholder from whom that person derives title to the share prior to that person’s name and address being entered on the securities register (whether the notice was given before or after the happening of the event upon which the person became so entitled) and prior to that person furnishing to the Corporation the proof of authority or evidence of that person’s entitlement prescribed by the Act.

11.6          Waiver of Notice - Any shareholder (or that shareholder’s duly appointed proxy holder), director, officer, auditor or member of a committee of the Board may at any time waive any notice or waive or abridge the time for any notice required to be given to that person under any provision of the Act, the Articles, the By-laws or otherwise and the waiver or abridgement, whether given before or after the meeting or other event of which notice is required to be given, shall cure any default in the giving or in the time of the notice, as the case may be. Any waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the Board or of a committee of the Board which may be given in any manner.

PART 12 – DOCUMENTS IN ELECTRONIC FORM

12.1           Documents in Electronic Form - Nothing in this  Part 12 shall require a person to create or otherwise provide an electronic document. Subject to any additional conditions set out in Section 12.2 below, a requirement under the Act, the Articles or the By-laws to provide a person with a notice, document or other information may be satisfied by the provision of an electronic document. Further, a requirement for a signature or that a document be executed, in relation to an electronic document may be satisfied, provided the requirements under the Act are complied with.

Except where a notice, document or other information must be sent to a specific place (such as a registered address), an electronic document need not be sent to the designated information system if (i) the document is posted on or made available through a generally accessible electronic source, such as a web site; and (ii) the addressee is provided with notice in writing of the availability and location of that electronic document. An electronic document shall be considered to have been received when it enters the information system designated by the addressee or if the document is posted on or made available through a generally accessible electronic source, when the addressee receives the notice of availability and location of that electronic document or, if sent electronically, when such notice enters the information system designated by the addressee.

12.2            Where Documents to be Created in Writing - Where the Act expressly requires that a notice, document or other information be created in writing, such requirement shall be satisfied by the creation of an electronic document provided that, in addition to the conditions set out in Section 12.1 above:

(a)	the information in the electronic document is accessible so as to be usable for subsequent reference; and

(b)	any other requirements of the Act relating to this Section 12.2 have been complied with.

12.3               Where Documents to be Provided in Writing - Where the Act expressly requires that a notice, document or other information be provided in writing, such requirement shall be satisfied by the provision of an electronic document provided that, in addition to the conditions set out in Section 12.1 above:

(a)	the information in the electronic document is accessible by the addressee and capable of being retained by the addressee, so as to be usable for subsequent reference; and

(b)	any other requirements of the Act relating to this Section 12.3 have been complied with.

[Signature page follows]

ENACTED by the Board and confirmed by the shareholders in accordance with the Act on ________________________, 2025.

Glenn Kumoi
Director

Appendix C

DISSENT RIGHTS

FULL TEXT OF SECTION 190 OF THE CANADA BUSINESS CORPORATIONS ACT

Right to dissent

190. (1) Subject to Sections 191 and 241, a holder of shares of any class of a corporation may dissent if the corporation is subject to an order under paragraph 192(4)(d) that affects the holder or if the corporation resolves to

(a)	amend its articles under section 173 or 174 to add, change or remove any provisions restricting or constraining the issue, transfer or ownership of shares of that class;

(b)	amend its articles under section 173 to add, change or remove any restriction on the business or businesses that the corporation may carry on;

(c)	amalgamate otherwise than under section 184;

(d)	be continued under section 188;

(e)	sell, lease or exchange all or substantially all its property under subsection 189(3); or

(f)	carry out a going-private transaction or a squeeze-out transaction.

Further right

(2) A holder of shares of any class or series of shares entitled to vote under section 176 may dissent if the corporation resolves to amend its articles in a manner described in that section.

If one class of shares

(2.1) The right to dissent described in subsection (2) applies even if there is only one class of shares.

Payment for shares

(3) In addition to any other right the shareholder may have, but subject to subsection (26), a shareholder who complies with this section is entitled, when the action approved by the resolution from which the shareholder dissents or an order made under subsection 192(4) becomes effective, to be paid by the corporation the fair value of the shares in respect of which the shareholder dissents, determined as of the close of business on the day before the resolution was adopted or the order was made.

No partial dissent

(4) A dissenting shareholder may only claim under this section with respect to all the shares of a class held on behalf of any one beneficial owner and registered in the name of the dissenting shareholder.

Objection

(5) A dissenting shareholder shall send to the corporation, at or before any meeting of shareholders at which a resolution referred to in subsection (1) or (2) is to be voted on, a written objection to the resolution, unless the corporation did not give notice to the shareholder of the purpose of the meeting and of their right to dissent.

Notice of resolution

(6) The corporation shall, within ten days after the shareholders adopt the resolution, send to each shareholder who has filed the objection referred to in subsection (5) notice that the resolution has been adopted, but such notice is not required to be sent to any shareholder who voted for the resolution or who has withdrawn their objection.

Demand for payment

(7) A dissenting shareholder shall, within twenty days after receiving a notice under subsection (6) or, if the shareholder does not receive such notice, within twenty days after learning that the resolution has been adopted, send to the corporation a written notice containing

(a)	the shareholder’s name and address;

(b)	the number and class of shares in respect of which the shareholder dissents; and

(c)	a demand for payment of the fair value of such shares.

Share certificate

(8) A dissenting shareholder shall, within thirty days after sending a notice under subsection (7), send the certificates representing the shares in respect of which the shareholder dissents to the corporation or its transfer agent.

Forfeiture

(9) A dissenting shareholder who fails to comply with subsection (8) has no right to make a claim under this section.

Endorsing certificate

(10) A corporation or its transfer agent shall endorse on any share certificate received under subsection (8) a notice that the holder is a dissenting shareholder under this section and shall forthwith return the share certificates to the dissenting shareholder.

Suspension of rights

(11) On sending a notice under subsection (7), a dissenting shareholder ceases to have any rights as a shareholder other than to be paid the fair value of their shares as determined under this section except where

(a)	the shareholder withdraws that notice before the corporation makes an offer under subsection (12),

(b)	the corporation fails to make an offer in accordance with subsection (12) and the shareholder withdraws the notice, or

(c)	the directors revoke a resolution to amend the articles under subsection 173(2) or 174(5), terminate an amalgamation agreement under subsection 183(6) or an application for continuance under subsection 188(6), or abandon a sale, lease or exchange under subsection 189(9), in which case the shareholder’s rights are reinstated as of the date the notice was sent.

Offer to pay

(12) A corporation shall, not later than seven days after the later of the day on which the action approved by the resolution is effective or the day the corporation received the notice referred to in subsection (7), send to each dissenting shareholder who has sent such notice

(a)	a written offer to pay for their shares in an amount considered by the directors of the corporation to be the fair value, accompanied by a statement showing how the fair value was determined; or

(b)	if subsection (26) applies, a notification that it is unable lawfully to pay dissenting shareholders for their shares.

Same terms

(13) Every offer made under subsection (12) for shares of the same class or series shall be on the same terms.

Payment

(14) Subject to subsection (26), a corporation shall pay for the shares of a dissenting shareholder within ten days after an offer made under subsection (12) has been accepted, but any such offer lapses if the corporation does not receive an acceptance thereof within thirty days after the offer has been made.

Corporation may apply to court

(15) Where a corporation fails to make an offer under subsection (12), or if a dissenting shareholder fails to accept an offer, the corporation may, within fifty days after the action approved by the resolution is effective or within such further period as a court may allow, apply to a court to fix a fair value for the shares of any dissenting shareholder.

Shareholder application to court

(16) If a corporation fails to apply to a court under subsection (15), a dissenting shareholder may apply to a court for the same purpose within a further period of twenty days or within such further period as a court may allow.

Venue

(17) An application under subsection (15) or (16) shall be made to a court having jurisdiction in the place where the corporation has its registered office or in the province where the dissenting shareholder resides if the corporation carries on business in that province.

No security for costs

(18) A dissenting shareholder is not required to give security for costs in an application made under subsection (15) or (16).

Parties

(19) On an application to a court under subsection (15) or (16),

(a)	all dissenting shareholders whose shares have not been purchased by the corporation shall be joined as parties and are bound by the decision of the court; and

(b)	the corporation shall notify each affected dissenting shareholder of the date, place and consequences of the application and of their right to appear and be heard in person or by counsel.

Powers of court

(20) On an application to a court under subsection (15) or (16), the court may determine whether any other person is a dissenting shareholder who should be joined as a party, and the court shall then fix a fair value for the shares of all dissenting shareholders.

Appraisers

(21) A court may in its discretion appoint one or more appraisers to assist the court to fix a fair value for the shares of the dissenting shareholders.

Final order

(22) The final order of a court shall be rendered against the corporation in favour of each dissenting shareholder and for the amount of the shares as fixed by the court.

Interest

(23) A court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder from the date the action approved by the resolution is effective until the date of payment.

Notice that subsection (26) applies

(24) If subsection (26) applies, the corporation shall, within ten days after the pronouncement of an order under subsection (22), notify each dissenting shareholder that it is unable lawfully to pay dissenting shareholders for their shares.

Effect where subsection (26) applies

(25) If subsection (26) applies, a dissenting shareholder, by written notice delivered to the corporation within thirty days after receiving a notice under subsection (24), may

(a)	withdraw their notice of dissent, in which case the corporation is deemed to consent to the withdrawal and the shareholder is reinstated to their full rights as a shareholder; or

(b)	retain a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the corporation but in priority to its shareholders.

Limitation

(26) A corporation shall not make a payment to a dissenting shareholder under this section if there are reasonable grounds for believing that

(a)	the corporation is or would after the payment be unable to pay its liabilities as they become due; or

(b)	the realizable value of the corporation’s assets would thereby be less than the aggregate of its liabilities.

R.S., 1985, c. C-44, s. 190; 1994, c. 24, s. 23; 2001, c. 14, ss. 94, 134(F), 135(E); 2011, c. 21, s. 60(F).

Appendix D

Charter of the Audit Committee

Name

There shall be a Committee of the Board of directors (the “Board”) of Carcetti Capital Corp. (the “Company”) known as the audit Committee (the “Audit Committee”).

General Purpose

The Audit Committee has been established to assist the Board in fulfilling its oversight responsibilities with respect to the following areas: (i) the Company’s external audit function; (ii) internal control and management information systems; (iii) the Company’s accounting and financial reporting requirements; (iv) the Company’s compliance with law and regulatory requirements; (v) the Company’s risks and risk management policies; and (vi) such other functions as are delegated to it by the Board. Specifically, with respect to the Company’s external audit function, the Audit Committee assists the Board in fulfilling its oversight responsibilities relating to: (i) the quality and integrity of the Company’s financial statements; (ii) the independent auditors’ qualifications; and (iii) the performance of the Company’s independent auditors.

The Audit Committee is intended to facilitate and provide a means of open communication between management, the external auditors and the Board.

Composition and Qualifications

The Audit Committee shall consist of as many members as the Board shall determine, but in any event not fewer than three members who are appointed by the Board. The composition of the Audit Committee shall meet all applicable regulatory requirements. More specifically, a majority of members of the Audit Committee shall be non-management as required by the rules of the TSX Venture Exchange.

Members of the Audit Committee may not receive any compensation from the Company other than director and Committee fees or fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service (provided such compensation is not contingent in any way on continued service).

The Board shall designate the chair (the “Chair”) of the Audit Committee and in so doing shall consider the recommendation of the Compensation, Nominating and Governance Committee of the Company (the “Compensation and Nominating Committee”). The Chair shall have responsibility for overseeing that the Audit Committee fulfills its mandate and duties effectively.

Each member of the Audit Committee shall continue to be a member until a successor is appointed, unless the member resigns, is removed or ceases to be a director. The Board, following consideration of the recommendation of the Compensation and Nominating Committee, may fill a vacancy which occurs in the Audit Committee at any time.

Meetings

The Chair of the Audit Committee, in consultation with the Audit Committee members, shall determine the schedule and frequency of the Audit Committee meetings provided that the Audit Committee will meet at least four times in each fiscal year and at least once in every fiscal quarter. The Audit Committee shall have the authority to convene additional meetings as circumstances require. An agenda for each meeting will be disseminated to Audit Committee members as far in advance of each meeting as is practicable. The quorum for a meeting of the Audit Committee shall be two-fifths of its members, provided that one of those present is the Chair of the Audit Committee.

The Audit Committee shall meet separately and periodically with management, counsel and the external auditors. The Audit Committee shall meet separately with the external auditors at every meeting of the Audit Committee at which external auditors are present.

Responsibilities

The Audit Committee is mandated to carry out the following responsibilities:

1.	External Auditors

(a)	Subject to applicable law, the Audit Committee shall be responsible for recommending to the Board the appointment, compensation and termination of the external auditor. The external auditor shall report directly to the Audit Committee and shall be accountable to the Board and Audit Committee as representatives of the Shareholders of the Company.

(b)	The Audit Committee shall be directly responsible for overseeing the work of the external auditor, including overseeing the resolution of any disagreements between the external auditor and management regarding financial reporting.

(c)	The Audit Committee shall pre-approve all non-audit mandates for services the external auditor shall undertake for the Company or its subsidiaries.

(d)	The Audit Committee shall satisfy itself, on behalf of the Board, that the external auditor is independent of management. In assessing such independence, the Audit Committee shall discuss with the external auditors, and may require a letter from the external auditor outlining, any relationships between the external auditors and the Company or its affiliates.

(e)	The Audit Committee shall review the terms of the external auditors’ engagement, the audit plan of the external auditors, the integration of the external audit with the internal control program, and the results of the audit, which shall include reviewing the external auditor’s letter to management and management’s response thereto and other material written communications between management and the external auditors.

(f)	The Audit Committee shall satisfy itself, annually or more frequently as the Audit Committee considers appropriate, as to the external auditors’ internal quality control procedures and any material issues raised by the most recent internal quality control review or peer review of the external auditor or by any public enquiry, review, or investigation by governmental, professional or other regulatory authorities.

(g)	The Audit Committee shall periodically review and discuss with management and the external auditors the quality and acceptability of the Company’s accounting policies and practices, the materiality levels which the external auditors propose to employ, any significant changes in accounting policies and any proposed changes in accounting or financial reporting that may have a significant impact on the Company.

(h)	The Audit Committee shall discuss with management and the external auditors all alternative treatments of financial information within international financial reporting standards that have been discussed with management by the external auditors, the ramifications of these alternative treatments and the treatment preferred by the external auditors.

(i)	The Audit Committee shall review and approve the Company’s policies for hiring partners, employees and former partners and employees of the external auditor or former external auditor.

2.	Financial Information

(a)	The Audit Committee shall discuss with management and the external auditors whether the audited annual financial statements present fairly (in accordance with international financial reporting standards) in all material respects the financial condition, results of operations and cash flows of the Company as of and for the periods presented and, where appropriate, recommend for approval to the Board the annual audited financial statements of the Company.

(b)	The Audit Committee shall discuss with management and the external auditors whether the unaudited quarterly financial statements present fairly (in accordance with international financial reporting standards) in all material respects the financial condition, results of operations and cash flows of the Company as of and for the periods presented and, where appropriate, recommend for approval to the Board the unaudited quarterly financial statements of the Company.

(c)	The Audit Committee shall review the Company’s Annual Report to Shareholders and other financial information (including the Company’s financial statements, annual and quarterly Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”), Annual Information Form, annual and interim earnings press releases and any prospectus or offering circular) prepared by the Company before the Company discloses such information with management and, where appropriate, recommend for approval to the Board and recommend for filing with regulatory bodies.

(d)	The Audit Committee shall review any news releases and reports to be issued by the Company containing earnings guidance or financial information for research, analysts and rating agencies. The Audit Committee shall also review the Company’s policies relating to financial disclosure and the release of earnings guidance and the Company’s compliance with financial disclosure rules and regulations.

(e)	The Audit Committee shall discuss with management and the external auditors important trends and developments in financial reporting practices and requirements and their effect(s) on the Company’s financial statements.

3.	Internal Controls and Disclosure Controls

(a)	The Audit Committee shall oversee the adequacy and effectiveness of the Company’s disclosure control and internal control systems through discussions with the Company’s external auditors and management and shall report to the Board with respect to such matters on an annual basis.

(b)	The Audit Committee must be satisfied that adequate procedures are in place for the review of the Company’s public disclosure of financial information extracted or derived from the Company’s financial statements (other than the Company’s MD&A and annual and interim earnings press releases) and must periodically assess the adequacy of those procedures.

(c)	The Audit Committee shall review annually the Company’s code of business conduct and its effectiveness and enforcement.

4.	Risk Management

(a)	The Audit Committee shall review with management the principal risks facing the Company and the policies, processes and procedures for management’s monitoring and managing of such risks or exposures. If necessary, the Audit Committee will mandate, monitor and evaluate the steps management has taken to monitor and manage such exposures, including insuring against such risks, where appropriate.

5.	Compliance with Legal and Regulatory Requirements

(a)	The Audit Committee shall review with management, and any internal or external counsel as the Audit Committee considers appropriate, any legal matters (including the status of pending litigation) that may have a material impact on the Company and any material reports or inquiries from regulatory or governmental agencies.

(b)	The Audit Committee shall review with counsel the adequacy and effectiveness of the Company’s procedures to ensure compliance with the legal and regulatory responsibilities.

(c)	The Audit Committee shall establish and review annually procedures for:

•	the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls, disclosure controls or auditing matters; and

•	the confidential, anonymous submission of concerns by employees of the Company regarding questionable accounting or auditing matters.

6.	Hiring Policies

(a)	The Audit Committee shall review and approve of the Company’s hiring policies regarding partners, employees and former partners and employees of the present and former external auditor.

7.	Other

(a)	The Audit Committee shall also perform such other activities related to this charter as requested by the Board.

(b)	The Audit Committee shall review and assess the adequacy of this charter annually and shall submit any proposed changes to the Board for approval.

(c)	The Audit Committee may delegate its authority and duties to subcommittees or individual members of the Committee as it deems appropriate.

Reporting

The Audit Committee shall report its deliberations and discussions regularly to the Board and shall submit to the Board the minutes of its meetings.

Resources

The Audit Committee shall have the authority, in its sole discretion, to retain independent legal, accounting and other consultants to advise the Audit Committee and set and pay their compensation at the expense of the Company. The Audit Committee shall be provided with the necessary funding to compensate the external auditors and any other advisors they engage.

The Audit Committee may directly communicate with the external auditors and any officer or employee of the Company and may request any officer or employee of the Company or the Company’s external counsel or external auditors to attend a meeting of the Audit Committee or to meet with any member of, or consultants to, the Audit Committee. The Audit Committee shall have full access to all of the Company’s books, records, facilities and personnel.

Limitation on the Oversight Role of the Audit Committee

Nothing in this charter is intended, or may be construed, to impose on any member of the Audit Committee a standard of care or diligence that is in any way more onerous or extensive than the standard to which all members of the Board are subject.

Each member of the Audit Committee shall be entitled, to the fullest extent permitted by law, to rely on the integrity of those persons and organizations within and outside the Company from whom he or she receives financial and other information and the accuracy of the information provided to the Company by such persons or organizations.

While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and in accordance with international financial reporting standards and applicable rules and regulations. These are the responsibility of management and the external auditors.

Appendix E

Omnibus Equity Incentive Plan

(See attached)

E-1

HEMLO MINING CORP.

OMNIBUS EQUITY INCENTIVE PLAN

_______________, 2025

ARTICLE 1 PURPOSE		1

1.1	Purpose	1

ARTICLE 2 INTERPRETATION		1

2.1	Definitions	1
2.2	Interpretation	7

ARTICLE 3 ADMINISTRATION		7

3.1	Administration	7
3.2	Delegation to Committee	9
3.3	Determinations Binding	9
3.4	Eligibility	9
3.5	Plan Administrator Requirements	9
3.6	Total Shares Subject to Awards	10
3.7	Limits on Grants of Awards	10
3.8	Award Agreements	11
3.9	Non–transferability of Awards	11

ARTICLE 4 OPTIONS		12

4.1	Granting of Options	12
4.2	Exercise Price	12
4.3	Term of Options	12
4.4	Vesting and Exercisability	12
4.5	Payment of Exercise Price	13
4.6	Previously Granted Options	13

ARTICLE 5 RESTRICTED SHARE UNITS		13

5.1	Granting of RSUs	13
5.2	RSU Account	14
5.3	Vesting of RSUs	14
5.4	Settlement of RSUs	14

ARTICLE 6 DEFERRED SHARE UNITS		15

6.1	Granting of DSUs	15
6.2	DSU Account	15
6.3	Vesting of DSUs	15
6.4	Settlement of DSUs	15

ARTICLE 7 PERFORMANCE SHARE UNITS		16

7.1	Granting of PSUs	16
7.2	Terms of PSUs	16

(Continued)

7.3	Performance Goals	16
7.4	PSU Account	16
7.5	Vesting of PSUs	16
7.6	Settlement of PSUs	17

ARTICLE 8 ADDITIONAL AWARD TERMS		17

8.1	Black–out Period	17
8.2	Withholding Taxes	17
8.3	Recoupment	18

ARTICLE 9 TERMINATION OF EMPLOYMENT OR SERVICES		18

9.1	Termination of Participant	18
9.2	Discretion to Permit Acceleration	19

ARTICLE 10 EVENTS AFFECTING THE COMPANY		20

10.1	General	20
10.2	Change of Control	20
10.3	Reorganization of Corporation’s Capital	21
10.4	Other Events Affecting the Corporation	21
10.5	Immediate Acceleration of Awards	21
10.6	Issue by Corporation of Additional Shares	22
10.7	Fractions	22

ARTICLE 11 AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN		22

11.1	Amendment, Suspension, or Termination of the Plan	22
11.2	Shareholder Approval	22
11.3	Permitted Amendments	23

ARTICLE 12 MISCELLANEOUS		24

12.1	Legal Requirement	24
12.2	No Other Benefit	24
12.3	Rights of Participant	24
12.4	Corporate Action	24
12.5	Conflict	24
12.6	Anti–Hedging Policy	24
12.7	Participant Information	25
12.8	Participation in the Plan	25
12.9	International Participants	25
12.10	Successors and Assigns	25
12.11	General Restrictions or Assignment	25
12.12	Severability	25

- ii -

(Continued)

12.13	Notices	26
12.14	Governing Law	26
12.15	Submission to Jurisdiction	26

- iii -

HEMLO MINING CORP.

ARTICLE 1

PURPOSE

1.1	Purpose

The purpose of this Plan is to provide the Corporation with a share–related mechanism to attract, retain and motivate qualified Directors, Officers, Employees, Management Company Employees and Consultants of the Corporation and its subsidiaries, to reward such of those Directors, Officers, Employees, Management Company Employees and Consultants as may be granted Awards under this Plan by the Board from time to time for their contributions toward the long–term goals and success of the Corporation and to enable and encourage such Directors, Officers, Employees, Management Company Employees and Consultants to acquire Shares as long–term investments and proprietary interests in the Corporation.

ARTICLE 2

INTERPRETATION

2.1	Definitions

When used herein, unless the context otherwise requires, the following terms have the indicated meanings, respectively:

(a)	“Affiliate” means any entity that is an “affiliate” for the purposes of National Instrument 45-106 – Prospectus Exemptions of the Canadian Securities Administrators;

(b)	“Award” means any Option, Restricted Share Unit, Deferred Share Unit or Performance Share Unit granted under this Plan which may be denominated or settled in Shares, cash or in such other form as provided herein;

(c)	“Award Agreement” means a signed, written agreement between a Participant and the Corporation, in the form or any one of the forms approved by the Plan Administrator, evidencing the terms and conditions on which an Award has been granted under this Plan and which need not be identical to any other such agreements;

(d)	“Board” means the board of directors of the Corporation as it may be constituted from time to time;

(e)	“Business Day” means a day, other than a Saturday or Sunday, on which the principal commercial banks in the City of Vancouver and the City of Toronto are open for commercial business during normal banking hours;

(f)	“Cause” means, with respect to a particular Participant:

(i)	subject to applicable law, “cause” or “fundamental breach” (or any similar terms) as such terms are defined in the employment or other written agreement between the Corporation or a subsidiary of the Corporation and the Participant; or

(ii)	in the event (i) does not apply, then “cause” or “fundamental breach” as such terms are interpretated pursuant to applicable law;

(g)	“Change of Control” means the occurrence of any one or more of the following events:

(i)	any transaction at any time and by whatever means pursuant to which any Person or any group of two (2) or more Persons acting jointly or in concert hereafter acquires the direct or indirect “beneficial ownership” (as defined in National Instrument 62-104 – Take-over Bids and Issuer Bids of the Canadian Securities Administrators) of, or acquires the right to exercise Control or direction over, securities of the Corporation representing more than 50% of the then issued and outstanding voting securities of the Corporation, including, without limitation, as a result of a take–over bid, an exchange of securities, an amalgamation of the Corporation with any other entity, an arrangement, a capital reorganization or any other business combination or reorganization;

(ii)	the sale, assignment or other transfer of all or substantially all of the consolidated assets of the Corporation to a Person other than a subsidiary of the Corporation;

(iii)	the dissolution or liquidation of the Corporation, other than in connection with the distribution of assets of the Corporation to one (1) or more Persons which were Affiliates of the Corporation prior to such event;

(iv)	the occurrence of a transaction requiring approval of the Corporation’s shareholders whereby the Corporation is acquired through consolidation, merger, exchange of securities, purchase of assets, amalgamation, statutory arrangement or otherwise by any other Person (other than a short form amalgamation or exchange of securities with a subsidiary of the Corporation); or

(v)	any other event which the Board determines to constitute a change of control of the Corporation;

provided that, notwithstanding clause (i), (ii), (iii) and (iv) above, a Change of Control shall be deemed not to have occurred if immediately following the transaction set forth in clause (i), (ii), (iii) or (iv) above: (A) the holders of securities of the Corporation that immediately prior to the consummation of such transaction represented more than 50% of the combined voting power of the then outstanding securities eligible to vote for the election of directors of the Corporation hold (x) securities of the entity resulting from such transaction (including, the Person succeeding to assets of the Corporation in a transaction contemplated in clause (ii) above) (the “Surviving Entity”) that represent more than 50% of the combined voting power of the then outstanding securities eligible to vote for the election of directors or trustees (“voting power”) of the Surviving Entity, or (y) if applicable, securities of the entity that directly or indirectly has beneficial ownership of 100% of the securities eligible to elect directors or trustees of the Surviving Entity (the “Parent Entity”) that represent more than 50% of the combined voting power of the then outstanding securities eligible to vote for the election of directors or trustees of the Parent Entity, and (B) no Person or group of two (2) or more Persons, acting jointly or in concert, is the beneficial owner, directly or indirectly, of more than 50% of the voting power of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) (any such transaction which satisfies all of the criteria specified in clauses (A) and (B) above being referred to as a “Non–Qualifying Transaction” and, following the Non–Qualifying Transaction, references in this definition of “Change of Control” to the “Corporation” shall mean and refer to the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) and, if such entity is a company or a trust, references to the “Board” shall mean and refer to the board of directors or trustees, as applicable, of such entity).

(h)	“Change of Control Price” means (i) the highest price per Share offered in conjunction with any transaction resulting in a Change of Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash), or (ii) in the case of a Change of Control occurring solely by reason of a change in the composition of the Board, the volume weighted average trading price of the Shares on the Exchange for the thirty (30) Trading Days immediately preceding the date on which a Change of Control occurs, except if the relevant participant is subject to taxation under the Tax Act such Change of Control price shall be deemed to be a price determined by the Committee based on the closing price of a Share on the Exchange on the Trading Day preceding the Change of Control date or based on the volume weighted average trading price of the Shares on the Exchange for the five Trading Days immediately preceding the Change of Control date;

(i)	“Committee” has the meaning set forth in Section 3.2;

(j)	“Consultant” means a “Consultant” as defined in the Exchange Policies;

(k)	“Control” means the relationship whereby a Person is considered to be “controlled” by a Person if:

(i)	when applied to the relationship between a Person and a corporation, the beneficial ownership by that Person, directly or indirectly, of voting securities or other interests in such corporation entitling the holder to exercise control and direction in fact over the activities of such corporation;

(ii)	when applied to the relationship between a Person and a partnership, limited partnership, trust or joint venture, means the contractual right to direct the affairs of the partnership, limited partnership, trust or joint venture; and

(iii)	when applied in relation to a trust, the beneficial ownership at the relevant time of more than 50% of the property settled under the trust, and the words “Controlled by”, “Controlling” and similar words have corresponding meanings; provided that a Person who controls a corporation, partnership, limited partnership or joint venture will be deemed to Control a corporation, partnership, limited partnership, trust or joint venture which is Controlled by such Person and so on;

(l)	“Corporation” means Hemlo Mining Corp., or any successor entity thereof;

(m)	“Date of Grant” means, for any Award, the date specified by the Plan Administrator at the time it grants the Award or if no such date is specified, the date upon which the Award was granted;

(n)	“Deferred Share Unit” or “DSU” means a unit equivalent in value to a Share, credited by means of a bookkeeping entry in the books of the Corporation in accordance with Article 6;

(o)	“Director” means a “Director” as defined in the Exchange Policies;

(p)	“Disabled” or “Disability” means, with respect to a particular Participant, that the Participant’s employment or engagement, as applicable, has been frustrated, as that term is interpretated pursuant to applicable law, due to medical disability;

(q)	“Discounted Market Price” means, if the Shares are listed only on the Exchange, the Market Price less the maximum discount permitted under the Exchange Policy applicable to incentive stock options;

(r)	“DSU Termination Date” has the meaning set forth in Section 6.4;

(s)	“Effective Date” means the effective date of this Plan, as determined by the Board;

(t)	“Employee” means an “Employee” as defined in the Exchange Policies;

(u)	“Exchange” means (a) the TSX Venture Exchange, or (b) the primary exchange on which the Shares are then listed, as determined by the Plan Administrator, if (i) the Exchange is no longer the Corporation’s primary exchange, or (ii) the Shares are not listed on the TSX Venture Exchange;

(v)	“Exchange Policies” means the policies included in the TSX Venture Exchange Corporate Finance Manual and “Exchange Policy” means any one of them;

(w)	“Exercise Notice” means a notice in writing, signed by a Participant and stating the Participant’s intention to exercise a particular Option;

(x)	“Exercise Price” means the price at which an Option Share may be purchased pursuant to the exercise of an Option;

(y)	“Expiry Date” means the expiry date specified in the Award Agreement (which shall not be later than the fifth anniversary of the Date of Grant) or, if not so specified, means the fifth anniversary of the Date of Grant;

(z)	“Insider” means an “Insider” as defined in the Exchange Policies;

(aa)	“Investor Relations Activities” means “Investor Relations Activities” as defined in the Exchange Policies;

(bb)	“Investor Relations Service Provider” means an “Investor Relations Service Provider” as defined in the Exchange Policies;

(cc)	“Management Company Employee” means a “Management Company Employee” as defined in the Exchange Policies;

(dd)	“Market Price” means “Market Price” as defined in the Exchange Policies;

(ee)	“Net Exercise” means has the meaning set forth in Subsection 4.5(b).

(ff)	“Officer” means an “Officer” as defined in the Exchange Policies;

(gg)	“Option” means a right to purchase Shares under Article 4 of this Plan that is non– assignable and non–transferable, unless otherwise approved by the Plan Administrator;

(hh)	“Option Shares” means Shares issuable by the Corporation upon the exercise of outstanding Options;

(ii)	“Participant” means a Director, Officer, Employee, Management Company Employee and Consultant to whom an Award has been granted under this Plan;

(jj)	“Performance Goals” means performance goals expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one (1) or more of the Corporation, a subsidiary of the Corporation, a division of the Corporation or a subsidiary of the Corporation, or an individual, or may be applied to the performance of the Corporation or a subsidiary of the Corporation relative to a market index, a group of other companies or a combination thereof, or on any other basis, all as determined by the Plan Administrator in its discretion;

(kk)	“Performance Share Unit” or “PSU” means a unit equivalent in value to a Share, credited by means of a bookkeeping entry in the books of the Corporation in accordance with Article 7;

(ll)	“Person” means an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, and a natural person in his or her capacity as trustee, executor, administrator or other legal representative;

(mm)	“Plan” means this Omnibus Equity Incentive Plan, as may be amended from time to time;

(nn)	“Plan Administrator” means the Board, or if the administration of this Plan has been delegated by the Board to the Committee pursuant to Section 3.2, the Committee;

(oo)	“Replacement Award” has the meaning ascribed to such term in 10.2(b);

(pp)	“Restricted Share Unit” or “RSU” means a unit equivalent in value to a Share, credited by means of a bookkeeping entry in the books of the Corporation in accordance with Article 5;

(qq)	“Retirement” means, unless otherwise defined in the Participant’s applicable employment or other agreement, or in the Award Agreement, the termination of the Participant’s employment or engagement, as applicable, in circumstances where the Plan Administrator agrees the termination constitutes “retirement”.

(rr)	“Securities Laws” means securities legislation, securities regulation and securities rules, as amended, and the policies, notices, instruments and blanket orders in force from time to time that govern or are applicable to the Corporation or to which it is subject;

(ss)	“Security Based Compensation Arrangement” means a stock option, stock option plan, employee stock purchase plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Shares to Directors, Officers, Employees, Management Company Employees, Consultants and/or service providers of the Corporation or any subsidiary of the Corporation, including a share purchase from treasury which is financially assisted by the Corporation by way of a loan, guarantee or otherwise;

(tt)	“Share” means one (1) common share in the authorized capital of the Corporation as constituted on the Effective Date or any share or shares issued in replacement of such common share in compliance with Canadian law or other applicable law, and/or one (1) share of any additional class of common shares in the authorized capital of the Corporation as may exist from time to time, or after an adjustment contemplated by Article 10, such other shares or securities to which the holder of an Award may be entitled as a result of such adjustment;

(uu)	“subsidiary” means an issuer that is Controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary, or any other entity in which the Corporation has an equity interest and is designated by the Plan Administrator, from time to time, for purposes of this Plan to be a subsidiary;

(vv)	“Tax Act” means the Income Tax Act (Canada), as amended;

(ww)	“Termination Date” means, subject to applicable law which cannot be waived:

(i)	in the case of an Employee or Management Company Employee whose employment with the Corporation or a subsidiary of the Corporation terminates, (A) the date designated by the Employee or Management Company Employee and the Corporation or a subsidiary of the Corporation as the “Termination Date” (or similar term) in a written employment or other agreement between the Employee or Management Company Employee and Corporation or a subsidiary of the Corporation, or (B) if no such written employment or other agreement exists, the date designated by the Corporation or a subsidiary of the Corporation, as the case may be, on which the Employee or Management Company Employee ceases to be an employee of the Corporation or the subsidiary of the Corporation, as the case may be, provided that, in the case of termination of employment by voluntary resignation by the Participant, such date shall not be earlier than the date notice of resignation was given; and in any event, the “Termination Date” shall be determined without including any period of reasonable notice that the Corporation or the subsidiary of the Corporation (as the case may be) may be required by law to provide to the Participant or any pay in lieu of notice of termination, severance pay or other damages paid or payable to the Participant;

(ii)	in the case of a Consultant whose agreement or arrangement with the Corporation or a subsidiary of the Corporation terminates, (i) the date designated by the Corporation or the subsidiary of the Corporation, as the “Termination Date” (or similar term) or expiry date in a written agreement between the Consultant and Corporation or a subsidiary of the Corporation, or (ii) if no such written agreement exists, the date designated by the Corporation or a subsidiary of the Corporation, as the case may be, on which the Consultant ceases to be a Consultant or a service provider to the Corporation or the subsidiary of the Corporation, as the case may be, or on which the Participant’s agreement or arrangement is terminated, provided that in the case of voluntary termination by the Participant of the Participant’s consulting agreement or other written arrangement, such date shall not be earlier than the date notice of voluntary termination was given; in any event, the “Termination Date” shall be determined without including any period of notice that the Corporation or the subsidiary of the Corporation (as the case may be) may be required by law to provide to the Participant or any pay in lieu of notice of termination, termination fees or other damages paid or payable to the Participant; and

(iii)	in the case of a Director, the date such individual ceases to be a Director, in each case, unless the individual continues to be a Participant in another capacity;

(xx)	“Trading Day” means a day when trading occurs through the facilities of the Exchange; and

(yy)	“VWAP” means the volume weighted average trading price of the Corporation’s Shares on the Exchange calculated by dividing the total value by the total volume of such securities traded for the five (5) Trading Days immediately preceding the exercise of the Options. Where appropriate, the Exchange may exclude internal crosses and certain other special terms trades from the calculation.

2.2	Interpretation

(a)	Whenever the Plan Administrator exercises discretion in the administration of this Plan, the term “discretion” means the sole and absolute discretion of the Plan Administrator.

(b)	As used herein, the terms “Article”, “Section”, “Subsection” and “clause” mean and refer to the specified Article, Section, Subsection and clause of this Plan, respectively.

(c)	Words importing the singular include the plural and vice versa and words importing any gender include any other gender.

(d)	Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period begins, including the day on which the period ends, and abridging the period to the immediately preceding Business Day in the event that the last day of the period is not a Business Day. In the event an action is required to be taken or a payment is required to be made on a day which is not a Business Day such action shall be taken or such payment shall be made by the immediately preceding Business Day.

(e)	Unless otherwise specified, all references to money amounts are to Canadian currency.

(f)	The headings used herein are for convenience only and are not to affect the interpretation of this Plan.

ARTICLE 3

ADMINISTRATION

3.1	Administration

This Plan will be administered by the Plan Administrator and, subject to applicable law, the Plan Administrator has sole and complete authority, in its discretion, to:

(a)	determine the individuals to whom grants under the Plan may be made;

(b)	make grants of Awards under the Plan relating to the issuance of Shares (including any combination of Options, Restricted Share Units or Performance Share Units) in such amounts, to such Persons and, subject to the provisions of this Plan, on such terms and conditions as it determines including without limitation:

(i)	the time or times at which Awards may be granted;

(ii)	the conditions under which:

(A)	Awards may be granted to Participants; or

(B)	Awards may be forfeited to the Corporation, including any conditions relating to the attainment of specified Performance Goals;

(iii)	the number of Shares to be covered by any Award;

(iv)	the price, if any, to be paid by a Participant in connection with the purchase of Shares covered by any Awards;

(v)	whether restrictions or limitations are to be imposed on the Shares issuable pursuant to grants of any Award, and the nature of such restrictions or limitations, if any; and

(vi)	any acceleration of exercisability or vesting, or waiver of termination regarding any Award, based on such factors as the Plan Administrator may determine;

(c)	establish the form or forms of Award Agreements;

(d)	cancel, amend, adjust or otherwise change any Award under such circumstances as the Plan Administrator may consider appropriate in accordance with the provisions of this Plan;

(e)	construe and interpret this Plan and all Award Agreements;

(f)	adopt, amend, prescribe and rescind administrative guidelines and other rules and regulations relating to this Plan, including rules and regulations relating to sub–plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws; and

(g)	make all other determinations and take all other actions necessary or advisable for the implementation and administration of this Plan.

3.2	Delegation to Committee

(a)	The initial Plan Administrator shall be the Board.

(b)	To the extent permitted by applicable law, the Board may, from time to time, delegate to a committee of the Board (the “Committee”) all or any of the powers conferred on the Plan Administrator pursuant to this Plan, including the power to sub–delegate to any member(s) of the Committee or any specified officer(s) of the Corporation or its subsidiaries all or any of the powers delegated by the Board. In such event, the Committee or any sub–delegate will exercise the powers delegated to it in the manner and on the terms authorized by the delegating party. Subject to applicable law, any decision made or action taken by the Committee or any sub–delegate arising out of or in connection with the administration or interpretation of this Plan in this context is final and conclusive and binding on the Corporation and all subsidiaries of the Corporation, all Participants and all other Persons.

3.3	Determinations Binding

Subject to applicable law, any decision made or action taken by the Board, the Committee or any sub– delegate to whom authority has been delegated pursuant to Section 3.2 arising out of or in connection with the administration or interpretation of this Plan is final, conclusive and binding on the Corporation, the affected Participant(s), their legal and personal representatives and all other Persons.

3.4	Eligibility

All Directors, Officers, Employees, Management Company Employees and Consultants are eligible to participate in the Plan, subject to Section 9.1(f). The Corporation and each Participant shall share the responsibility for ensuring and confirming that the Participant is a bona fide Director, Officer, Employee, Management Company Employee or Consultant, as the case may be. Participation in the Plan is voluntary and eligibility to participate does not confer upon any Director, Officer, Employee, Management Company Employee or Consultant any right to receive any grant of an Award pursuant to the Plan. Subject to applicable law, the extent to which any Director, Officer, Employee, Management Company Employee or Consultant is entitled to receive a grant of an Award pursuant to the Plan will be determined in the sole and absolute discretion of the Plan Administrator.

3.5	Plan Administrator Requirements

Any Award granted under this Plan shall be subject to the requirement that, if at any time the Plan Administrator shall determine that the listing, registration or qualification of the Shares issuable pursuant to such Award upon any securities exchange or under any Securities Laws of any jurisdiction, or the consent or approval of the Exchange and any securities commissions or similar securities regulatory bodies having jurisdiction over the Corporation is necessary as a condition of, or in connection with, the grant or exercise of such Award or the issuance or purchase of Shares thereunder, such Award may not be accepted or exercised, as applicable, in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Plan Administrator. Nothing herein shall be deemed to require the Corporation to apply for or to obtain such listing, registration, qualification, consent or approval. Participants shall, to the extent applicable, cooperate with the Corporation in complying with such legislation, rules, regulations and policies.

3.6	Total Shares Subject to Awards

(a)	Subject to adjustment as provided for in Article 10 and any subsequent amendment to this Plan, the aggregate number of Shares reserved for issuance pursuant to Awards granted under this Plan and under any other Security Based Compensation Arrangement shall not exceed 10% of the Corporation’s total issued and outstanding Shares from time to time. This Plan is considered an “evergreen” plan, since the shares covered by Awards which have been settled, exercised or terminated shall be available for subsequent grants under the Plan and the number of Awards available to grant increases as the number of issued and outstanding Shares increases.

(b)	To the extent any Awards (or portion(s) thereof) under this Plan are exercised, terminated or cancelled for any reason prior to exercise, or are surrendered or settled by the Participant, any Shares subject to such Awards (or portion(s) thereof) shall be added back to the number of Shares reserved for issuance under this Plan and will again become available for issuance pursuant to the exercise of Awards granted under this Plan.

(c)	In connection with an acquisition, and subject to Exchange acceptance, outstanding stock options or other equity-based awards from an acquired company may be cancelled and replaced with substantially equivalent Awards without shareholder approval provided that:

(i)	the number of securities issuable pursuant to such replacement Awards (and their applicable exercise or subscription price) is adjusted in accordance with the share exchange ratio applicable to the transaction, regardless of whether the adjusted exercise price is below the then current Market Price;

(ii)	the terms of the replacement Awards satisfy the criteria of this Plan;

(iii)	the number of securities issuable pursuant to such replacement Awards falls within the limits of this Plan; and

(iv)	all such replacement Awards shall be included in calculating the number of issuable Shares of the Corporation.

3.7	Limits on Grants of Awards

Notwithstanding anything in this Plan:

(a)	the maximum aggregate number of Shares that are issuable pursuant to all of the Corporation’s Security Based Compensation Arrangements granted or issued to Insiders (as a group) shall not exceed 10% of the issued and outstanding Shares at any point in time (unless the Corporation has obtained the requisite disinterested shareholder approval);

(b)	the maximum aggregate number of Shares that are issuable pursuant to all Security Based Compensation Arrangements granted or issued in any 12 month period to Insiders (as a group) must not exceed 10% of the issued and outstanding Shares, calculated as at the date any Award is granted or issued to any Insider (unless the Corporation has obtained the requisite disinterested shareholder approval);

(c)	the maximum aggregate number of Shares that are issuable pursuant to all Security Based Compensation Arrangements granted or issued in any 12 month period to any one Person (and where permitted under the Exchange Policies, any Persons that are wholly owned by that Person) must not exceed 5% of the issued and outstanding Shares, calculated as at the date any Award is granted or issued to the Person (unless the Corporation has obtained the requisite disinterested shareholder approval);

(d)	the maximum aggregate number of Shares that are issuable pursuant to all Security Based Compensation Arrangements granted or issued in any 12 month period to any one Consultant must not exceed 2% of the issued and outstanding Shares calculated as at the date any Award is granted or issued to the Consultant;

(e)	Investor Relations Service Providers may not receive any Award other than Options;

(f)	the aggregate number of Shares issued under all of the Corporation’s Options to all Investor Relations Service Providers in any 12 month period shall not exceed 2% of the Corporation’s issued and outstanding Shares;

(g)	any Award granted or issued to any Participant who is a Director, Officer, Employee, Management Company Employee or Consultant must expire within a reasonable period, not exceeding 12 months, following the date the Participant ceases to be an eligible Participant under the Plan, provided that the acquisition of Shares by the Corporation for cancellation shall be disregarded for the purposes of determining non–compliance with this Section 3.7 for any Awards outstanding prior to such purchase of Shares for cancellation.

3.8	Award Agreements

Each Award under this Plan will be evidenced by an Award Agreement. Each Award Agreement will be subject to the applicable provisions of this Plan and will contain such provisions as are required by this Plan and any other provisions that the Plan Administrator may direct. Any one officer of the Corporation is authorized and empowered to execute and deliver, for and on behalf of the Corporation, an Award Agreement to a Participant granted an Award pursuant to this Plan.

3.9	Non–transferability of Awards

Except as permitted by the Plan Administrator and to the extent that certain rights may pass to a beneficiary or legal representative upon death of a Participant, by will or as required by law, no assignment or transfer of Awards, whether voluntary, involuntary, by operation of law or otherwise, vests any interest or right in such Awards whatsoever in any assignee or transferee and immediately upon any assignment or transfer, or any attempt to make the same, such Awards will terminate and be of no further force or effect. To the extent that certain rights to exercise any portion of an outstanding Award pass to a beneficiary or legal representative upon death of a Participant, the period in which such Award can be exercised by such beneficiary or legal representative shall not exceed one (1) year from the Participant’s death.

ARTICLE 4

OPTIONS

4.1	Granting of Options

The Plan Administrator may, from time to time, subject to the provisions of this Plan and such other terms and conditions as the Plan Administrator may prescribe, grant Options to any Participant. The terms and conditions of each Option grant shall be evidenced by an Award Agreement.

4.2	Exercise Price

The Plan Administrator will establish the Exercise Price at the time each Option is granted, which Exercise Price must in all cases be not less than the Discounted Market Price on the Date of Grant.

4.3	Term of Options

Subject to any accelerated termination as set forth in this Plan, each Option expires on its Expiry Date.

4.4	Vesting and Exercisability

(a)	The Plan Administrator shall have the authority to determine the vesting terms applicable to grants of Options, provided that Options granted to any Investor Relations Service Provider shall vest in stages over a period of not less than 12 months such that:

(i)	no more than one quarter (1/4) of the Options shall vest no sooner than three (3) months after the Options were granted;

(ii)	no more than another quarter (1/4) of the Options shall vest no sooner than six (6) months after the Options were granted;

(iii)	no more than another quarter (1/4) of the Options shall vest no sooner than nine (9) months after the Options were granted; and

(iv)	the remainder of the Options shall vest no sooner than 12 months after the Options were granted.

(b)	Once an Option becomes vested, it shall remain vested and shall be exercisable until expiration or termination of the Option, unless otherwise specified by the Plan Administrator, or as may be otherwise set forth in any written employment agreement, Award Agreement or other written agreement between the Corporation or a subsidiary of the Corporation and the Participant. Each vested Option may be exercised at any time or from time to time, in whole or in part, for up to the total number of Option Shares with respect to which it is then exercisable. Subject to the Exchange Policies, the Plan Administrator has the right to accelerate the date upon which any Option becomes exercisable, provided that the Plan Administrator may not accelerate the date upon which any Option granted to any Investor Relations Service Provider becomes exercisable without obtaining the prior approval of the Exchange.

(c)	Subject to the provisions of this Plan and any Award Agreement, Options shall be exercised by means of a fully completed Exercise Notice delivered to the Corporation.

(d)	The Plan Administrator may provide at the time of granting an Option that the exercise of that Option is subject to restrictions, in addition to those specified in this Section 4.4, such as vesting conditions relating to the attainment of specified Performance Goals.

4.5	Payment of Exercise Price

(a)	the Exercise Notice must be accompanied by payment of the Exercise Price. The Exercise Price must be fully paid by cheque or by such other means as might be acceptable to the Plan Administrator and permitted by Securities Laws.

(b)	Unless otherwise specified by the Plan Administrator and set forth in the particular Award Agreement, a Participant may, but only if permitted by the Plan Administrator, elect to exercise an Option (except those Options held by any Investor Relations Service Provider) in consideration for the number of underlying Shares that is equal to the quotient obtained by dividing (i) the product of the number of Options being exercised multiplied by the difference between the VWAP of the underlying Shares and the exercise price of the subject Options, by (ii) the VWAP of the underlying Shares (a “Net Exercise”), by written notice to the Corporation indicating the number of Options such Participant wishes to exercise using the Net Exercise, and such other information that the Corporation may require.

(c)	No Shares will be issued or transferred until full payment therefor has been received by the Corporation, or arrangements for such payment have been made to the satisfaction of the Plan Administrator.

(d)	If a Participant surrenders Options through a Net Exercise pursuant to Section 4.5(b), to the extent that such Participant would be entitled to a deduction under paragraph 110(1)(d) of the Tax Act in respect of such surrender if the election described in subsection 110(1.1) of the Tax Act were made and filed (and the other procedures described therein were undertaken) on a timely basis after such surrender, the Corporation will cause such election to be so made and filed (and such other procedures to be so undertaken).

4.6	Previously Granted Options

Options which are outstanding under pre-existing stock option plan(s) of the Corporation as of the Effective Date shall continue to be exercisable and shall be deemed to be governed by and be subject to the terms and conditions of this Plan except to the extent that the terms of this Plan are more restrictive than the terms of such pre-existing plan(s) under which such stock options were originally granted, in which case the applicable pre-existing plan(s) shall govern, provided that any stock options granted, issued or amended after November 23, 2021 must comply with Exchange Policy 4.4.

ARTICLE 5

RESTRICTED SHARE UNITS

5.1	Granting of RSUs

(a)	The Plan Administrator may, from time to time, subject to the provisions of this Plan and such other terms and conditions as the Plan Administrator may prescribe, grant RSUs to any Participant in respect of a bonus or similar payment in respect of services rendered by the applicable Participant in a taxation year. The terms and conditions of each RSU grant may be evidenced by an Award Agreement. Each RSU will consist of a right to receive a Share, cash payment, or a combination thereof (as provided in Section 5.4(a)), upon the settlement of such RSU.

(b)	The number of RSUs (including fractional RSUs) granted at any particular time pursuant to this Article 5 will be calculated by dividing (i) the amount of any bonus or similar payment that is to be paid in RSUs, as determined by the Plan Administrator, by (ii) the greater of (A) the Market Price of a Share on the Date of Grant, and (B) such amount as determined by the Plan Administrator in its sole discretion.

5.2	RSU Account

All RSUs received by a Participant shall be credited to an account maintained for the Participant on the books of the Corporation, as of the Date of Grant.

5.3	Vesting of RSUs

No RSU may vest before the date that is 12 months following the date that it is granted or issued, although such vesting may be accelerated upon a Participant’s death or a Participant ceasing to be eligible under this Plan in accordance with Section 9.1, 9.2, 10.2 or 10.4, as applicable. The Plan Administrator shall have the authority to determine any vesting terms applicable to the grant of RSUs, provided that the terms comply with the Exchange Policies.

5.4	Settlement of RSUs

(a)	The Plan Administrator shall have the sole authority to determine the settlement terms applicable to the grant of RSUs. Except as otherwise provided in an Award Agreement, on the settlement date for any RSU, the Participant shall redeem each vested RSU for the following at the election and in the sole discretion of the Plan Administrator:

(i)	one fully paid and non–assessable Share issued from treasury to the Participant or as the Participant may direct,

(ii)	a cash payment, or

(iii)	a combination of Shares and cash as contemplated by paragraphs (i) and (ii) above.

(b)	Any cash payments made under this Section 5.4 by the Corporation to a Participant in respect of RSUs to be redeemed for cash shall be calculated by multiplying the number of RSUs to be redeemed for cash by the Market Price per Share as at the settlement date.

(c)	Payment of cash to Participants on the redemption of vested RSUs may be made through the Corporation’s payroll in the pay period that the settlement date falls within.

(d)	Notwithstanding any other provision in this Plan, no payment, whether in cash or in Shares, shall be made in respect of the settlement of any RSU later than December 31 of the third calendar year following the end of the calendar year in which the applicable Participant first began to perform or provide the services in respect of which such RSU is granted.

ARTICLE 6

DEFERRED SHARE UNITS

6.1	Granting of DSUs

The Plan Administrator may, from time to time, subject to the provisions of this Plan and such other terms and conditions as the Plan Administrator may prescribe, grant DSUs to such Participants that are Directors in respect of a bonus or similar payment in respect of services rendered by the applicable Participant in a taxation year. The terms and conditions of each DSU grant shall be evidenced by an Award Agreement. Each DSU will consist of a right to receive a Share, cash payment, or a combination thereof (as provided in Section 6.4(a)), upon the settlement of such DSU.

6.2	DSU Account

All DSUs received by a Participant shall be credited to an account maintained for the Participant on the books of the Corporation, as of the Date of Grant.

6.3	Vesting of DSUs

No DSU may vest before the date that is 12 months following the date that it is granted or issued, although such vesting may be accelerated upon a Participant’s death or a Participant ceasing to be eligible under this Plan in accordance with Section 9.1, 9.2, 10.2 or 10.4, as applicable. The Plan Administrator shall have the authority to determine any vesting terms applicable to the grant of DSUs.

6.4	Settlement of DSUs

(a)	The Plan Administrator shall have the sole authority to determine the settlement terms applicable to the grant of DSUs. Except as otherwise provided in an Award Agreement, when and if DSUs become payable, the Participant shall redeem each vested DSU for the following at the election and in the sole discretion of the Plan Administrator:

(i)	one fully paid and non–assessable Share issued from treasury to the Participant or as the Participant may direct,

(ii)	a cash payment, or

(iii)	a combination of Shares and cash as contemplated by paragraphs 6.4(a)(i) and 6.4(a)(ii) above.

(b)	Any cash payments made under this Section 6.4 by the Corporation to a Participant in respect of DSUs to be redeemed for cash shall be calculated by multiplying the number of DSUs to be redeemed for cash by the Market Price per Share as at the settlement date.

(c)	Payment of cash to Participants on the redemption of vested DSUs may be made through the Corporation’s payroll in the pay period that the settlement date falls within.

(d)	Notwithstanding any other provision in this Plan, no payment, whether in cash or in Shares, shall be made in respect of the settlement of any DSU granted to a Participant:

(i)	before the first date on which such Participant is no longer a Director, Officer or Employee of the Corporation or any Affiliate of the Corporation (the “DSU Termination Date”), or

(ii)	after December 31 of the calendar year following the calendar year in which the DSU Termination Date occurs.

ARTICLE 7

PERFORMANCE SHARE UNITS

7.1	Granting of PSUs

Subject to the terms and conditions of the Plan and such other terms and conditions as the Plan Administrator may determine, the Plan Administrator, at any time and from time to time, may grant PSUs to Participants in such amounts as the Plan Administrator shall determine. The terms and conditions of each PSU grant shall be evidenced by an Award Agreement. Each PSU will consist of a right to receive a Share, cash payment, or a combination thereof (as provided in Section 7.6(a)), upon the achievement of such Performance Goals during such performance periods as the Plan Administrator shall establish.

7.2	Terms of PSUs

The Performance Goals to be achieved during any performance period, the length of any performance period, the amount of any PSUs granted, the effect of termination of a Participant’s service and the amount of any payment or transfer to be made pursuant to any PSU will be determined by the Plan Administrator and by the other terms and conditions of any PSU, all as set forth in the applicable Award Agreement.

7.3	Performance Goals

The Plan Administrator will issue Performance Goals prior to the Date of Grant to which such Performance Goals pertain. The Performance Goals may be based upon the achievement of corporate, divisional or individual goals, and may be applied to performance relative to an index or comparator group, or on any other basis determined by the Plan Administrator. Following the Date of Grant, the Plan Administrator may modify the Performance Goals as necessary to align them with the Corporation’s corporate objectives, subject to any limitations set forth in an Award Agreement or an employment or other agreement with a Participant. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur), all as set forth in the applicable Award Agreement.

7.4	PSU Account

All PSUs received by a Participant shall be credited to an account maintained for the Participant on the books of the Corporation, as of the Date of Grant.

7.5	Vesting of PSUs

No PSU may vest before the date that is 12 months following the date that it is granted or issued, although such vesting may be accelerated upon a Participant’s death or a Participant ceasing to be eligible under this Plan in accordance with Section 9.1, 9.2, 10.2 or 10.4, as applicable. The Plan Administrator shall have the authority to determine any vesting terms applicable to the grant of PSUs.

7.6	Settlement of PSUs

(a)	The Plan Administrator shall have the authority to determine the settlement terms applicable to the grant of PSUs. Except as otherwise provided in an Award Agreement, on the settlement date for any PSU, the Participant shall redeem each vested PSU for the following at the election and in the sole discretion of the Plan Administrator:

(i)	one fully paid and non–assessable Share issued from treasury to the Participant or as the Participant may direct,

(ii)	a cash payment, or

(iii)	a combination of Shares and cash as contemplated by paragraphs (i) and (ii) above.

(b)	Any cash payments made under this Section 7.6 by the Corporation to a Participant in respect of PSUs to be redeemed for cash shall be calculated by multiplying the number of PSUs to be redeemed for cash by the Market Price per Share as at the settlement date.

(c)	Payment of cash to Participants on the redemption of vested PSUs may be made through the Corporation’s payroll in the pay period that the settlement date falls within.

(d)	Notwithstanding any other provision in this Plan, no payment, whether in cash or in Shares, shall be made in respect of the settlement of any PSU later than December 31 of the third calendar year following the end of the calendar year in which the applicable Participant first began to perform or provide the services in respect of which such PSU is granted.

ARTICLE 8

ADDITIONAL AWARD TERMS

8.1	Black–out Period

In the event that an Award expires, at a time when a blackout period is formally imposed by the Corporation pursuant to its internal trading policies as a result of the existence of an undisclosed material change or material fact in the affairs of the Corporation exists, the expiry of such Award will be the date that is ten (10) Business Days after which such scheduled blackout terminates or there is no longer such undisclosed material change or material fact.

8.2	Withholding Taxes

Notwithstanding any other terms of this Plan, the granting, vesting or settlement of each Award under this Plan is subject to the condition that if at any time the Plan Administrator determines, in its discretion, that the satisfaction of withholding tax or other withholding liabilities is necessary or desirable in respect of such grant, vesting or settlement, such action is not effective unless such withholding has been effected to the satisfaction of the Plan Administrator. In such circumstances, the Plan Administrator may require that a Participant pay to the Corporation such amount as the Corporation or a subsidiary of the Corporation is obliged to withhold or remit to the relevant taxing authority in respect of the granting, vesting or settlement of the Award. Any such additional payment is due no later than the date on which such amount with respect to the Award is required to be remitted to the relevant tax authority by the Corporation or a subsidiary of the Corporation, as the case may be. Alternatively, and subject to any requirements or limitations under applicable law, the Corporation or any Affiliate may (a) withhold such amount from any remuneration or other amount payable by the Corporation or any Affiliate to the Participant, (b) require the sale, on behalf of the applicable Participant, of a number of Shares issued upon exercise, vesting, or settlement of such Award and the remittance to the Corporation of the net proceeds from such sale sufficient to satisfy such amount, or (c) enter into any other suitable arrangements for the receipt of such amount.

8.3	Recoupment

Notwithstanding any other terms of this Plan, but subject to compliance with applicable provincial employment/labour standards legislation Awards may be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of any clawback, recoupment or similar policy adopted by the Corporation or the relevant subsidiary of the Corporation, or as set out in the Participant’s employment agreement, Award Agreement or other written agreement, or as otherwise required by law or the rules of the Exchange. The Plan Administrator may at any time waive the application of this Section 8.3 to any Participant or category of Participants.

ARTICLE 9

TERMINATION OF EMPLOYMENT OR SERVICES

9.1	Termination of Participant

Subject to Section 9.2 and except to the minimum extent, if any, otherwise required by applicable provincial employment/labour standards legislation, unless otherwise determined by the Plan Administrator or as set forth in an employment agreement, Award Agreement or other written agreement:

(a)	where a Participant’s employment, consulting agreement or arrangement is terminated or the Participant ceases to hold office or his or her position, as applicable, by reason of termination by the Corporation or a subsidiary of the Corporation for Cause, then any Option or other Award held by the Participant, whether vested or unvested, that has not been exercised, surrendered or settled as of the Termination Date shall be immediately forfeited and cancelled, for no consideration, as of the Termination Date;

(b)	where a Participant’s employment, consulting agreement or arrangement is terminated or the Participant ceases to hold office or his or her position, as applicable, by reason of voluntary resignation by the Participant or termination by the Corporation or a subsidiary of the Corporation without Cause (whether such termination occurs with or without any or adequate reasonable notice, or with or without any or adequate compensation in lieu of such reasonable notice) then all unvested Options or other Awards shall be immediately forfeited and cancelled as of the Termination Date. Any vested Options may be exercised by the Participant at any time during the period that terminates on the earlier of: (i) the Expiry Date of such Option, and (ii) the date that is 90 days after the Termination Date (30 days if the Participant was engaged in Investor Relations Activities). If an Option remains unexercised upon the earlier of (i) or (ii), the Option shall be immediately forfeited and cancelled for no consideration upon the termination of such period. In the case of a vested Award other than an Option that is held by a Participant, such Award will be settled within 90 days after the Termination Date.

(c)	where a Participant’s employment, consulting agreement or arrangement terminates on account of his or her becoming Disabled, then all unvested Options or other Awards shall be immediately forfeited and cancelled as of the Termination Date. Any vested Option may be exercised by the Participant at any time until the earlier of: (i) the Expiry Date of such Option; and (ii) the first anniversary of the Termination Date. If an Option remains unexercised upon the earlier of (i) or (ii) above, the Option shall be immediately forfeited and cancelled for no consideration upon the termination of such period. Any vested Award other than an Option that is held by a Participant will be settled within 90 days after the Termination Date.

(d)	where a Participant’s employment, consulting agreement or arrangement is terminated by reason of the death of the Participant, then all unvested Options or other Awards shall be immediately forfeited and cancelled as of the Termination Date. Any vested Option may be exercised by the Participant’s beneficiary or legal representative (as applicable) at any time during the period that terminates on the earlier of: (i) the Expiry Date of such Option; and (ii) the first anniversary of the date of the death of such Participant. If an Option remains unexercised upon the earlier of (i) or (ii) above, the Option shall be immediately forfeited and cancelled for no consideration upon the termination of such period. In the case of a vested Award other than an Option that is held by a Participant, such Award will be settled with the Participant’s beneficiary or legal representative (as applicable) within 90 days after the date of the Participant’s death.

(e)	where a Participant’s employment, consulting agreement or arrangement is terminated due to the Participant’s Retirement, then all unvested Options or other Awards shall be immediately forfeited and cancelled as of the Termination Date. Any vested Options may be exercised by the Participant at any time during the period that terminates on the earlier of: (i) the Expiry Date of such Option, and (ii) the date that is 90 days after the Termination Date (30 days if the Participant was engaged in Investor Relations Activities). If an Option remains unexercised upon the earlier of (i) or (ii), the Option shall be immediately forfeited and cancelled for no consideration upon the termination of such period. In the case of a vested Award other than an Option that is held by a Participant, such Award will be settled within 90 days after the Termination Date.

(f)	a Participant’s eligibility to receive further grants of Options or other Awards under this Plan ceases as of:

(i)	the date that the Corporation or a subsidiary of the Corporation, as the case may be, provides the Participant with written notification that the Participant’s employment, consulting agreement or arrangement is terminated, notwithstanding that such date may be prior to the Termination Date; or

(ii)	the date of the death, Disability or Retirement of the Participant; and

(g)	notwithstanding Subsection 9.1(b), unless the Plan Administrator, in its discretion, otherwise determines, at any time and from time to time, Options or other Awards are not affected by a change of employment or consulting agreement or arrangement, or directorship within or among the Corporation or a subsidiary of the Corporation for so long as the Participant continues to be a Director, Officer, Employee, Management Company Employee or Consultant, as applicable, of the Corporation or a subsidiary of the Corporation.

9.2	Discretion to Permit Acceleration

Notwithstanding the provisions of Section 9.1 and subject to compliance with the Exchange Policies, the Plan Administrator may, in its discretion, at any time prior to, or following the events contemplated in such Section, or in an employment agreement, Award Agreement or other written agreement between the Corporation or a subsidiary of the Corporation and the Participant, permit the acceleration of vesting of any or all Awards or waive termination of any or all Awards, all in the manner and on the terms as may be authorized by the Plan Administrator.

ARTICLE 10

EVENTS AFFECTING THE COMPANY

10.1	General

The existence of any Awards does not affect in any way the right or power of the Corporation or its shareholders to make, authorize or determine any adjustment, recapitalization, reorganization or any other change in the Corporation’s capital structure or its business, or any amalgamation, combination, arrangement, merger or consolidation involving the Corporation, to create or issue any bonds, debentures, Shares or other securities of the Corporation or to determine the rights and conditions attaching thereto, to effect the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business, or to effect any other corporate act or proceeding, whether of a similar character or otherwise, whether or not any such action referred to in this Article 10 would have an adverse effect on this Plan or on any Award granted hereunder.

10.2	Change of Control

(a)	Subject to the provisions of 10.2(b) or as otherwise provided in this Plan, in the event of a Change of Control, the Board shall have the discretion to:

(i)	to amend, abridge or eliminate any vesting terms (except the vesting terms of Options granted to Persons retained to perform Investor Relations Activities, unless prior Exchange approval is obtained), conditions or schedule or to otherwise amend the conditions of exercise so that any such Award may be conditionally exercised or settled in whole or in part, by the Participant so as to entitle the Participant to either tender Shares into a transaction that could result in a Change of Control or receive any securities, property or cash which the Participant would have received upon such Change of Control if the Participant had exercised or settled their Award immediately prior to the applicable record date or event and, if determine appropriate by the Board, any such Award not exercised or otherwise settled at the effective time or record date (as applicable) of such Change of Control will be deemed to have expired; or

(ii)	unilaterally determine that all outstanding Awards (other than Awards subject to section 7 of the Tax Act) shall be cancelled upon a Change of Control, and that the value of such Awards, as determined by the Board in accordance with the terms of this Plan and the Award Agreements, shall be paid out in cash in an amount based on the Change of Control Price within a reasonable time subsequent to the Change of Control, subject to the approval of the TSXV.

(b)	Notwithstanding 10.2(a), no cancellation, acceleration of vesting, lapsing of restrictions or payment of an Award shall occur with respect to any Award if the Board reasonably determines in good faith prior to the occurrence of a Change of Control that such Award shall be honored or assumed, or new rights substituted therefor (with such honored, assumed or substituted Award hereinafter referred to as a “Replacement Award”) by any successor to the Corporation or an Affiliate as described in Section 12.10 and provided that the successor entity agrees to assume the obligation to provide Replacement Awards and; provided, however, that any such Replacement Award must:

(I)	be based on stock which is traded on the Exchange;

(i)	provide such Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule (including vesting upon termination of employment) and identical or better timing and methods of payment;

(ii)	recognize, for the purpose of vesting provisions, the time that the Award has been held prior to the Change of Control; and

(iii)	have substantially equivalent economic value to such Award (determined prior to the time of the Change of Control).

(c)	Where a Participant’s employment or term of office or engagement is terminated for any reason, other than for Cause, during the 24 months following a Change of Control, any unvested Awards as at the date of such termination shall be deemed to have vested as at the date of such termination and shall become payable or exercisable as at the date of termination.

10.3	Reorganization of Corporation’s Capital

Should the Corporation effect a subdivision or consolidation of Shares or any similar capital reorganization or a payment of a stock dividend (other than a stock dividend that is in lieu of a cash dividend), or should any other change be made in the capitalization of the Corporation that does not constitute a Change of Control and that would warrant the amendment or replacement of any existing Awards in order to adjust the number of Shares that may be acquired on the vesting of outstanding Awards and/or the terms of any Award in order to preserve proportionately the rights and obligations of the Participants holding such Awards, the Plan Administrator will, subject to the prior approval of the Exchange, authorize such steps to be taken as it may consider to be equitable and appropriate to that end.

10.4	Other Events Affecting the Corporation

In the event of an amalgamation, combination, arrangement, merger or other transaction or reorganization involving the Corporation and occurring by exchange of Shares, by sale or lease of assets or otherwise, that does not constitute a Change of Control and that warrants the amendment or replacement of any existing Awards in order to adjust the number and/or type of Shares that may be acquired, or by reference to which such Awards may be settled, on the vesting of outstanding Awards and/or the terms of any Award in order to preserve proportionately the rights and obligations of the Participants holding such Awards, the Plan Administrator will, subject to the prior approval of the Exchange, authorize such steps to be taken as it may consider to be equitable and appropriate to that end.

10.5	Immediate Acceleration of Awards

In taking any of the steps provided in Sections 10.3 and 10.4, the Plan Administrator will not be required to treat all Awards similarly and where the Plan Administrator determines that the steps provided in Sections 10.3 and 10.4 would not preserve proportionately the rights, value and obligations of the Participants holding such Awards in the circumstances or otherwise determines that it is appropriate, the Plan Administrator may, but is not required to, permit the immediate vesting of any unvested Awards, subject to compliance with the Exchange Policies.

10.6	Issue by Corporation of Additional Shares

Except as expressly provided in this Article 10, neither the issue by the Corporation of shares of any class or securities convertible into or exchangeable for shares of any class, nor the conversion or exchange of such shares or securities, affects, and no adjustment by reason thereof is to be made with respect to the number of Shares that may be acquired as a result of a grant of Awards.

10.7	Fractions

No fractional Shares will be issued pursuant to an Award. Accordingly, if, as a result of any adjustment under this Article 10 or a dividend equivalent, a Participant would become entitled to a fractional Share, the Participant has the right to acquire only the adjusted number of full Shares and no payment or other adjustment will be made with respect to the fractional Shares, which shall be disregarded.

ARTICLE 11

AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

11.1	Amendment, Suspension, or Termination of the Plan

Subject to approval from the Exchange and the Corporation’s shareholders, as applicable, the Plan Administrator may from time to time, amend, modify, change, suspend or terminate the Plan or any Awards granted pursuant to the Plan as it, in its discretion determines appropriate, provided, however, that no such amendment, modification, change, suspension or termination of the Plan or any Awards granted hereunder may materially impair any rights of a Participant or materially increase any obligations of a Participant under the Plan without the consent of the Participant, unless the Plan Administrator determines such adjustment is required or desirable in order to comply with any applicable Securities Laws or Exchange Policies. Any such actions will not constitute a breach of the terms of any Participant’s employment or engagement, as applicable.

11.2	Shareholder Approval

(a)	The Corporation shall seek annual Exchange and shareholder approval for this Plan, in conformity with the Exchange Policies.

(b)	Notwithstanding Section 11.1 and subject to any rules of the Exchange, approval of the holders of Shares shall be required for any amendment, modification or change that:

(i)	increases the percentage of Shares reserved for issuance under the Plan, except pursuant to the provisions under Article 10 which permit the Plan Administrator to make equitable adjustments in the event of transactions affecting the Corporation or its capital;

(ii)	amends an amending provision within the Plan;

(iii)	reduces the exercise price of an Option (for this purpose, a cancellation or termination of an Option of a Participant prior to its Expiry Date for the purpose of reissuing an Option to the same Participant with a lower exercise price shall be treated as an amendment to reduce the exercise price of an Option) except pursuant to the provisions in the Plan which permit the Plan Administrator to make equitable adjustments in the event of transactions affecting the Corporation or its capital;

(iv)	extends the term of an Option beyond the original Expiry Date (except where an Expiry Date would have fallen within a blackout period applicable to the Participant or within 10 Business Days following the expiry of such a blackout period);

(v)	amends an entitlement to an individual Award;

(vi)	changes the eligible participants of the Plan;

(vii)	amends any of the termination provisions set out in Article 9; or

(viii)	deletes or reduces the range of amendments which require approval of shareholders under this Section 11.2.

(c)	The Corporation is required to obtain shareholder approval on a “disinterested” basis in compliance with the applicable Exchange Policies in the following circumstances:

(i)	reduces the exercise price or purchase price of an Award benefiting an Insider;

(ii)	extends the term of an Award benefiting an Insider;

(iii)	increases or removes the ten percent (10%) limits on Shares issuable or issued to Insiders as set forth in Section 3.7; and

(iv)	the issuance to any Participant, within a 12-month period, of a number of Shares exceeding five percent (5%) of the issued and outstanding Shares.

(d)	The Corporation shall be required to obtain Exchange acceptance of any amendment to this Plan.

11.3	Permitted Amendments

Without limiting the generality of Section 11.1, but subject to Section 11.2, the Plan Administrator may, without shareholder approval, at any time or from time to time, amend the Plan for the purposes of:

(a)	making any amendments to the general vesting provisions of each Award;

(b)	making any amendments to add covenants of the Corporation for the protection of Participants, as the case may be, provided that the Plan Administrator shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the Participants, as the case may be;

(c)	making any amendments not inconsistent with the Plan as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the Plan Administrator, having in mind the best interests of the Participants, it may be expedient to make, including amendments that are desirable as a result of changes in law in any jurisdiction where a Participant resides, provided that the Plan Administrator shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Participants and Directors; or

(d)	making such changes or corrections which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Plan Administrator shall be of the opinion that such changes or corrections will not be prejudicial to the rights and interests of the Participants.

ARTICLE 12

MISCELLANEOUS

12.1	Legal Requirement

The Corporation is not obligated to grant any Awards, issue any Shares or other securities, make any payments or take any other action if, in the opinion of the Plan Administrator, in its sole discretion, such action would constitute a violation by a Participant or the Corporation of any provision of any applicable statutory or regulatory enactment of any government or government agency or the requirements of any Exchange upon which the Shares may then be listed.

12.2	No Other Benefit

No amount will be paid to, or in respect of, a Participant under the Plan to compensate for a downward fluctuation in the price of a Share, nor will any other form of benefit be conferred upon, or in respect of, a Participant for such purpose.

12.3	Rights of Participant

No Participant has any claim or right to be granted an Award and the granting of any Award is not to be construed as giving a Participant a right to remain as a Director, Officer, Employee, Management Company Employee or Consultant. No Participant has any rights as a shareholder of the Corporation in respect of Shares issuable pursuant to any Award until the allotment and issuance to such Participant, or as such Participant may direct, of certificates representing such Shares.

12.4	Corporate Action

Nothing contained in this Plan or in an Award shall be construed so as to prevent the Corporation from taking corporate action which is deemed by the Corporation to be appropriate or in its best interest, whether or not such action would have an adverse effect on this Plan or any Award.

12.5	Conflict

In the event of any conflict between the provisions of this Plan and an Award Agreement, the provisions of this Plan shall govern. In the event of any conflict between or among the provisions of this Plan or any Award Agreement, on the one hand, and a Participant’s employment agreement with the Corporation or a subsidiary of the Corporation, as the case may be, on the other hand, the provisions of this Plan shall prevail.

12.6	Anti–Hedging Policy

By accepting an Award each Participant acknowledges that he or she is restricted from purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars, or units of exchange funds that are designed to hedge or offset a decrease in market value of Awards.

12.7	Participant Information

Each Participant shall provide the Corporation with all information (including personal information) required by the Corporation in order to administer the Plan. Each Participant acknowledges that information required by the Corporation in order to administer the Plan may be disclosed to any custodian appointed in respect of the Plan and other third parties, and may be disclosed to such persons (including persons located in jurisdictions other than the Participant’s jurisdiction of residence), in connection with the administration of the Plan. Each Participant consents to such disclosure and authorizes the Corporation to make such disclosure on the Participant’s behalf.

12.8	Participation in the Plan

The participation of any Participant in the Plan is entirely voluntary and not obligatory and shall not be interpreted as conferring upon such Participant any rights or privileges other than those rights and privileges expressly provided in the Plan. In particular, participation in the Plan does not constitute a condition of employment or engagement nor a commitment on the part of the Corporation to ensure the continued employment or engagement of such Participant. The Plan does not provide any guarantee against any loss which may result from fluctuations in the market value of the Shares. The Corporation does not assume responsibility for the income or other tax consequences for the Participants and Directors and they are advised to consult with their own tax advisors.

12.9	International Participants

With respect to Participants who reside or work outside Canada, the Plan Administrator may, in its sole discretion, amend, or otherwise modify, without shareholder approval, the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the provisions of local law, and the Plan Administrator may, where appropriate, establish one (1) or more sub–plans to reflect such amended or otherwise modified provisions.

12.10	Successors and Assigns

The Plan shall be binding on all successors and assigns of the Corporation and its subsidiaries.

12.11	General Restrictions or Assignment

Except as required by law, the rights of a Participant under the Plan are not capable of being assigned, transferred, alienated, sold, encumbered, pledged, mortgaged or charged and are not capable of being subject to attachment or legal process for the payment of any debts or obligations of the Participant unless otherwise approved by the Plan Administrator.

12.12	Severability

The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision and any invalid or unenforceable provision shall be severed from the Plan.

12.13	Notices

All written notices to be given by a Participant to the Corporation shall be delivered personally, e–mail or mail, postage prepaid, addressed as follows:

Hemlo Mining Corp.

67 East 5th Avenue

Vancouver, British Columbia V5T 1G7

Attention:     Glenn Kumoi

Email:              glenn.kumoi@hemlomining.com

All notices to a Participant will be addressed to the principal address of the Participant on file with the Corporation. Either the Corporation or the Participant may designate a different address by written notice to the other. Such notices are deemed to be received, if delivered personally or by e–mail, on the date of delivery, and if sent by mail, on the fifth Business Day following the date of mailing. Any notice given by either the Participant or the Corporation is not binding on the recipient thereof until received.

12.14	Governing Law

This Plan and all matters to which reference is made herein shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein, without any reference to conflicts of law rules.

12.15	Submission to Jurisdiction

Except as otherwise minimally required by applicable law, the Corporation and each Participant irrevocably submits to the exclusive jurisdiction of the courts of competent jurisdiction in the Province of British Columbia in respect of any action or proceeding relating in any way to the Plan, including, without limitation, with respect to the grant of Awards and any issuance of Shares made in accordance with the Plan.